                                                                     Exhibit 2.1

                                                                           FINAL
================================================================================



                      GREEN TREE FLOORPLAN FUNDING CORP.

                                  Transferor

                       GREEN TREE FINANCIAL CORPORATION

                                   Servicer


                                      and

                 Norwest Bank Minnesota, National Association

                                    Trustee


                 Green Tree Floorplan Receivables Master Trust



                   ________________________________________


                        POOLING AND SERVICING AGREEMENT

                         Dated as of December 1, 1995


================================================================================

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
                                   ARTICLE I

                                  DEFINITIONS

  Section 1.1   Definitions............................................  1-1
  Section 1.2   Other Definitional Provisions.......................... 1-24
  Section 1.3   Provisions Relating to Rating Agencies................. 1-25

                                  ARTICLE II

                          CONVEYANCE OF RECEIVABLES;
                           ISSUANCE OF CERTIFICATES

  Section 2.1   Conveyance of Receivables..............................  2-1
  Section 2.2   Acceptance by Trustee..................................  2-3
  Section 2.3   Representations and Warranties of the Transferor.......  2-3
  Section 2.4   Representations and Warranties of the Transferor
                Relating to the Agreement and the Receivables..........  2-5
  Section 2.5   Covenants of the Transferor............................ 2-10
  Section 2.6   Addition of Accounts................................... 2-12
  Section 2.7   Removal of Eligible Accounts........................... 2-15
  Section 2.8   Removal of Ineligible Accounts......................... 2-16

                                  ARTICLE III

                  ADMINISTRATION AND SERVICING OF RECEIVABLES

  Section 3.1   Acceptance of Appointment and Other Matters
                Relating to the Servicer...............................  3-1
  Section 3.2   Servicing Compensation.................................  3-2
  Section 3.3   Representations and Warranties of the Servicer.........  3-3
  Section 3.4   Reports and Records for the Trustee....................  3-5
  Section 3.5   Annual Servicer's Certificate..........................  3-7
  Section 3.6   Annual Independent Accountants' Servicing Report.......  3-7
  Section 3.7   Tax Treatment..........................................  3-8
  Section 3.8   Notices to Green Tree..................................  3-9

                                  ARTICLE IV

                  RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
                        AND APPLICATION OF COLLECTIONS

  Section 4.1   Rights of Certificateholders...........................  4-1
  Section 4.2   Establishment of Accounts..............................  4-1
  Section 4.3   Collections and Allocations............................  4-4

                                   ARTICLE V

                 [ARTICLE V IS RESERVED AND SHALL BE SPECIFIED
                 IN ANY SUPPLEMENT WITH RESPECT TO ANY SERIES]


                                  ARTICLE VI

                               THE CERTIFICATES

  Section 6.1   The Certificates.......................................  6-1
  Section 6.2   Authentication of Certificates.........................  6-1
  Section 6.3   Registration of Transfer and Exchange of Certificates..  6-2
  Section 6.4   Mutilated, Destroyed, Lost or Stolen Certificates......  6-5
  Section 6.5   Persons Deemed Owners..................................  6-6
  Section 6.6   Appointment of Paying Agent............................  6-6
  Section 6.7   Access to List of Certificateholders' Names
                and Addresses..........................................  6-7
  Section 6.8   Authenticating Agent...................................  6-8
  Section 6.9   Tender of Exchangeable Transferor Certificate..........  6-9
  Section 6.10  Book-Entry Certificates................................ 6-12
  Section 6.11  Notices to Clearing Agency............................. 6-13
  Section 6.12  Definitive Certificates................................ 6-13
  Section 6.13  Global Certificate; Euro-Certificate Exchange Date..... 6-14
  Section 6.14  Meetings of Certificateholders......................... 6-14

                                  ARTICLE VII

                   OTHER MATTERS RELATING TO THE TRANSFEROR

  Section 7.1   Liability of the Transferor............................  7-1
  Section 7.2   Merger or Consolidation of, or Assumption
                of the Obligations of, the Transferor..................  7-1
  Section 7.3   Limitation on Liability................................  7-2
  Section 7.4   Liabilities............................................  7-3

                                 ARTICLE VIII

                    OTHER MATTERS RELATING TO THE SERVICER

  Section 8.1   Liability of the Servicer..............................  8-1
  Section 8.2   Merger or Consolidation of, or Assumption
                of the Obligations of, the Servicer....................  8-1
  Section 8.3   Limitation on Liability of the Servicer and Others.....  8-1
  Section 8.4   Servicer Indemnification of the Transferor,
                the Trust and the Trustee..............................  8-2
  Section 8.5   The Servicer Not to Resign.............................  8-3
  Section 8.6   Access to Certain Documentation and
                Information Regarding the Receivables..................  8-3
  Section 8.7   Delegation of Duties...................................  8-4
  Section 8.8   Waiver of Servicing Fee................................  8-4

                                  ARTICLE IX

                                PAY OUT EVENTS

  Section 9.1   Pay Out Events.........................................  9-1
  Section 9.2   Additional Rights Upon the Occurrence of
                Certain Events.........................................  9-3


                                   ARTICLE X

                               SERVICER DEFAULTS

  Section 10.1  Servicer Defaults...................................... 10-1
  Section 10.2  Trustee to Act; Appointment of Successor............... 10-3
  Section 10.3  Notification to Certificateholders..................... 10-5
  Section 10.4  Waiver of Past Defaults................................ 10-5


                                  ARTICLE XI

                                  THE TRUSTEE

  Section 11.1  Duties of Trustee...................................... 11-1
  Section 11.2  Certain Matters Affecting the Trustee.................. 11-3
  Section 11.3  Trustee Not Liable for Recitals in Certificates........ 11-4
  Section 11.4  Trustee May Own Certificates........................... 11-5
  Section 11.5  The Servicer to Pay Trustee's Fees and Expenses........ 11-5
  Section 11.6  Eligibility Requirements for Trustee................... 11-5
  Section 11.7  Resignation or Removal of Trustee...................... 11-6

  Section 11.8  Successor Trustee.....................................  11-6
  Section 11.9  Merger or Consolidation of Trustee....................  11-7
  Section 11.10 Appointment of Co-Trustee or Separate Trustee.........  11-7
  Section 11.11 Tax Returns...........................................  11-8
  Section 11.12 Trustee May Enforce Claims Without Possession of
                Certificates..........................................  11-9
  Section 11.13 Suits for Enforcement.................................  11-9
  Section 11.14 Rights of Certificateholders to Direct Trustee........  11-9
  Section 11.15 Representations and Warranties of Trustee............. 11-10
  Section 11.16 Maintenance of Office or Agency....................... 11-10


                                  ARTICLE XII

                                  TERMINATION

  Section 12.1  Termination of Trust..................................  12-1
  Section 12.2  Optional Termination..................................  12-2
  Section 12.3  Final Payment with Respect to any Series..............  12-3
  Section 12.4  Termination Rights of Holder of Exchangeable
                Transferor Certificate................................  12-4


                                 ARTICLE XIII

                           MISCELLANEOUS PROVISIONS

  Section 13.1  Amendment.............................................  13-1
  Section 13.2  Protection of Right, Title and Interest to Trust......  13-2
  Section 13.3  Limitation on Rights of Certificateholders............  13-3
  Section 13.4  Governing Law.........................................  13-4
  Section 13.5  Notices...............................................  13-4
  Section 13.6  Severability of Provisions............................  13-5
  Section 13.7  Assignment............................................  13-5
  Section 13.8  Certificates Non-Assessable and Fully Paid............  13-5
  Section 13.9  Further Assurances....................................  13-5
  Section 13.10 No Waiver; Cumulative Remedies........................  13-6
  Section 13.11 Counterparts..........................................  13-6
  Section 13.12 Third-Party Beneficiaries.............................  13-6
  Section 13.13 Actions by Certificateholders.........................  13-6
  Section 13.14 Rule 144A Information.................................  13-7
  Section 13.15 Merger and Integration................................  13-7
  Section 13.16 Headings..............................................  13-7
  Section 13.17 No Petition...........................................  13-7

EXHIBITS
--------

Exhibit A    Form of Exchangeable Transferor Certificate
Exhibit B    Form of Daily Report
Exhibit C    Form of Certificateholders' Statement
Exhibit D    Form of Annual Servicer's Certificate
Exhibit E    Forms of Opinion of Counsel
Exhibit F    Form of Assignment of Receivables in Additional Accounts
Exhibit G    Form of Reassignment of Receivables in Removed Accounts
Exhibit H    Form of Agreed-Upon Procedures
Exhibit I    Form of Reconveyance of Receivables by Trustee

SCHEDULES
---------

Schedule 1   List of Accounts

     POOLING AND SERVICING AGREEMENT, dated as of December 1, 1995 by and among GREEN TREE FLOORPLAN FUNDING CORP., a corporation organized and existing under the laws of the State of Delaware, as Transferor, GREEN TREE FINANCIAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware, as Servicer, and Norwest Bank Minnesota, a national banking association, as Trustee.

     In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and the Certificateholders:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1 Definitions.  Whenever used in this Agreement, the following
                 -----------
words and phrases shall have the following meanings:

     "Account" shall mean each Initial Account and, from and after the related
      -------
Addition Date, each Additional Account. The term "Account" shall not apply to any Removed Accounts reassigned or assigned to the Transferor or the Servicer in accordance with the terms of this Agreement.

     "Addition Date" shall have the meaning specified in Section 2.6(c).
      -------------

     "Addition Notice" shall have the meaning specified in Section 2.6(c).
      ---------------

     "Additional Accounts" shall mean each individual revolving credit agreement
      -------------------
entered into with Green Tree or one of its subsidiaries by a Dealer to finance such Dealer's inventory of consumer and commercial products, which account is designated pursuant to Section 2.6(a) or (b) to be included as an Account and is identified in the computer file or microfiche or written list delivered to the Trustee by the Transferor pursuant to Sections 2.1 and 2.6(d).

     "Additional Cut-off Date" shall mean, with respect to Additional Accounts,
      -----------------------
the date specified in the Addition Notice delivered with respect to such Additional Accounts pursuant to Section 2.6(c).

     "Affiliate" means, with respect to a particular Person, any Person that,
      ---------
directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.

     "Agent" shall mean, with respect to any Series, the Person so designated in
      -----
the related Supplement.

     "Aggregate Invested Amount" shall mean, as of any date of determination,
      -------------------------
the sum of the Invested Amounts of all Series of Certificates issued and outstanding on such date of determination.

     "Aggregate Investor Percentage" with respect to Principal Collections,
      -----------------------------
Interest Collections and Defaulted Receivables, as the case may be, shall mean, as of any date of determination, the sum of such Investor Percentages of all Series of Certificates issued and outstanding on such date of determination, provided, however, that the Aggregate Investor Percentage shall not exceed 100%.
--------  -------

     "Aggregate Principal Receivables" shall mean, for any day, the aggregate
      -------------------------------
amount of Principal Receivables at the end of such day.

                                      1-1

     "Agreement" shall mean this Pooling and Servicing Agreement and all
      ---------
amendments hereof and supplements hereto, including any Supplement.

     "Amortization Period" shall mean, with respect to any Series, the period
      -------------------
following the Revolving Period for such Series, which shall be the Amortization Period, the Early Amortization Period, or other amortization or accumulation period, in each case as defined with respect to such Series in the related Supplement.

     "Applicants" shall have the meaning specified in Section 6.7.
      ----------

     "Appointment Day" shall have the meaning specified in subsection 9.2(a).
      ---------------

     "Asset-Based Financing Agreement" shall mean an asset-based lending
      -------------------------------
agreement entered into by Green Tree and a Dealer in connection with the Asset-Based Business with such Dealer, as amended or modified from time to time.

     "Asset-Based Lending Business" shall mean the asset-based revolving credit
      ----------------------------
facilities made by Green Tree generally to Dealers in order to finance their production and inventory, and are secured by finished goods inventory, accounts receivable, certain works in process, raw materials and component parts, as well as other assets of the borrower.

     "Asset-Based Receivable Overconcentration" on any Distribution Date shall
      ----------------------------------------
mean the excess of (a) the aggregate of all amounts of Principal Receivables in Accounts for Asset-Based Receivables on the last day of the Monthly Period immediately preceding such Distribution Date over (b) the Asset-Based Percentage of the Principal Receivables on the last day of such immediately preceding Monthly Period. Subject to adjustment as described below, the "Asset-Based Percentage" will initially be 10%; beginning on the June 1996 Distribution Date, provided that the Asset-Based Receivables Test is satisfied on such Distribution Date, the Asset-Based Percentage will be 15%; beginning on the December 1996 Distribution Date, provided that the Asset-Based Receivables Test is satisfied on such Distribution Date, the Asset-Based Percentage will be 20%. If on the June 1996 Distribution Date the Asset-Based Receivables Test is not satisfied, the Asset-Based Percentage will be 10% until the Asset-Based Receivables Test is satisfied for three consecutive Distribution Dates; upon such satisfaction of the Asset-Based Receivables Test, the Asset-Based Percentage will be 15% (until the December 1996 Distribution Date) or 20% (if such satisfaction of the Asset-Based Receivables Test occurs after the December 1996 Distribution Date). If on the December 1996 Distribution Date the Asset-Based Receivables Test is not satisfied, the Asset-Based Percentage will continue to be 10% or 15%, as applicable, until the Asset-Based Receivables Test is satisfied for three consecutive Distribution Dates; upon such satisfaction of the Asset-Based Receivables Test, and for each Distribution Date thereafter, the Asset-Based Percentage will be 20%. In addition, on any Distribution Date before the Distribution Date on which the Asset-Based Percentage is 20%, if the Asset-Based Receivables

                                      1-2

Test is not satisfied on such Distribution Date (such Distribution Date, the "Test Date"), then the Asset-Based Percentage for such Distribution Date and each Distribution Date thereafter (until the Distribution Date on which the Asset-Based Receivables Test has been satisfied for three consecutive Distribution Dates) shall be the percentage equal to a fraction, the numerator of which is the aggregate of all amounts of Principal Receivables in Accounts for Asset-Based Receivables on the last day of the Monthly Period immediately preceding the Test Date and the denominator of which is the Aggregate Principal Receivables on the last day of the Monthly Period immediately preceding the Test Date. Notwithstanding the above, in the case of such Overconcentration, the percentage in clause (b) may be increased by the Transferor, without the consent of any Certificateholder, to a level acceptable to each Rating Agency without any reduction or withdrawal of its rating of the Class A or Class B Certificates (but which may involve an adjustment, upward or downward, of the Class D Invested Amount).

     "Asset-Based Receivables" shall mean Receivables arising from extensions of
      -----------------------
credit generally to manufacturers and distributors to finance their production and inventory, and are secured by finished goods inventory, accounts receivable, certain work-in-process, raw materials and component parts, as well as other assets of the borrower.

     "Asset-Based Receivables Test" means, to be "satisfied" for any
      ----------------------------
Distribution Date, that for the related Monthly Period and the two immediately preceding Monthly Periods, (i) all Asset-Based Receivables have been fully collateralized and (ii) no Asset-Based Receivable has become more than 31 days past due.

     "Assignment" shall have the meaning specified in Section 2.6(d).
      ----------

     "Authentication Agent" shall have the meaning specified in Section 6.8.
      --------------------

     "Authorized Newspaper" shall mean a newspaper of general circulation in the
      --------------------
Borough of Manhattan, The City of New York printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

     "Automatic Addition Condition" shall mean, with respect to the addition of
      ----------------------------
Accounts pursuant to Section 2.6(c), that, (i) during the calendar quarter in which such addition occurs, the number of new Accounts for Dealers that are financing products of the type already being financed by Green Tree does not exceed 5% of the number of all Accounts at the end of the preceding calendar quarter, (ii) during the twelve months ending at the beginning of such calendar quarter, the number of such new Accounts does not exceed 20% of the number of all Accounts at the beginning of such twelve month period, (iii) the average for the three months preceding the month of such addition of the aggregate balance of Receivables that have been delinquent for more than 30 days does not exceed 1.25% of the Pool Balance at the end of the month preceding the month of such addition, and (iv) the

                                      1-3
annualized average for such three month period of the net losses incurred in respect of the Receivables does not exceed 1.75% of the Pool Balance at the end of the month preceding the month of such addition.

     "Bearer Certificates" shall have the meaning specified in Section 6.1.
      -------------------

     "Bearer Rules" shall mean the provisions of the Internal Revenue Code, in
      ------------
effect from time to time, governing the treatment of bearer obligations, including sections 163(f), 871, 881, 1441, 1442 and 4701, and any regulations thereunder including, to the extent applicable to any Series, proposed or temporary regulations of the Internal Revenue Service.

     "Beneficiary" shall mean any of the Holders of the Investor Certificates
      -----------
and any Enhancement Provider.

     "Book-Entry Certificates" shall mean certificates evidencing a beneficial
      -----------------------
interest in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.10;

provided, that after the occurrence of a condition whereupon book-entry
--------
registration and transfer are no longer authorized and Definitive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be "Book-Entry Certificates."

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day
      ------------
on which banking institutions in New York, New York or Delaware (or, with respect to any Series, any additional city specified in the related Supplement) are authorized or obligated by law or executive order to be closed, and such other days in each year designated by the Servicer in writing to the Trustee by the first day of December in the preceding year.

     "Cash Equivalents" shall mean, unless otherwise provided in the Supplement
      ----------------
with respect to any Series, (a) negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations of or fully guaranteed by the United States of America; (ii) time deposits, promissory notes, or certificates of deposit of any depositary institution or trust company; provided, however, that at the time of the Trust's investment or
         --------  -------
contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depositary institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and from Moody's of P-1; (iii) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1+ and from Moody's of P-1; (iv) banker's acceptances issued by any depositary institution or trust company described in clause (a)(ii) above; and (v) investments in money market funds rated AAA-m or AAA-mg by Standard & Poor's and Aaa by Moody's or otherwise approved in writing by Moody's and Standard & Poor's; (b) time deposits and demand deposits in the name of the Trust or the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above; (c) securities not

                                      1-4
represented by an instrument that are registered in the name of the Trustee or its nominee (which may not be Green Tree or an Affiliate) upon books maintained for that purpose by or on behalf of the issuer thereof and identified on books maintained for that purpose by the Trustee as held for the benefit of the Trust or the Certificateholders, and consisting of (x) shares of an open end diversified investment company which is registered under the Investment Company Act which (i) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Cash Equivalents, (ii) guarantees to maintain a constant net asset value per share, (iii) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares and (iv) which each Rating Agency designates in writing will not result in a withdrawal or downgrading of its then current rating of any Series rated by it or (y) Eurodollar time deposits of a depository institution or trust company that are rated A-1+ by Standard & Poor's and P-1 by Moody's; provided, however, that at the time of the
                                      --------  -------
Trust's investment or contractual commitment to invest therein, the Eurodollar deposits of such depositary institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and P-1 by Moody's; and (d) any other investment if each Rating Agency confirms in writing that such investment will not adversely affect its then current rating of the Investor Certificates.

     "CEDEL" shall mean Cedel Bank, societe anonyme, the professional
      -----
depository, incorporated under the laws of Luxembourg, which holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in the accounts of such Cedel Participants.

     "Certificate" shall mean any one of the Investor Certificates of any Series
      -----------
or the Exchangeable Transferor Certificate.

     "Certificate Interest" shall mean interest payable in respect of the
      --------------------
Investor Certificates of any Series pursuant to Article IV of the Agreement as supplemented by the Supplement for such Series.

     "Certificate Owner" shall mean, with respect to a Book-Entry Certificate,
      -----------------
the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

     "Certificate Principal" shall mean principal payable in respect of the
      ---------------------
Investor Certificates of any Series pursuant to Article IV of this Agreement.

     "Certificate Rate" shall mean, with respect to any Series of Certificates
      ----------------
(or, for any Series with more than one Class, for each Class of such Series), the percentage

                                      1-5

(or formula on the basis of which such rate shall be determined) stated in the related Supplement.

     "Certificate Register" shall mean the register maintained pursuant to
      --------------------
Section 6.3, providing for the registration of the Certificates and transfers and exchanges thereof.

     "Certificateholder" or "Holder" shall mean the Person in whose name a
      -----------------      ------
Certificate is registered in the Certificate Register and, if applicable, the holder of any Bearer Certificate or Coupon, as the case may be.

     "Class" shall mean, with respect to any Series, any one of the classes of
      -----
Certificates of that Series as specified in the related Supplement.

     "Clearing Agency" shall mean an organization registered as a "clearing
      ---------------
agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

     "Clearing Agency Participant" shall mean a broker, dealer, bank, other
      ---------------------------
financial institution or other Person for whom from time to time a Clearing Agency or Foreign Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency or Foreign Clearing Agency.

     "Closing Date" shall mean, with respect to any Series, the date of issuance
      ------------
of such Series of Certificates, as specified in the related Supplement.

     "Collateral Security" shall mean, with respect to any Receivable, (i) the
      -------------------
security interest, if any, granted by or on behalf of the related Dealer with respect thereto, including, a first priority perfected security interest in the related Products or assets, (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the agreement giving rise to such Receivable or otherwise, together with all financing statements signed by a Dealer describing any collateral securing such Receivable, (iii) all guarantees, insurance and other agreements (including Floorplan Agreements and subordination agreements with other lenders) or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the agreement giving rise to such Receivable or otherwise, and (iv) all Records in respect of such Receivable.

     "Collection Account" shall have the meaning specified in subsection 4.2(a).
      ------------------

     "Collections" shall mean, without duplication, all payments by or on behalf
      -----------
of Dealers received by the Servicer in respect of the Receivables (including proceeds from the realization upon any Collateral Security), in the form of cash, checks, wire transfers or any other form of payment. Collections shall include both the Principal Collections and Interest Collections.

                                      1-6

     "Corporate Trust Office" shall mean the principal office of the Trustee at
      ----------------------
which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0069, Attention: Corporate Trust Department.

     "Coupon" shall have the meaning specified in Section 6.1.
      ------

     "Daily Report" shall mean a report in the form specified in subsection
      ------------
1.2(e) as may be supplemented pursuant to any Supplement.

     "Date of Processing" shall mean, with respect to any transaction, the date
      ------------------
on which such transaction is first recorded on the Servicer's computer file of accounts (without regard to the effective date of such recordation).

     "Dealer" shall mean each of the dealers, manufacturers and distributors who
      ------
are obligated under the Receivables.

     "Dealer Overconcentration" on any Distribution Date shall mean, with
      ------------------------
respect to any Account with a Dealer, the excess of (a) the aggregate of Principal Receivables in such Account on the last day of the Monthly Period immediately preceding such Distribution Date over (b) 2% of the Principal Receivables on the last day of such immediately preceding Monthly Period. Certain Dealers may be subject to a higher percentage limit with Rating Agency approval, but in no case higher than 3%. Notwithstanding the above, in the case of such Overconcentration, the percentage in clause (b) may be increased by the Transferor, without the consent of any Certificateholder, to a level acceptable to each Rating Agency without any reduction or withdrawal of its rating of the Certificates rated by such Rating Agency (but which may involve an adjustment, upward or downward, of certain Invested Amounts).

     "Defaulted Receivable" shall mean each Eligible Receivable which, in
      --------------------
accordance with the Servicer's customary and usual servicing procedures, the Servicer has charged off as uncollectible; a Receivable shall become a Defaulted Receivable on the day on which such Receivable is recorded as charged off as uncollectible on the Servicer's computer file. Notwithstanding any other provision hereof, any Defaulted Receivables that are Ineligible Receivables shall be treated as Ineligible Receivables rather than Defaulted Receivables.

     "Defeasance Account" shall have the meaning specified in the applicable
      ------------------
Supplement.

     "Definitive Certificate" shall have the meaning specified in Section 6.10.
      ----------------------

     "Depositary" shall have the meaning specified in Section 6.10.
      ----------

                                      1-7

     "Depositary Agreement" shall mean, with respect to each Series, the
      --------------------
agreement among the Transferor, the Trustee and the Clearing Agency, or as otherwise provided in the related Supplement.

     "Designated Account" shall have the meaning specified in Section 2.8(b).
      ------------------

     "Designated Balance" shall have the meaning specified in Section 2.8(b).
      ------------------

     "Determination Date" with respect to any Distribution Date shall mean the
      ------------------
second Business Day prior to each Distribution Date.

     "Discount Factor" shall initially be 0%; provided, however, that such
      ---------------                         --------  -------
percentage may be changed from time to time by the Transferor if such change will not cause a Pay Out Event to occur and the Rating Agency has confirmed that the change will not result in the Rating Agency reducing or withdrawing its original rating on any then outstanding Series rated by it.

     "Disposition" shall have the meaning specified in Section 9.2(a).
      -----------

     "Distribution Account" shall have the meaning specified in subsection
      --------------------
4.2(c).

     "Distribution Date" shall mean, unless otherwise specified in any
      -----------------
Supplement for the related Series, the thirteenth day of each month or, if such day is not a Business Day, the next succeeding Business Day.

     "Dollars," "$" or "U.S. $" shall mean United States dollars.
      -------    -      ------

     "Eligible Account" shall mean an arrangement to provide a revolving
      ----------------
extension of credit by Green Tree or one of its subsidiaries to a Dealer (i) in order to finance the purchase by a Dealer of consumer and commercial product inventory or (ii) as a line of credit secured by unencumbered assets of such Dealer, which extension of credit, as of the date of determination thereof, (a) is in existence and maintained with Green Tree or such subsidiary, (b) is payable in United States dollars, (c) is with a Dealer whose most recent billing address is in the United States or its territories or possessions, (d) has been originated by Green Tree or such subsidiary in the ordinary course of its business or acquired by Green Tree through the acquisition of an Eligible Account from another lender upon satisfying Green Tree's customary underwriting standards, (e) in respect of which no amounts have been charged off by Green Tree or such subsidiary as uncollectible in its customary and usual manner, and
(f) is with a Dealer that is not involved in insolvency proceedings.

     "Eligible Portfolio" shall mean all the Accounts that were Eligible
      ------------------
Accounts at the Cut-off Date.

     "Eligible Receivable" shall mean a Receivable:
      -------------------

                                      1-8

          (a) that was originated by Green Tree or one of its subsidiaries in the ordinary course of business or acquired by Green Tree through the acquisition of an Eligible Account from another lender upon satisfying Green Tree's customary underwriting standards;

          (b) that has arisen under an Eligible Account;

          (c) which at the time of creation and at the time of transfer to the Trust is secured by a first priority perfected security interest in the related Product or accounts receivable; and the perfection of such security interest is governed by the laws of one or more of the states of the United States, the District of Columbia or, if the Rating Agency Condition is satisfied, a territory or possession of the United States;

          (d) that was created in compliance in all respects with all Requirements of Law applicable thereto and pursuant to a Financing Agreement that complies with all Requirements of Law applicable thereto;

          (e) with respect to which all consents, licenses or authorizations of, or registrations with, any Governmental Authority required to be obtained, effected or given by Green Tree or the Transferor in connection with the creation of such Receivable or the transfer thereof to the Trust or the execution, delivery, creation and performance by Green Tree or such subsidiary of the related floorplan or asset-based financing agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable;

          (f) as to which at the time of its creation, the Transferor had good and marketable title free and clear of all Liens (other than Permitted Liens), and at all times following the transfer of such Receivables to the Trust, the Trust will have good and marketable title free and clear of all Liens (other than (Permitted Liens) or the grant of a first priority perfected security interest therein;

          (g) that is the legal, valid, binding and assignable payment obligation of the related Dealer, legally enforceable against such Dealer in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

          (h) that constitutes "chattel paper," an "account" or a "general intangible" under Article 9 of the UCC as then in effect in the State of Minnesota;

                                      1-9

          (i) if such Receivable is originated under a Wholesale Financing Agreement, the related Floorplan Agreement provides, subject to the specific terms thereof and any limitations therein (which may vary among Floorplan Agreements), that the Manufacturer is obligated to repurchase the products securing the Receivables upon the Servicer's repossession thereof upon the related Dealer's default;

          (j) which has been the subject of a valid transfer and assignment from the Transferor to the Trust of all the Transferor's interest therein and in the related Collateral Security (including any proceeds thereof);

          (k) which at the time of transfer to the Trust is not subject to any right of rescission, setoff, or any other defense (including defenses arising out of violations of usury laws) of the Dealer;

          (l) as to which, at the time of transfer of such Receivable to the Trust, Green Tree (or such subsidiary) and the Transferor have satisfied all their respective obligations with respect to such Receivable required to be satisfied at such time;

          (m) as to which, at the time of transfer of such Receivable to the Trust, neither Green Tree (or such subsidiary) nor the Transferor has taken or failed to take any action which would impair the rights of the Trust or the certificateholders therein; and

          (n) which represents the obligation of a Dealer to repay an advance made to or on behalf of such Dealer (i) to finance the acquisition of Products or (ii) in connection with the Asset Based Lending Business receivable arising from the sale of such Products.

     "Enhancement" shall mean, with respect to any Series, any cash collateral
      -----------
account, cash collateral guaranty, collateral invested amount, letter of credit, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate cap, interest rate swap, subordination of the rights of one class to another, or any other contract, agreement or arrangement for the benefit of the Certificateholders of such Series (or Certificateholders of a Class within such Series) as designated in the applicable Supplement.

     "Enhancement Provider" shall mean, with respect to any Series, the Person,
      --------------------
if any, designated as such in the related Supplement.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended.

                                      1-10

     "Euroclear" or "Euroclear Operator" shall mean Morgan Guaranty Trust
      ---------      ------------------
Company of New York, Brussels, Belgium office, as operator of the Euroclear System.

     "Excess Funding Account" shall have the meaning specified in subsection
      ----------------------
4.2(d).

     "Exchange" shall mean either of the procedures described in Section 6.9(b).
      --------

     "Exchangeable Transferor Certificate" shall mean the certificate executed
      -----------------------------------
by the Transferor and authenticated by the Trustee, substantially in the form of Exhibit A and exchangeable as provided in Section 6.9; provided, that at any
                                                       --------
time there shall be only one Exchangeable Transferor Certificate.

     "Exchange Date" shall have the meaning, with respect to any Series issued
      -------------
pursuant to an Exchange, specified in subsection 6.9(b).

     "Exchange Notice" shall have the meaning, with respect to any Series issued
      ---------------
pursuant to an Exchange, specified in subsection 6.9(b).

     "Existing Manufacturer" shall mean (i) each Manufacturer with which Green
      ---------------------
Tree or a subsidiary of Green Tree has entered into a business arrangement, either through a Floorplan Agreement or any other arrangement, on or prior to the Closing Date for Series 1995-1 and (ii) each Manufacturer with which Green Tree or a subsidiary of Green Tree enters into such a business arrangement after the Closing Date for Series 1995-1 and as to which the Rating Agency Condition is satisfied.

     "Extended Trust Termination Date" shall have the meaning specified in
      -------------------------------
subsection 12.1(a).

     "FDIC" shall mean the Federal Deposit Insurance Corporation, or any
      ----
successor thereto.

     "Finance Charge Collections" shall mean for any Business Day, the aggregate
      --------------------------
of (i) all collections on the Receivables with respect to interest or other fees, (ii) investment earnings on amounts on deposit in all Trust Accounts on such Business Day, and (iii) Recoveries for such Business Day.

     "Financing Agreement" shall mean any Wholesale Financing Agreement or
      -------------------
Asset-Based Financing Agreement.

     "Financing Guidelines" shall mean Green Tree's written policies and
      --------------------
procedures, as such policies and procedures may be amended from time to time,
(a) relating to the operation of its Floorplan Business and Asset-Based Lending Business, including the written policies and procedures for determining the interest rate, if any, charged to Dealers, the other terms and conditions relating to Green

                                     1-11

Tree's wholesale financing accounts, the creditworthiness of Dealers and the extension of credit to Dealers, and (b) relating to the maintenance of accounts and collection of receivables.

     "Fixed/Floating Allocation Percentage" shall mean for a Series, for any
      ------------------------------------
Business Day or Distribution Date, as applicable, the percentage equivalent of a fraction, the numerator of which is the Invested Amount of such Series at the end of the last day of Revolving Period of such Series and the denominator of which is the greater of (a) the Pool Balance (plus amounts, if any, on deposit in the Excess Funding Account) at the end of the preceding Business Day and (b) the sum of the numerators used to calculate the allocation percentages with respect to Principal Collections for all Series.

     "Floating Allocation Percentage" shall mean for a Series on any Business
      ------------------------------
Day the sum of the percentage equivalents of fractions, the numerator of each of which is the Invested Amount for each class of such Series at the end of the preceding business day and the denominator of which is the greater of (a) the Pool Balance (plus amounts, if any, on deposit in the Excess Funding Account) as of the end of the preceding Business Day and (b) with respect to Principal Collections only, the sum of the numerators for all classes of all Series then outstanding used to calculate the applicable allocation percentage.

     "Floorplan Agreement" shall mean an agreement, entered into by Green Tree
      -------------------
and a Manufacturer, as amended or modified from time to time, pursuant to which such Manufacturer agrees, among other matters, to repurchase from Green Tree, Products sold by such Manufacturer to any of its Dealers and financed by Green Tree under a Wholesale Financing Agreement if Green Tree acquires possession of such Products because of a default by such Dealer under such Wholesale Financing Agreement, voluntary surrender or other circumstances.

     "Floorplan Business" shall mean the extensions of credit made by Green Tree
      ------------------
to Dealers in order to finance Products purchased by Dealers from Manufacturers.

     "Floorplan Receivables" shall mean Receivables arising from Floorplan
      ---------------------
Agreements.

     "Foreign Clearing Agency" shall mean CEDEL and the Euroclear Operator.
      -----------------------

     "Global Certificate" shall have the meaning specified in Section 6.13.
      ------------------

     "Governmental Authority" shall mean the United States of America, any state
      ----------------------
or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.


                                     1-12

     "Green Tree" shall mean Green Tree Financial Corporation, a corporation
      ----------
organized and existing under the laws of the State of Delaware, and its successors in interest.

     "GTFFC" shall mean Green Tree Floorplan Funding Corp., a corporation
      -----
organized and existing under the laws of the State of Delaware, and its successors in interest.

     "Holder" or "Certificateholder" shall mean the Person in whose name a
      ------      -----------------
Certificate is registered in the Certificate Register, and if applicable, the holder of any Bearer Certificate or Coupon, as the case may be.

     "Imputed Yield Collections" shall mean the product of (x) Principal
      -------------------------
Collections and (y) the Discount Factor.

     "Ineligible Account" shall mean an Account that at the time of
      ------------------
determination is not an Eligible Account.

     "Ineligible Amount" on any Determination Date shall mean the amount of the
      -----------------
Ineligible Receivables included in the Trust on such Determination Date.

     "Ineligible Receivable" means any Receivable that does not satisfy the
      ---------------------
definition of Eligible Receivable.

     "Initial Account" shall mean each individual revolving credit arrangement
      ---------------
established by Green Tree (or one of its subsidiaries) with a Dealer in connection with the Floorplan Business or the Asset Based Lending Business which is identified in the computer file or microfiche or written list delivered to the Trustee on the first Closing Date by the Transferor pursuant to Section 2.1.

     "Initial Closing Date" shall mean December 20, 1995.
      --------------------

     "Initial Cut-off Date" shall mean December 1, 1995.
      --------------------

     "Initial Invested Amount" shall mean, with respect to any Series of
      -----------------------
Certificates, the amount stated in the related Supplement.

     "Insolvency Event" shall have the meaning specified in subsection 9.2(a).
      ----------------

     "Insurance Proceeds" with respect to an Account shall mean any amounts
      ------------------
received by the Servicer pursuant to any policy of insurance which is required to be paid to Green Tree pursuant to a Wholesale Financing Agreement or an Asset-Based Financing Agreement.

     "Interest Collections" shall mean all Finance Charge Collections and
      --------------------
Imputed Yield Collections.


                                     1-13

     "Interest Funding Account" shall have the meaning specified in subsection
      ------------------------
4.2(b).

     "Interest Receivables" shall mean, with respect to any Account, all amounts
      --------------------
billed to the related Dealer in respect of interest and all other non-principal charges.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as
      ---------------------
amended from time to time.

     "Invested Amount" shall have, with respect to any Series of Certificates,
      ---------------
the meaning stated in the related Supplement.

     "Investment Company Act" shall mean the Investment Company Act of 1940, as
      ----------------------
amended from time to time.

     "Investor Certificate" shall mean any one of the certificates (including,
      --------------------
without limitation, the Bearer Certificates or the Registered Certificates) executed by the Transferor and authenticated by the Trustee substantially in the form (or forms in the case of a Series with multiple classes) of the investor certificate or variable funding certificate attached to the related Supplement.

     "Investor Certificateholder" shall mean the Holder of an Investor
      --------------------------
Certificate.

     "Investor Charge Off" shall have, with respect to each Series, the meaning
      -------------------
specified in the applicable Supplement.

     "Investor Default Amount" shall have, with respect to any Series of
      -----------------------
Certificates, the meaning stated in the related Supplement.

     "Investor Exchange" shall have the meaning specified in subsection 6.9(b).
      -----------------

     "Investor Percentage" shall mean, with respect to Principal Collections,
      -------------------
Interest Collections and Defaulted Receivables, and any Series of Certificates, the Floating Allocation Percentage or the Fixed/Floating Allocation Percentage, as applicable.

     "Lien" shall mean any security interest, mortgage, deed of trust, pledge,
      ----
hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing.

                                     1-14

     "Manufacturer" shall mean the manufacturer, distributor or vendor of
      ------------
Products for sale or lease to Dealers in the ordinary course of business.

     "Manufacturer Overconcentration" on any Distribution Date shall mean, the
      ------------------------------
excess of (a) the aggregate of all amounts of Principal Receivables in Accounts created pursuant to Floorplan Agreements with a single Manufacturer on the last day of the Monthly Period immediately preceding such Distribution Date that are covered by a Floorplan Agreement with such Manufacturer over (b) 15% of the total Principal Receivables on the last day of such immediately preceding Monthly Period. Notwithstanding the above, the percentage in clause (b) for such Overconcentration may be increased by the Transferor, without the consent of any Certificateholder, to a level acceptable to each Rating Agency without any reduction or withdrawal of its rating of Certificates rated by such Rating Agency, (but which may involve an adjustment, upward or downward, of certain Invested Amounts).

     "Minimum Aggregate Principal Receivables" shall mean, as of any date of
      ---------------------------------------
determination, an amount equal to the Initial Invested Amounts for all outstanding Series on such date.

     "Minimum Net Worth" shall mean, at any time of determination, the largest
      -----------------
amount specified in any Tax Opinion, unless the Transferor obtains a subsequent Tax Opinion specifying a lower amount. As of the Closing Date, the Minimum Net Worth shall be zero.

     "Minimum Retained Interest" shall mean the product of the weighted average
      -------------------------
Minimum Retained Percentages for all Series and the sum of the outstanding principal amounts of all classes of all Series.

     "Minimum Retained Percentage" shall mean the highest Minimum Retained
      ---------------------------
Percentage specified in any Supplement.

     "Minimum Transferor Interest" shall mean, as of any date of determination,
      ---------------------------
the sum of the product for each Series of (i) the Invested Amount for such Series, times (ii) the Minimum Transferor Percentage for such Series.

     "Minimum Transferor Percentage" shall mean the highest Minimum Transferor
      -----------------------------
Percentage specified in any Supplement for an outstanding Series.

     "Monthly Investor Servicing Fee" shall mean the Servicing Fee payable to
      ------------------------------
the Servicer with respect to a Monthly Period.

     "Monthly Payment Rate" shall mean, for any Monthly Period, the percentage
      --------------------
equivalent of a fraction, the numerator of which is the aggregate of the Receivables balances (without deducting therefrom the discount portion, if any) collected during such Monthly Period, and the denominator of which is the average daily aggregate


                                     1-15

Receivables balance (without deducting therefrom the discount portion, if any) for such Monthly Period.

     "Monthly Period" shall mean, unless otherwise defined with respect to a
      --------------
Series in the related Supplement, the period from and including the first day of each calendar month to and including the last day of such calendar month.

     "Moody's" shall mean Moody's Investors Service, Inc. or any successor
      -------
thereto.

     "Net Receivables Rate" shall mean, for any Distribution Date (i) the
      --------------------
weighted average of the interest rates borne by the Receivables during the second preceding Monthly Period (because interest payments on the Receivables at such rates will be due and payable in the Monthly Period preceding such Distribution Date), plus (ii) the product of (x) the Monthly Payment Rate for the Monthly Period preceding such Distribution Date, (y) the Discount Factor, if any, for such Distribution Date, and (z) twelve, less 2% per annum, unless the Servicing Fee has been waived for such Monthly Period pursuant to Section 8.8.

     "NSF" shall mean, with respect to a Receivable, that a check in payment of
      ---
such Receivable has been returned because of insufficient funds and has not thereafter been paid.

     "Obligor" shall mean a Person obligated to make payments with respect to a
      -------
Receivable pursuant to a Financing Agreement.

     "Officer's Certificate" shall mean a certificate signed by any Vice
      ---------------------
President, Treasurer, Assistant Treasurer or more senior officer of the Transferor or Servicer and delivered to the Trustee.

     "Opinion of Counsel" shall mean a written opinion of counsel, who may be
      ------------------
counsel for or an employee of Green Tree or the Transferor, and who shall be reasonably acceptable to the Trustee.

     "Outstanding Balance" shall mean, with respect to a Receivable on any day,
      -------------------
the aggregate amount owed by the Dealer thereunder as of the close of business on the prior Business Day (net of returns and adjustments).

     "Overconcentration Amount" on each Distribution Date shall mean, the
      ------------------------
aggregate principal amount of Receivables in the Trust on such Distribution Date which are Asset-Based Receivable Overconcentrations, Dealer Overconcentrations, Manufacturer Overconcentrations and Product Line Overconcentrations.

     "Paying Agent" shall mean any paying agent appointed pursuant to Section
      ------------
6.6 and shall initially be the Trustee.


                                     1-16

     "Pay Out Commencement Date" shall mean, with respect to each Series, the
      -------------------------
date on which (a) a Trust Pay Out Event is deemed to occur pursuant to Section
9.1 or (b) a Series Pay Out Event is deemed to occur pursuant to the Supplement for such Series.

     "Pay Out Event" shall mean, with respect to each Series, a Trust Pay Out
      -------------
Event or a Series Pay Out Event.

     "Permitted Lien" shall mean with respect to the Receivables:  (i) Liens in
      --------------
favor of the Transferor created pursuant to the Purchase Agreement assigned to the Trustee pursuant to this Agreement; (ii) Liens in favor of the Trustee pursuant to this Agreement; and (iii) Liens which secure the payment of taxes, assessments and governmental charges or levies, if such taxes are either (a) not delinquent or (b) being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves in accordance with generally accepted accounting principles shall have been established.

     "Person" shall mean any legal person, including any individual,
      ------
corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

     "Pool Balance" shall mean, as of the time of determination thereof, the
      ------------
product of (i) the total amount of Principal Receivables in the Trust at such time and (ii) one minus the Discount Factor.

     "Principal Account" shall have the meaning specified in subsection 4.2(b).
      -----------------

     "Principal Collections" shall mean, with respect to any Business Day, all
      ---------------------
Collections other than Interest Collections.

     "Principal Funding Investment Shortfall" shall mean an amount equal to the
      --------------------------------------
difference between (i) the amount of interest actually earned on investments in the Principal Account on any day and (ii) the amount of interest that would have been earned on such investments at the Base Rate for such day.

     "Principal Investment Proceeds" shall mean the investment earnings (net of
      -----------------------------
investment losses and expenses) of funds on deposit in the Principal Account during the Controlled Accumulation Period.

     "Principal Receivables" with respect to an Account shall mean amounts shown
      ---------------------
on the Servicer's records as Receivables that have been funded (other than such amounts that represent Defaulted Receivables or interest payable by the related Dealer).


                                     1-17

     "Principal Shortfalls" shall mean, with respect to any Business Day and any
      --------------------
outstanding Series, the amount which the related Supplement specifies as the "Principal Shortfall" for such Business Day.

     "Principal Terms" shall have the meaning, with respect to any Series issued
      ---------------
pursuant to an Exchange, specified in subsection 6.9(c).

     "Product Line Overconcentration" on any Distribution Date means, the excess
      ------------------------------
of (a) the aggregate of all amounts of Principal Receivables in the Accounts that represent financing for a single product line (other than Asset-Based Receivables and Receivables that represent financing for manufactured housing) on the last day of the Monthly Period immediately preceding such Distribution Date over (b) 5% for marine products, 5% for recreational vehicles, and 5% for any other products in total, of the total Principal Receivables on the last day of such immediately preceding Monthly Period. Notwithstanding the above, in the case of each such Overconcentration, the percentage in clause (b) for such Overconcentration may be increased by the Transferor, without the consent of any Certificateholder, to a level acceptable to each Rating Agency without any reduction or withdrawal of its rating of any Certificates rated by it (but which may involve an adjustment, upward or downward, of the certain Invested Amounts).

     "Products" shall mean the commercial and consumer goods financed by Green
      --------
Tree for Dealers pursuant to a Wholesale Financing Agreement.

     "Prospective Pay Out Event" shall have the meaning specified in subsection
      -------------------------
2.3(k).

     "Publication Date" shall have the meaning specified in subsection 9.2(a).
      ----------------

     "Purchase Agreement" shall mean the Receivables Purchase Agreement dated as
      ------------------
of December 1, 1995 between the Transferor, as purchaser of such Receivables, and Green Tree, as seller of such Receivables, governing the terms and conditions upon which the Transferor is acquiring the initial Receivables transferred to the Trust on the Closing Date and all Receivables acquired thereafter, as the same may from time to time be amended, modified or otherwise supplemented.

     "Qualified Institution" shall have the meaning specified in subsection
      ---------------------
4.2(a).

     "Rating Agency" shall mean, with respect to each Series, the rating agency
      -------------
or agencies, if any, specified in the related Supplement.

     "Rating Agency Condition" shall mean, with respect to any action, that each
      -----------------------
Rating Agency shall have notified the Transferor, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is a Rating Agency.


                                     1-18

     "Reassignment Date" shall have the meaning specified in subsection 2.4(d).
      -----------------

     "Receivables" shall mean, with respect to an Account, all amounts payable
      -----------
(including interest, finance charges and other charges), and the obligation to pay such amounts, by the related Dealer from time to time in respect of advances made by Green Tree to or on behalf of such Dealer in connection with the Floorplan Business or the Asset-Based Lending Business, as the case may be, together with the group of writings evidencing such amounts and the security interest created in connection therewith and all of the rights, remedies, powers and privileges thereunder (including under the related Financing Agreement). Receivables which become Defaulted Receivables will cease to be included as Receivables on the day on which they become Defaulted Receivables, but Recoveries in respect thereof shall be part of the Trust. Receivables which Green Tree is unable to transfer to the Transferor pursuant to the Purchase Agreement or which the Transferor is unable to transfer to the Trust as provided in Section 2.6(d) and Receivables which arise in Designated Accounts from and after the related Removal Commencement Date shall not be included in calculating the amount of Receivables.

     "Record Date" shall mean, with respect to any Distribution Date, unless
      -----------
otherwise specified in the applicable Supplement, the third Business Day preceding such Distribution Date, except that, with respect to any Definitive Certificates, Record Date shall mean the fifth day of the then current Monthly Period.

     "Records" shall mean, with respect to any Receivable, all documents, books,
      -------
records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Dealer.

     "Recoveries" shall mean any amounts received by the Servicer with respect
      ----------
to Receivables that were previously charged off as uncollectible in accordance with the Servicer's customary and usual servicing procedures.

     "Registered Certificates" shall have the meaning specified in Section 6.1.
      -----------------------

     "Related Person" shall mean a Person that is an Affiliate of Green Tree,
      --------------
any Investor Certificateholder, any Enhancement Provider, or any Person whose status would violate the conditions for a trustee contained in Section (4)(i) of Rule 3a-7 under the Investment Company Act of 1940, as amended.

     "Relevant UCC State" shall mean each jurisdictions in which the filing of a
      ------------------
UCC financing statement is necessary to perfect the ownership interest and security interest of the Transferor pursuant to the Purchase Agreement or the ownership or security interest of the Trustee established under this Agreement.


                                     1-19

     "Removal Commencement Date" shall have the meaning specified in Section
      -------------------------
2.8(a).

     "Removal Date" shall have the meaning specified in Section 2.7(b).
      ------------

     "Removal Notice" shall have the meaning specified in Section 2.7(b).
      --------------

     "Removed Account" shall have the meaning specified in Section 2.7(b).
      ---------------

     "Requirements of Law" for any Person shall mean the certificate of
      -------------------
incorporation or articles of association and bylaws or other organizational or governing documents of such Person, and any material law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including usury laws and the Federal Truth in Lending Act).

     "Responsible Officer" shall mean any officer within the Corporate Trust
      -------------------
Office (or any successor group of the Trustee), including the President, any Vice President or any other officer of the Trustee customarily performing functions similar to those performed by any person who at the time shall be an above-designated officer and who shall have direct responsibility for the administration of this Agreement.

     "Retained Interest" shall mean, on any date of determination, the sum of
      -----------------
the Transferor Interest and the Invested Amount represented by any Transferor Retained Certificate.

     "Retained Percentage" shall mean, on any date of determination, the
      -------------------
percentage equivalent of a fraction the numerator of which is the Retained Interest and the denominator of which is the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination plus all amounts on deposit in the Excess Funding Account (but not including investment earnings on such amounts).

     "Revolving Period" shall have, with respect to each Series, the meaning
      ----------------
specified in the related Supplement.

     "SAU" shall mean, with respect to a Receivable, that if such Receivable was
      ---
originally secured by a security interest in a Product, such Product has been sold and such Receivable is not paid in full.

     "Secured Obligations" shall have the meaning specified in Section 2.1.
      -------------------

     "Securities Act" shall mean the Securities Act of 1933, as amended.
      --------------

                                     1-20

     "Series" shall mean any series of Investor Certificates, which may include
      ------
within any such Series a Class or Classes of Investor Certificates subordinate to another such Class or Classes of Investor Certificates.

     "Series Account" shall mean any account or accounts established pursuant to
      --------------
a Supplement for the benefit of the related Series.

     "Series Allocation Percentage" shall mean with respect to any Series, or
      ----------------------------
any date of determination, the percentage equivalent of a fraction the numerator of which is the Invested Amount of such Series and the denominator of which is the sum of the Invested Amounts of all Series then outstanding.

     "Series Cut-off Date" shall mean, with respect to any Series, the date
      -------------------
specified as such in the related Supplement.

     "Series Pay Out Event" shall have, with respect to any Series, the meaning
      --------------------
specified in the related Supplement.

     "Series Servicing Fee Percentage" shall mean, with respect to any Series,
      -------------------------------
the amount specified as such in the related Supplement.

     "Servicer" shall mean initially Green Tree and thereafter any Person
      --------
appointed as successor as herein provided to service the Receivables.

     "Servicer Default" shall have the meaning specified in Section 10.1.
      ----------------

     "Servicing Fee" shall have the meaning specified in the related
      -------------
Supplements.

     "Servicing Officer" shall mean any officer of the Servicer involved in, or
      -----------------
responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer as such list may from time to time be amended.

     "Settlement Statement" shall mean a report in the form specified in
      --------------------
subsection 1.2(e) as may be supplemented pursuant to any Supplement.

     "Shared Principal Collections" shall mean, with respect to any Business
      ----------------------------
Day, for all outstanding Series the aggregate amount of Principal Collections which the related Supplements specify are to be treated as "Shared Principal Collections" available to be allocated to other Series for such Business Day.

     "Standard & Poor's" shall mean Standard & Poor's Ratings Services, a
      -----------------
Division of The McGraw-Hill Companies, Inc., or any successor thereto.

     "Successor Servicer" shall have the meaning specified in subsection
      ------------------
10.2(a).

                                     1-21

     "Supplement" shall mean, with respect to any Series, a supplement to this
      ----------
Agreement complying with the terms of Section 6.9 of this Agreement, executed in conjunction with any issuance of Certificates of such Series (or, in the case of the issuance of Certificates on the Initial Closing Date, the supplements executed in connection with the issuance of such Certificates).

     "Tax Opinion" shall mean, with respect to any action, an Opinion of Counsel
      -----------
to the effect that, for Federal income and Minnesota state income and franchise tax purposes, (a) such action will not adversely affect the characterization of the Investor Certificates of any outstanding Series or Class as debt, (b) such action will not cause or constitute a taxable event with respect to any Investor Certificateholders or the Trust, (c) such action will not cause the Trust to be characterized as an association, publicly traded partnership or taxable mortgage pool taxable as a corporation, and (d) in the case of Section 6.3(b), the Investor Certificates of the new Series will be characterized as debt.

     "Termination Notice" shall have, with respect to any Series, the meaning
      ------------------
specified in Section 10.1.

     "Transfer" shall mean transfer, sell, exchange, pledge, hypothecate,
      --------
participate, or otherwise assign, in whole or in part.

     "Transfer Agent and Registrar" shall have the meaning specified in Section
      ----------------------------
6.3 and shall initially be the Trustee.

     "Transfer Date" shall mean, with respect to any Series, the Business Day
      -------------
immediately prior to the Distribution Date on which the Servicer may make deposits and payments.

     "Transfer Deposit Amount" shall mean, with respect to any Receivable
      -----------------------
reassigned or assigned to the Transferor or the Servicer, as applicable, pursuant to Section 2.4(c) or Section 3.3, the amounts specified in such Sections.

     "Transferor" shall mean Green Tree Floorplan Funding Corp., a corporation
      ----------
organized and existing under the laws of the State of Delaware, and any successor thereto.

     "Transferor Exchange" shall have the meaning specified in subsection
      -------------------
6.9(b).

     "Transferor Interest" shall mean, on any date of determination, the Pool
      -------------------
Balance at the end of the day immediately prior to such date of determination plus all amounts on deposit in the Excess Funding Account (but not including
----
investment earnings on such amounts) at the end of such immediately preceding day, minus the Aggregate Invested Amount at the end of such immediately
     -----
preceding day.


                                     1-22

     "Transferor Interest Collections" shall mean, on any Business Day, the
      -------------------------------
Series Allocation Percentage of the Interest Collections allocable to the Transferor Interest for such Business Day.

     "Transferor Percentage" shall mean (a) when used with respect to Principal
      ---------------------
Collections during the Revolving Period and Interest Collections and the amount of Defaulted Receivables at all times, 100% minus the sum of the Floating Allocation Percentage and the floating allocation percentages for all other Series and (b) when used with respect to Principal Collections during an accumulation or amortization period, 100% minus the sum of the Fixed/Floating Allocation Percentage and the allocation percentages used with respect to Principal Collections for all other Series.

     "Transferor Retained Certificates" shall mean Investor Certificates of any
      --------------------------------
Series which the Transferor is required to retain pursuant to the terms of any Supplement.

     "Transferor Retained Class" shall mean any Class of Investor Certificates
      -------------------------
of any Series that the Transferor is initially required to retain pursuant to the terms of any Supplement.

     "Trust" shall mean the Green Tree Floorplan Receivables Master Trust
      -----
created by this Agreement, the corpus of which shall consist of the Trust Property.

     "Trust Account" shall mean each of the Interest Funding Account, any
      -------------
Principal Account, the Excess Funding Account, any Distribution Account and any Series Account.

     "Trust Extension" shall have the meaning specified in subsection 12.1(a).
      ---------------

     "Trust Pay Out Event" shall have, with respect to each Series, the meaning
      -------------------
specified in Section 9.1.

     "Trust Property" shall have the meaning assigned in Section 2.1.
      --------------

     "Trust Termination Date" shall mean the earliest to occur of (i) unless a
      ----------------------
Trust Extension shall have occurred, the day after the Distribution Date with respect to any Series following the date on which funds shall have been deposited in the Distribution Account or the applicable Series Account for the payment of Investor Certificateholders of each Series then issued and outstanding sufficient to pay in full the Aggregate Invested Amount plus interest accrued at the applicable Certificate Rate through the end of the day prior to the Distribution Date with respect to each such Series and certain other amounts as may be specified in any Series Supplement, (ii) if a Trust Extension shall have occurred, the Extended Trust Termination Date, and (iii) the date specified in Section 12.1.


                                     1-23

     "Trustee" shall mean Norwest Bank Minnesota, National Association, a
      -------
national banking association, and its successors and any Person resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee appointed as herein provided.

     "UCC" shall mean the Uniform Commercial Code, as amended from time to time,
      ---
as in effect in the applicable jurisdiction.

     "Undivided Interest" shall mean the undivided interest in the Trust
      ------------------
evidenced by an Investor Certificate.

     "Wholesale Financing Agreement" shall mean a wholesale financing agreement
      -----------------------------
entered into by Green Tree and a Dealer in order to finance Products purchased by such Dealer from a Manufacturer, as amended or modified from time to time.

     Section 1.2  Other Definitional Provisions.
                  -----------------------------

     (a) All terms defined in any Supplement or this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1, and accounting terms partially defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

     (c) The agreements, representations and warranties of Green Tree in this Agreement and in any Supplement in its capacity as Servicer and of GTFFC in its capacity as Transferor shall be deemed to be the agreements, representations and warranties of Green Tree and GTFFC solely in each such capacity for so long as either of them acts in each such capacity under this Agreement.

     (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to any Supplement or this Agreement as a whole and not to any particular provision of this Agreement or any Supplement; and Section, subsection, Schedule and Exhibit references contained in this Agreement or any Supplement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement or any Supplement unless otherwise specified.

     (e) The Daily Report and Settlement Statement shall be in substantially the forms of Exhibits B and C, with such changes as the Servicer may determine to


                                     1-24
be necessary or desirable; provided, however, that no such change shall serve to
                           --------  -------
exclude information required by this Agreement or any Supplement and each such change shall be reasonably acceptable to the Trustee. The Servicer shall, upon making such determination and receiving the consent of the Trustee to such change, deliver to the Trustee and each Rating Agency an Officer's Certificate to which shall be annexed the form of the related Exhibit, as so changed. Upon the delivery of such Officer's Certificate to the Trustee, the related Exhibit, as so changed, shall for all purposes of this Agreement constitute such Exhibit. The Trustee may conclusively rely upon such Officer's Certificate in determining whether the related Exhibit, as changed, conforms to the requirements of this Agreement.

     Section 1.3  Provisions Relating to Rating Agencies.  Provisions in this
                  --------------------------------------
Agreement relating to Standard & Poor's or Moody's or a Rating Agency shall be effective only so long as there is a Series of Investor Certificates outstanding that has been rated by such Rating Agency at the request of the Transferor.


                                     1-25

                                  ARTICLE II

                          CONVEYANCE OF RECEIVABLES;
                           ISSUANCE OF CERTIFICATES

     Section 2.1  Conveyance of Receivables.  The Transferor does hereby sell,
                  -------------------------
transfer, assign, set-over, and otherwise convey (i) to the Trust for the benefit of the Certificateholders and the other Beneficiaries on the Initial Closing Date, in the case of the Initial Accounts, and on the applicable Addition Date, in the case of Additional Accounts (except as expressly provided herein), (i) all of its right, title and interest in, to and under the Receivables in each Account and all Collateral Security with respect thereto owned by the Transferor at the close of business on the Initial Cut-off Date, in the case of Initial Accounts, and on the applicable Additional Cut-off Date, in the case of Additional Accounts, and all monies due or to become due and all amounts received with respect thereto and all proceeds (including proceeds as defined in Section 9-306 of the UCC as in effect in the State of Minnesota and Recoveries) thereof, (ii) all of the Transferor's rights, remedies, powers and privileges with respect to such Receivables, and the Receivables conveyed to the Trust in the next sentence, under the related Floorplan Agreements, if any, and
(iii) all of the Transferor's rights, remedies, powers and privileges with respect to such Receivables under the Purchase Agreement, and (iv) all proceeds of the foregoing. As of each Business Day prior to the earlier of (i) the occurrence of an Insolvency Event as specified in Section 9.2(a) and (ii) the Trust Termination Date, on which Receivables are created in the Accounts (a "Receivables Transfer Date"), the Transferor does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to the Trust for the benefit of the Certificateholders and the other Beneficiaries, all of its right, title and interest in, to and under the Receivables in each Account (other than any Receivables created in any Designated Account from and after the applicable Removal Date) and all Collateral Security with respect thereto owned by the Transferor at the close of business on such Transfer Date and not theretofore conveyed to the Trust, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Minnesota and Recoveries) thereof. The foregoing sale, transfer, assignment, set-over and conveyance and any subsequent sales, transfers, assignments, set-overs and conveyances do not constitute, and are not intended to result in, the creation or an assumption by the Trust, the Trustee, any Agent or any Beneficiary of any obligation of the Servicer, Green Tree, the Transferor, or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers or Manufacturers and Green Tree (and not any of the other foregoing Persons) shall continue to perform and be responsible for their respective obligations under the Financing Agreements, Floorplan Agreements and any related agreements and arrangements. The foregoing transfer, assignment, setover and conveyance to the Trust, and any subsequent transfer, assignment, setover and conveyance to the Trust, shall be made to the Trustee, on behalf of the Trust, and each reference in this


                                      2-1

Agreement or any Supplement to any such transfer, assignment, setover and conveyance shall be construed accordingly.

     In connection with such sales, the Transferor agrees to record and file, at its own expense, a financing statement on form UCC-1 (and Transferor's or Green Tree's continuation statements when applicable) with respect to the Receivables now existing and hereafter created for the sale of chattel paper, accounts and general intangibles (as defined in Section 9-105 of the UCC as in effect in any state where the Transferor's or Green Tree's chief executive offices or books and records relating to the Receivables are located) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables and the other assets conveyed hereby to the Trust, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Trustee on or prior to the first Closing Date, in the case of the Initial Accounts, and (if any additional filing is so necessary) the applicable Addition Date, in the case of Additional Accounts. The Trustee shall be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such sales.

     In connection with such sales, the Transferor further agrees, at its own expense, on or prior to the Initial Closing Date, in the case of the Initial Accounts, the applicable Addition Date, in the case of Additional Accounts, and the applicable Removal Commencement Date, in the case of Removed Accounts, (a) to cause Green Tree to indicate in its books and records, which may include computer files, as required by the Purchase Agreement, that the Receivables created in connection with the Accounts (other than Removed Accounts) have been sold, and the Collateral Security assigned, to the Transferor in accordance with the Purchase Agreement and sold to the Trust pursuant to this Agreement for the benefit of the Certificateholders and the other Beneficiaries and (b) to deliver to the Trustee (or cause Green Tree to do so) a computer file or microfiche or written list containing a true and complete list of all such Accounts (other than Removed Accounts) specifying for each such Account, as of the Initial Cut-off Date, in the case of the Initial Accounts, and the applicable Additional Cut-off Date, in the case of Additional Accounts, (i) its account number and
(ii) the aggregate amount of Principal Receivables in such Account. Such file or list, as supplemented from time to time to reflect Additional Accounts and Removed Accounts, shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement. The Trustee shall be under no obligation whatsoever to verify the accuracy or completeness of the information contained in Schedule 1 from time to time.

     In the event that such sale and assignment is deemed to constitute a pledge of security for a loan or loans (the "Secured Obligations"), it is the intent of this Agreement that the Transferor shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Transferor's right, title and interest to and under the Receivables and the Collateral Security and all proceeds thereof, the


                                      2-2

Floorplan Agreements and the Purchase Agreement, and that this Agreement shall constitute a security agreement under applicable law in order to secure the Secured Obligation. Such property, together with all monies as are from time to time deposited in the Collection Account, any Interest Funding Account, any Principal Account, any Distribution Account, any Series Account and the Excess Funding Account and all amounts on deposit in or credited to such accounts and any other account and all monies as are from time to time available under any Enhancement for any Series for payment to Certificateholders shall constitute the property of the Trust (the "Trust Property").

     Section 2.2  Acceptance by Trustee.
                  ---------------------

     (a) The Trustee hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest previously held by the Transferor in, to and under the Trust Property and declares that it shall maintain such right, title and interest, upon the Trust herein set forth, for the benefit of all Certificateholders and the other Beneficiaries.

     (b) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

     Section 2.3  Representations and Warranties of the Transferor.  The
                  ------------------------------------------------
Transferor hereby represents and warrants to the Trustee, on behalf of the Trust, as of the Initial Closing Date and, with respect to any Series of Certificates, as of the date of the related Supplement and the related Closing Date for such Series:

     (a) Organization and Good Standing.  The Transferor is a corporation duly
         ------------------------------
organized and validly existing in good standing under the laws of the State of Delaware and has the corporate power and authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and the Purchase Agreement and to execute and deliver to the Trustee the Certificates pursuant hereto.

     (b) Due Qualification.  The Transferor is duly qualified to do business and
         -----------------
is in good standing (or is exempt from such requirements) as a foreign corporation in any state required in order to conduct business, and has obtained all necessary licenses and approvals with respect to the Transferor required under federal, Minnesota and Delaware law.

     (c) Due Authorization.  The execution and delivery of this Agreement and
         -----------------
the Purchase Agreement and the consummation of the transactions provided for herein and therein, have been duly authorized by the Transferor by all necessary corporate action on its part.


                                      2-3

     (d) Binding Obligation.  Each of this Agreement and the Purchase Agreement,
         ------------------
and the consummation of the transactions provided for herein and therein, constitutes a legal, valid, and binding obligation of the Transferor, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

     (e) No Conflicts.  The execution and delivery of this Agreement and the
         ------------
Purchase Agreement and the performance of the transactions contemplated hereby and thereby, do not (i) contravene the Transferor's certificate of incorporation or bylaws, (ii) violate any material provision of law applicable to it or require any filing (except for the filings under the UCC), registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Transferor, except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect.

     (f) No Violation.  The execution and delivery of this Agreement and the
         ------------
Purchase Agreement and the execution and delivery to the Trustee of the Certificates, the performance of the transactions contemplated by this Agreement and the Purchase Agreement and the fulfillment of the terms hereof and thereof will not violate any Requirements of Law applicable to the Transferor, will not violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Transferor or any material indenture, contract, agreement, mortgage, deed of trust or other material instrument to which the Transferor is a party or by which it or its properties are bound.

     (g) No Proceedings.  There are no proceedings or investigations pending or,
         --------------
to the best knowledge of the Transferor, threatened against the Transferor, before any Governmental Authority (i) asserting the invalidity of this Agreement and the Purchase Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated hereby or thereby, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Transferor of its obligations thereunder, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability thereof or (v) seeking to affect adversely the tax attributes of the Trust.

     (h) All Consents Required.  All approvals, authorizations, consents, orders
         ---------------------
or other actions of any Governmental Authority required in connection with the execution and delivery of this Agreement, the Purchase Agreement and the Certificates, the performance of the transactions contemplated by this Agreement and the Purchase Agreement and the fulfillment of the terms hereof and thereof, have been obtained.


                                      2-4

     (i) Record of Accounts.  As of the Initial Closing Date, in the case of the
         ------------------
Initial Accounts, as of the applicable Addition Date, in the case of the Additional Accounts, and, as of the applicable Removal Date, in the case of Removed Accounts, Schedule 1 to this Agreement is an accurate and complete listing in all material respects of all the Accounts as of the Cut-off Date, the applicable Additional Cut-off Date or the applicable Removal Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Cut-off Date, such applicable Additional Cut-off Date or such Removal Date, as the case may be.

     (j) Place of Business.  The principal executive offices of the Transferor
         -----------------
are in Minnesota, and the offices where the Transferor keeps its records concerning the Receivables and related contracts are in Minnesota.

     (k) Pay Out Event.  As of the Initial Closing Date, no Pay Out Event and no
         -------------
condition that with the giving of notice and/or the passage of time would constitute a Pay Out Event (a "Prospective Pay Out Event"), has occurred and is continuing.

     (l) Not an Investment Company.  The Transferor is not an "investment
         -------------------------
company" within the meaning of the Investment Company Act, or is exempt from all provisions of such Act.

     For the purposes of the representations and warranties contained in this
Section 2.3 and made by the Transferor on the Initial Closing Date, "Certificates" shall mean the Certificates issued on the Initial Closing Date. The representations and warranties set forth in this Section 2.3 shall survive the transfer and assignment of the respective Receivables to the Trust, and termination of the rights and obligations of the Servicer pursuant to Section
10.1. The Transferor hereby represents and warrants to the Trust, with respect to any Series of Certificates, as of its Closing Date, unless otherwise stated in the related Supplement, that the representations and warranties of the Transferor set forth in Section 2.3 are true and correct as of such date (and for the purposes of such representations and warranties, "Certificates" shall mean the Certificates issued on the related Closing Date) and that each representation and warranty set forth in this Section 2.3 and in Section 2.4(a)(i) with respect to the Agreement shall be made at such time with respect to the applicable Supplement. Upon discovery by the Transferor, the Servicer or a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

     Section 2.4  Representations and Warranties of the Transferor Relating to
                  ------------------------------------------------------------
the Agreement and the Receivables.
---------------------------------

     (a) Binding Obligation; Valid Transfer and Assignment.  The Transferor
         -------------------------------------------------
hereby represents and warrants to the Trustee, on behalf of the Trust, that, as of the


                                      2-5

Initial Closing Date and with respect to any Series of Certificates, as of the date of its related Supplement and Closing Date:

          (i) The Purchase Agreement and this Agreement each constitutes the legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (ii) The transfer of Receivables by the Transferor to the Trust under this Agreement constitutes either (A) a valid transfer, assignment, setover and conveyance to the Trust of all right, title and interest of the Transferor in and to the Trust Property, and such Trust Property will be held by the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates except for (x) Permitted Liens and (y) the interest of the Transferor as Holder of the Exchangeable Transferor Certificate and any other Class of Certificates held by the Transferor from time to time, or (B) a grant of a first priority security interest (as defined in the UCC as in effect in the Relevant UCC State) in, to and under the Trust Property, which grant is enforceable with respect to the existing Receivables and the proceeds thereof upon execution and delivery of this Agreement, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof, upon such creation. If this Agreement constitutes the grant of a security interest to the Trust in such property, upon the filing of the financing statement described in Section 2.1 and in the case of the Receivables hereafter created and proceeds thereof, upon such creation, the Trust shall have a first priority perfected security interest in such property, except for Permitted Liens. Except as contemplated in this Agreement or any Supplement, neither the Transferor nor any Person claiming through or under the Transferor shall have any claim to or interest in the Collection Account, any Principal Account, any Interest Funding Account, the Distribution Account, the Excess Funding Account, any principal funding account for any Series or any other Series Account and, if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Transferor in such property as a debtor for purposes of the UCC as in effect in the Relevant UCC State. The Purchase Agreement constitutes a valid transfer, assignment, set-over and conveyance to the Transferor of all right, title and interest of Green Tree in and to the Receivables and the Collateral Security intended to be sold thereunder, whether then existing or thereafter created in the applicable Accounts, and the proceeds thereof.

          (iii) The Transferor is not insolvent and will not be rendered insolvent upon the transfer of the Receivables to the Trust.

                                      2-6

          (iv) All consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required in connection with the transfer of Trust Property to the Trust have been obtained.

          (v) Each Receivable and all other Trust Property existing on the first Closing Date or, in the case of Additional Accounts, on the applicable Addition Date, and on each Receivables Transfer Date, has been conveyed to the Trust free and clear of any Lien and in compliance with all applicable Requirements of Law in all material respects.

          (vi) With respect to each Receivable and all other Trust Property existing on the Initial Closing Date or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the conveyance of such Receivable or other Trust Property to the Trust have been duly obtained, effected or given and are in full force and effect.

          (vii) On the Cut-off Date and each Closing Date, each Initial Account is an Eligible Account or, if such Account is not an Eligible Account, such Account is being removed from the Trust in accordance with
     Section 2.8 and, in the case of Additional Accounts, on the applicable Additional Cut-off Date and each subsequent Closing Date, each such Additional Account is an Eligible Account or its being removed pursuant to
     Section 2.8.

          (viii) On the Initial Closing Date, in the case of the Initial Accounts, and, in the case of the Additional Accounts, on the applicable Additional Cut-off Date, and on each Receivables Transfer Date, each Receivable conveyed to the Trust on such date is an Eligible Receivable.

     (b) Notice of Breach.  The representations and warranties set forth in this
         ----------------
Section 2.4 shall survive the transfer and assignment of the respective Receivables to the Trust. Upon discovery by the Transferor, the Servicer or a Responsible Officer of the Trustee of a breach of any of the representations and warranties set forth in this Section 2.4, the party discovering such breach shall give prompt written notice to the other parties mentioned above. The Transferor agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach.

     (c) Reassignment of Ineligible Receivables.  In the event any
         --------------------------------------
representation or warranty set forth in Section 2.4(a)(iii) through (viii) is not true and correct as of the date specified therein with respect to any Receivable or Account and such breach has a materially adverse effect on the Certificateholders' Interest in such Receivable or Account, then, within 30 days (or such longer period as may be

                                      2-7
agreed to by the Trustee) of the earlier to occur of the discovery of any such event by the Transferor or the Servicer, or receipt by the Transferor or the Servicer of written notice of any such event by the Transferor or the Servicer, the Transferor shall accept a reassignment of such Receivable or, in the case of such an untrue representation or warranty with respect to an Account, all Receivables in such Account, on the Determination Date immediately succeeding the day of such discovery or notice on the terms and conditions set forth in the next succeeding paragraph; provided, however, that no such reassignment shall be
                           --------- --------
required to be made with respect to such Receivable if, by the end of such 30-day period (or such longer period as may be agreed to by the Trustee), the breached representation or warranty shall then be true and correct in all material respects and any material adverse effect caused thereby shall have been cured.

     The Transferor shall accept a reassignment of each such Receivable by directing the Servicer to deduct, subject to the next sentence, the principal amount of such Receivables (reduced by any Discount Factor then in effect) from the Pool Balance on or prior to the end of the Monthly Period in which such reassignment obligation arises. If, following such deduction, the Transferor Interest would be less than the Minimum Transferor Interest, or the Pool Balance would be less than the Minimum Aggregate principal Receivables (less any amounts in the Excess Funding Account), in either case determined as of the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date), then not later than 12:00 noon New York City time on the day on which such reassignment occurs, the Transferor shall deposit in the Collection Account in immediately available funds the amount (the "Transfer Deposit Amount") equal to the greater of (i) the amount by which the Transferor Interest would be less than such Minimum Transferor Interest, or (ii) the amount by which the Pool Balance would be less than the Minimum Aggregate Principal Receivables (less any amounts in the Excess Funding Account (in either case, up to the principal amount of such Receivables, reduced by any Discount Factor then in effect); provided that if the Transfer Deposit Amount is not deposited as required by this sentence, then the amounts to be deducted in respect of such Receivables shall only be deducted from the Pool Balance to the extent that the Transferor Interest is not reduced below the Minimum Transferor Interest and the Pool Balance is not reduced below the Minimum Aggregate Principal Receivables (less any amounts in the Excess Funding Account) and the Receivables, the amounts to be deducted in respect of which have not been so deducted, shall not be reassigned to the Transferor and shall remain part of the Trust. Upon reassignment of any such Receivable, but only after payment by the Transferor of the Transfer Deposit Amount, if any, the Trust shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Receivable, all Collateral Security and all moneys due or to become due with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment as shall be furnished by the Transferor and shall take such other actions as shall

                                      2-8
reasonably be requested by the Transferor, to effect the conveyance of such Receivables pursuant to this Section. The obligation of the Transferor to accept a reassignment of any such Receivable and to pay any related Transfer Deposit Amount shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of Certificateholders).

     (d) Reassignment of Trust Portfolio.  In the event any representation and
         -------------------------------
warranty under subsections 2.3(a), (b) or (c) or 2.4(a)(i) or (ii) is not true and correct as of the date specified therein with respect to any Receivable or Account either the Trustee or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of such Series, by notice then given in writing to the Transferor (and to the Trustee and the Servicer, if given by the Investor Certificateholders of such Series), may direct the Transferor to accept reassignment of an amount of Principal Receivables equal to the face amount of the Invested Amount to be repurchased (as specified below) within 60 days of such notice (or within such longer period as may be specified in such notice), and the Transferor shall be obligated to accept reassignment of such Receivables on a Distribution Date specified by the Transferor (such Distribution Date, the "Reassignment Date") occurring within such applicable period on the terms and conditions set forth below; provided,
                                                                    --------
however, that no such reassignment shall be required to be made, and no notice
-------
of such reassignment may be given, if, at any time during such applicable period, the representations and warranties contained in subsections 2.3(a), (b) and (c) and subsections 2.4(a)(i) and (ii) shall then be true and correct in all material respects. The Transferor shall, on the Transfer Date (in next day funds) preceding the Reassignment Date, deposit an amount equal to the reassignment deposit amount for such Series in the related Distribution Account or Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders pursuant to Article XII. The reassignment deposit amount with respect to any Series, unless otherwise stated in the related Supplement, shall be equal to (i) the Invested Amount of such Series at the end of the day on the last day of the Monthly Period preceding the Reassignment Date less the amount, if any, previously allocated for payment of principal to such Certificateholders on the related Distribution Date plus (ii)
                                                                      ----
an amount equal to all interest accrued but unpaid on the Investor Certificates of such Series at the applicable Certificate Rate through the last day of the related Interest Accrual Period, less the amount, if any, transferred to the Distribution Account from the Interest Funding Account in respect of payment of interest to the Certificateholders of such Series on the related Distribution Date in the Monthly Period in which the Reassignment Date occurs plus any other amounts accrued and owing as specified in the applicable Supplement. Payment of the reassignment deposit amount with respect to any Series, and all other amounts in the Distribution Account or the applicable Series Account in respect of the preceding Monthly Period, shall be considered a prepayment in full of the Receivables represented by the Investor Certificates of such Series. On the Distribution Date following the Transfer Date on which such amount has been deposited in full into the Distribution Account or the

                                      2-9
applicable Series Account, the Receivables and all monies due or to become due with respect thereto and all proceeds of the Receivables shall be released to the Transferor after payment of all amounts otherwise due hereunder on or prior to such dates and the Trustee shall execute and deliver such instruments of transfer or assignment, in each ease without recourse, representation or warranty, as shall be prepared by and as are reasonably requested by the Transferor to vest in the Transferor, or its designee or assignee, all right, title and interest of the Trust in and to such Receivables, all monies due or to become due with respect thereto and all proceeds of such Receivables allocated to such Receivables pursuant to the related Supplement. If the Trustee or the Investor Certificateholders of any Series give notice directing the Transferor to accept reassignment as provided above, the obligation of the Transferor to accept reassignment of the applicable Receivables and pay the reassignment deposit amount pursuant to this subsection 2.4(d) shall constitute the sole remedy respecting a breach of the representations and warranties contained in subsections 2.3(a), (b) and (c) and 2.4(a)(i) and (ii) available to the Investor Certificateholders of such Series or the Trustee on behalf of the Investor Certificateholders of such Series. The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable by the Transferor pursuant to this Agreement or any Supplement or the eligibility of any Receivable for purposes of this Agreement or any Supplement.

     Section 2.5  Covenants of the Transferor.  The Transferor hereby covenants
                  ---------------------------
that:

     (a)    No Liens. Except for the conveyances hereunder or as provided in
            --------
Section 6.9, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable or any other Trust Property, whether now existing or hereafter created, or any interest therein, or the Transferor's Interest or the Exchangeable Transferor Certificate and the Transferor shall defend the right, title and interest of the Trust in, to and under the Receivables and the other Trust Property, whether now existing or hereafter created, and such rights, remedies, powers and privileges, against all claims of third parties claiming through or under the Transferor.

     (b)    Receivables to be Chattel Paper, General Intangibles or Accounts.
            ----------------------------------------------------------------
The Transferor will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the Relevant UCC State), except in connection with the enforcement or collection of a Receivable. Except in such circumstances, the Transferor will take no action to cause any Receivable to be anything other than "chattel paper," a "general intangible" or an "account" (as defined in the UCC as in effect in the Relevant UCC State).

     (c)    Security Interests.  Except for the conveyances hereunder, the
            ------------------
Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien, on any Receivable, whether now

                                     2-10
existing or hereafter created, or any interest therein; the Transferor will immediately notify the Trustee of the existence of any Lien on any Receivable; and the Transferor shall defend the right, title and interest of the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor; provided,
                                                                      --------
however, that nothing in this subsection 2.5(c) shall prevent or be deemed to
-------
prohibit the Transferor from suffering to exist upon any of the Receivables any Permitted Lien.

     (d)    Account Allocations.  In the event that the Transferor is unable for
            -------------------
any reason to transfer Receivables to the Trust, then the Transferor agrees that it shall allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with the terms of this Agreement. The parties hereto agree that Interest Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with the terms of this Agreement.

     (e)    Delivery of Collections.  In the event that the Transferor, Green
            -----------------------
Tree, or any Affiliate thereof, receives Collections, the Transferor and Green Tree agrees to deposit such Collections into the Collection Account as soon as practicable after the receipt thereof, but in no event later than two Business Days following the Date of Processing thereof.

     (f)    Conveyance of Receivables.  The Transferor covenants and agrees
            -------------------------
that it will not permit Green Tree to convey, assign, exchange or otherwise transfer any Receivable, to any Person other than the Transferor prior to the termination of this Agreement pursuant to Article XII; provided, however, that
                                                       --------  -------
the Transferor shall not be prohibited hereby from permitting Green Tree to convey, assign, exchange or otherwise transfer a Receivable in connection with a transaction in which Green Tree and its successor agree to comply with provisions substantially similar to those of Section 7.2.

     (g)    Notice of Liens.  The Transferor shall notify the Trustee promptly
            ---------------
after becoming aware of any Lien on any Receivable other than Permitted Liens and Participation Interests.

     (h)    Enforcement of Purchase Agreement.  The Transferor agrees to take
            ---------------------------------
all action necessary and appropriate to enforce its rights and claims under the Purchase Agreement.

     (i)    Separate Business.  The Transferor will not permit its assets to be
            -----------------
commingled with those of Green Tree and the Transferor shall maintain separate corporate records, books of accounts and bank accounts from those of Green Tree.

                                     2-11

The Transferor will not conduct its business in the name of Green Tree and will cause Green Tree to conduct its business solely in its own name so as not to mislead others as to the identity of the entity with which those others are concerned. The Transferor will provide for its own operating expenses and liabilities from its own funds, except that the organizational expenses of the Transferor may be paid by Green Tree. The Transferor will not hold itself out, or permit itself to be held out, as having agreed to pay, or as generally being liable for, the debts of Green Tree. The Transferor shall cause Green Tree not to hold itself out, or permit itself to be held out, as having agreed to pay, or as generally being liable for, the debts of the Transferor except that the organizational expenses of the Transferor may be paid by Green Tree. The Transferor will maintain an arm's length relationship with Green Tree with respect to any transactions between the Transferor, on the one hand, and Green Tree, on the other.

     (j)    Purchase Agreement Notices.  The Transferor (i) shall promptly give
            --------------------------
the Trustee copies of any notices, reports or certificates given or delivered to the Transferor under the Purchase Agreement, (ii) shall not without the consents, approvals and opinions, if any, required by Section 13.1, as if
Section 13.1 related to the Purchase Agreement rather than this Agreement, enter into any amendment, supplement or other modification to, or waiver of any provision of, the Purchase Agreement and (iii) shall not permit the addition or removal of a Receivable to or from the operation of the Purchase Agreement unless there is a corresponding right or obligation of the Transferor to add or remove such Receivable to or from the Trust.

     (k)    Minimum Net Worth.  The Transferor shall not (i) assign, sell,
            -----------------
convey, pledge, transfer, reconvey, cancel, forgive, compromise or otherwise dispose of any demand note held by it, in whole or in part, (ii) make any distribution unless the net worth of the Transferor following such distribution shall be at least equal to the Minimum Net Worth (for the purpose of the determination of net worth: (A) any demand note of Green Tree held by the Transferor shall be valued at par, (B) any interest in the Trust held by the Transferor, including the Exchangeable Transferor Certificate and any Transferor Retained Certificates, shall be valued at zero, and (C) investments shall be valued at their respective purchase prices plus accrued interest), or (iii) except as specifically permitted by this Agreement, sell, transfer, assign, give or encumber by operation of law or otherwise any of its assets.

     Section 2.6  Addition of Accounts.
                  --------------------

     (a) If, as of the close of business on the last day of any Monthly Period, the Transferor Interest is less than the Minimum Transferor Interest, or the Pool Balance is less than the Minimum Aggregate Principal Receivables (less any amounts in the Excess Funding Account), then the Transferor shall, within 5 Business Days following the end of such Monthly Period, designate and transfer to the Trust the Receivables (and the related Collateral Security) of additional Eligible Accounts of the Transferor to be included as Accounts in a sufficient amount such
                                     2-12
that after giving effect to such addition the Transferor Interest exceeds the Minimum Transferor Interest and the Pool Balance exceeds the Minimum Aggregate Principal Receivables less any amounts in Excess Funding Account.

     (b) The Transferor may from time to time, at its sole discretion, subject to the conditions specified in paragraph (d) below, voluntarily designate additional Eligible Accounts to be included as Accounts and transfer to the Trust the Receivables (and the related Collateral Security) of such Additional Accounts.

     (c) Receivables and Collateral Security from such Additional Accounts shall be sold to the Trust effective on a date (each an "Addition Date") specified in a written notice provided by the Transferor (or the Servicer on its behalf) to the Trustee, the Rating Agencies, any Agent and any Enhancement Providers specifying the Additional Cut-off Date and the Addition Date for such Additional Accounts (each an "Addition Notice") on or before the fifth Business Day but not more than the 30th day prior to the related Addition Date or, if the Automatic Addition Condition is satisfied, on the Determination Date following the Monthly Period in which such Addition Dates occur (the "Notice Date"). An Addition Notice may relate to one or more Accounts added on one or more Addition Dates.

     (d) The Transferor shall be permitted to convey to the Trust the Receivables and all Collateral Security related thereto in any Additional Accounts designated by the Transferor as such pursuant to Section 2.6(a) or (b) only upon satisfaction of each of the following conditions on or prior to the related Notice Date (except for the condition in clause (vii), if applicable, which shall be satisfied on or before the tenth Business Day after such Notice
Date):

            (i) the Transferor shall have provided the Trustee, any Agent, the Rating Agencies and any Enhancement Providers with a timely Addition Notice ;

            (ii)    such Additional Accounts shall all be Eligible Accounts;

            (iii) the Transferor shall have delivered to the Trustee a duly executed written assignment (including an acceptance by the Trustee) in substantially the form of Exhibit G (the "Assignment") covering the Receivables in the Accounts specified in the Addition Notice and the computer file or microfiche or written list required to be delivered pursuant to Section 2.1;

            (iv) the Transferor shall, to the extent required by Section 4.3, have deposited in the Collection Account all Collections with respect to such Additional Accounts since the Additional Cut-off Date;

            (v) (A) no selection procedures reasonably believed by the Transferor to be adverse to the interests of the Beneficiaries shall have been

                                     2-13
     used in selecting such Additional Accounts; (B) the list of Additional Accounts delivered pursuant to clause (iii) above shall be true and correct in all material respects as of the Additional Cut-off Date and (C) as of each of the Notice Date and the Addition Date, neither Green Tree nor the Transferor shall have been insolvent nor shall any of them have been made insolvent by such transfer nor shall any of them be aware of any pending insolvency;

          (vi) if the Automatic Addition Condition is not satisfied with respect to such addition, the Rating Agency Condition shall have been satisfied with respect to such addition;

          (vii) If (A) one or more of the Additional Accounts specified in such Addition Notice will contain Receivables secured by a security interest in a type of Product that has not been previously financed in the Floorplan Business or (B) one or more of the Additional Accounts is supported by a Floorplan Agreement with a Manufacturer that, as of the related Addition Date, is not an Existing Manufacturer, then, whether or not the Automatic Condition is satisfied, the Rating Agency Condition shall have been satisfied in respect of the addition of each Additional Account specified in clauses (A) and (B) on or prior to the related Addition Date;

          (viii) the addition of the Receivables arising in such Additional Accounts shall not result in the occurrence of a Pay Out Event;

          (ix) the Transferor shall have delivered to the Trustee, each Rating Agency and any Enhancement Providers a certificate of a Vice President or more senior officer confirming (A) the items set forth in paragraphs (ii) through (viii) above and (B) that the Transferor reasonably believes that the addition of the Receivables arising in such Additional Accounts will not result in the occurrence of a Pay Out Event; and

          (x) on or before each Notice Date, the Transferor shall have delivered to the Trustee, each Rating Agency and any Enhancement Providers
     (A) an Opinion of Counsel with respect to the Receivables in the Additional Accounts added since the last delivery of such opinion substantially in the form of Exhibit E-3 and (B) except in the case of an addition required by
     Section 2.6(a), a Tax Opinion with respect to such addition; provided,
                                                                  --------
     however, that if (x) the Automatic Addition Condition is satisfied with
     -------
     respect to such addition and (y) Green Tree's senior unsecured long-term debt is then rated "A-" or higher by Standard & Poor's and "Baa1" or higher by Moody's, such Opinion of Counsel and Tax Opinion will be required to be delivered no more frequently than semi-annually.

     (e) The Transferor hereby represents and warrants as of the applicable Addition Date as to the matters set forth in Section 2.6(d)(v). Upon discovery by the Transferor, the Servicer, any Agent, a Responsible Officer of the Trustee or any
                                     2-14

Enhancement Providers of a breach of the foregoing representations and warranties, the party discovering the breach shall give prompt written notice to the other parties, to any Agent and to any Enhancement Providers.

     Section 2.7  Removal of Eligible Accounts.
                  ----------------------------

     (a) On each Determination Date, the Transferor shall have the right to remove Accounts, including all amounts then held by the Trust or thereafter received by the Trust in respect of the Accounts being removed, from the Trust in the manner prescribed in Section 2.7(b). The termination of an Account by a Dealer upon such Dealer's payment in full of the related Account shall not be a removal of such Account under this Section 2.7.

     (b) To remove Accounts, including all amounts then held by the Trust or thereafter received by the Trust in respect of the Accounts being removed, the Transferor (or the Servicer on its behalf) shall take the following actions and make the following determinations:

          (i) on or before the fifth Business Day prior to the Determination Date on which such removal will occur, furnish to the Trustee, any Agent, any Enhancement Providers and the Rating Agencies a written notice (the "Removal Notice") specifying the Determination Date on which removal of the Receivables of one or more Accounts (the "Removed Accounts") will occur (a "Removal Date");

          (ii) from and after such Removal Date, cease to transfer to the Trust any and all Receivables arising in such Removed Accounts;

          (iii) represent and warrant that the removal of any such Eligible Account on any Removal Date shall not, in the reasonable belief of the Transferor, (w) cause a Pay Out Event to occur, (x) cause the Transferor Interest to be less than the Minimum Transferor Interest on such Removal Date, (y) cause the Aggregate Principal Receivables, to be less than the Minimum Aggregate Principal Receivables (less any amounts in the Excess Funding Account), or (z) result in the failure to make any payment specified in a Supplement for any Series;

          (iv) represent and warrant that no selection procedures reasonably believed by the Transferor to be adverse to the interests of the Certificateholders or the Beneficiaries were utilized in selecting the Accounts to be removed;

          (v) satisfy the Rating Agency Condition with respect to such removal;

                                     2-15

          (vi) deliver to the Trustee, each Rating Agency, any Agent and any Enhancement Providers a Tax Opinion, dated the Removal Date, with respect to such removal;

          (vii) on or before the related Removal Date, deliver to the Trustee, any Agent and any Enhancement Providers an Officer's Certificate confirming the items set forth in clauses (iii) through (v) above and confirming that the Transferor reasonably believes that the removal of the Removed Accounts will not result in the occurrence of a Pay Out Event; the Trustee may conclusively rely on such Officer's Certificate and shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying; and

          (viii) on or before the fifth Business Day after the Removal Date, furnish to the Trustee a computer file, microfiche list or other list of the Removed Accounts that were removed on the Removal Date, specifying for each Removed Account as of the date of the Removal Notice its number, the aggregate amount outstanding in such Removed Account and the aggregate amount of Principal Receivables therein and represent that such computer file, microfiche list or other list of the Removed Accounts is true and complete in all material respects.

No Accounts shall be so removed if such removal will result in a reduction or withdrawal of the rating of any outstanding Series or Class by the applicable Rating Agency.

     (c) Subject to Section 2.7(b), on the Removal Date with respect to any such Removed Account, such Removed Account shall be deemed removed from the Trust for all purposes. After the Removal Date and upon the written request of the Servicer, the Trustee shall deliver to the Transferor a reassignment in substantially the form of Exhibit F (the "Reassignment").

     Section 2.8  Removal of Ineligible Accounts.
                  ------------------------------

     (a) On or prior to the tenth Business Day following the date on which an Account becomes an Ineligible Account (which date shall be deemed to be the "Removal Commencement Date"), the Transferor shall commence removal of the Receivable of such Ineligible Account in the manner prescribed in Section 2.8(b).

     (b) With respect to each Account that becomes an Ineligible Account, the Transferor (or the Servicer on its behalf) shall take the following actions and make the following determinations:

          (i) furnish to the Trustee, any Agent and any Enhancement Providers a Removal Notice specifying the Removal Commencement Date and the Ineligible Accounts to be removed (the "Designated Accounts");


                                     2-16

          (ii) determine on the Removal Commencement Date with respect to such Designated Accounts the aggregate balance of Principal Receivables in respect of each Designated Account (the "Designated Balance") and amend
     Schedule 1 by delivering to the Trustee a computer file or microfiche or written list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the Removal Commencement Date, its account number, the aggregate amount of Receivables outstanding in such Account and the Designated Balance;

          (iii) from and after such Removal Commencement Date, cease to transfer to the Trust any and all Receivables arising in such Designated Accounts;

          (iv) from and after such Removal Commencement Date, allocate Collections of Principal Receivables in respect of each Designated Account, first to the oldest outstanding principal balance of such Designated Account, until the Removal Date with respect thereto; and

          (v) on each Business Day from and after such Removal Commencement Date to and until the related Removal Date, allocate (A) to the Trust (to be further allocated pursuant to the terms of this Agreement), Defaulted Receivables and Collections of Interest Receivables in respect of each Designated Account, based on the ratio of the aggregate amount of Principal Receivables in all Designated Accounts owned by the Trust on such Business Day to the total aggregate amount of Principal Receivables in all such Designated Accounts on such Business Day and (B) to the Transferor, the remainder of the Defaulted Receivables and Collections of Interest Receivables in all such Designated Accounts on such Business Day.

     (c) On the Removal Date with respect to any such Account to be removed, the Transferor shall cease to allocate any Collections therefrom in accordance herewith and such Account shall be deemed a Removed Account. After the Removal Date and upon the written request of the Servicer, the Trustee shall deliver to the Transferor a Reassignment.
                                     2-17

                                  ARTICLE III

                         ADMINISTRATION AND SERVICING
                                OF RECEIVABLES

     Section 3.1  Acceptance of Appointment and Other Matters Relating to the
                  -----------------------------------------------------------
Servicer.
--------

     (a) Green Tree agrees to act as the Servicer under this Agreement. The Investor Certificateholders of each Series by their acceptance of the related Certificates consent to Green Tree acting as Servicer. Notwithstanding the foregoing or any other provisions of this Agreement or any Supplement, the Investor Certificateholders consent to an Affiliate of Green Tree acting as Servicer hereunder; provided, that Green Tree will remain jointly and severally
                    --------
liable with such Affiliate for the obligations of the Servicer hereunder.

     (b) The Servicer shall service and administer the Receivables and shall collect payments due under the Receivables in accordance with its customary and usual servicing procedures and the Financing Guidelines and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration that it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.1, the Servicer is hereby authorized and empowered (i) to make withdrawals from the Collection Account as set forth in this Agreement, (ii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to
Section 10.1, to instruct the Trustee in writing to make withdrawals and payments, from any Interest Funding Account, the Excess Funding Account, any Principal Account and any Series Account, in accordance with such instructions as set forth in this Agreement, (iii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to
Section 10.1, to instruct the Trustee in writing to take any action permitted or required under any Enhancement at such time as set forth in this Agreement and any Supplement, (iv) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables, (v) to make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities or reporting requirements and (vi) to delegate certain of its service, collection, enforcement and administrative duties hereunder with respect to the Receivables to any Person who agrees to conduct such duties in accordance with the Servicer's customary and usual servicing procedures;


                                      3-1
 provided, that the Servicer shall remain jointly and severally liable for
 --------
such duties with such Person and shall give notice to the Trustee of any such delegation. The Trustee agrees that it shall promptly follow the instructions of the Servicer to withdraw funds from the Collection Account, any Principal Account, any Interest Funding Account, the Excess Funding Account, or any Series Account and to take any action required under any Enhancement at such time as required under this Agreement. The Trustee shall execute at the Servicer's written request such documents prepared by the Transferor and acceptable to the Trustee as the Servicer certifies are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

     (c) The Servicer shall not be obligated to use separate servicing procedures, offices or employees for servicing the Receivables from the procedures, offices and employees used by the Servicer in connection with servicing other receivables.

     (d) The Servicer shall comply with and perform its servicing obligations with respect to the Financing Agreements relating to the Accounts and the Financing Guidelines, except insofar as any failure to so comply or perform would not materially and adversely affect the rights of the Trust or any of the Beneficiaries. Subject to compliance with all Requirements of Law and subject to the requirements of Section 3.1(b), the Servicer may change the terms and provisions of the Wholesale Financing Agreements, the Floorplan Agreements, the Asset-Based Financing Agreements or the Financing Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the rate of the finance charge assessed thereon), only if as a result of such change, in this reasonable judgment of the Servicer, no Pay Out Event will occur.

     Section 3.2  Servicing Compensation.  As compensation for its servicing
                  ----------------------
activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a servicing fee in respect of each day prior to the termination of the Trust pursuant to Section 12.1 (the "Servicing Fees"), payable in arrears on each date and in the manner specified in the applicable Supplement, equal to the product of (i) a fraction, the numerator of which is the actual number of days in the measuring period specified in the applicable Supplement and the denominator of which is the actual number of days in the year, (ii) the weighted average Series Servicing Fee Percentage for all Outstanding Series (based upon the Series Servicing Fee Percentage for each Series and the Invested Amount of such Series) and (iii) the daily average aggregate Outstanding Balance of all Principal Receivables over the term of such measuring period. The share of the Servicing Fee allocable to each Series with respect to any date of payment shall be equal to the product of (i) a fraction, the numerator of which is the actual number of days in the measuring period specified in the applicable Supplement and the denominator of which is the actual number of days in the year, (ii) the applicable Series Servicing Fee Percentage for such Series and (iii) the Invested Amount of such Series, as appropriate, as of the date of determination for such payment as specified in the applicable Supplement. The

                                      3-2
remainder of the Servicing Fee shall be paid by the Transferor, or retained by the Servicer as provided in Article IV, and in no event shall the Trust, the Trustee, any Enhancement Provider, or the Investor Certificateholders be liable for the share of the Servicing Fee to be paid by the Transferor.

     The Servicer shall be responsible for its own expenses, which shall include the amounts due to the Trustee pursuant to Section 11.5 and the reasonable fees and disbursements of independent public accountants and all other expenses incurred by the Servicer in connection with its activities hereunder; provided,
                                                                      ---------
that the Servicer shall not be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest, penalties or additions with respect thereto or arising from a failure to comply therewith). In the event that the Servicer fails to pay any amounts due to the Trustee pursuant to Section 11.5, the Trustee shall be entitled to deduct and receive such amounts from the Servicing Fee prior to the payment thereof to the Servicer and the obligations of the Trust to pay any such amounts shall thereby be fully satisfied. The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

     Section 3.3  Representations and Warranties of the Servicer.  Green Tree,
                  ----------------------------------------------
as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, the following representations and warranties on which the Trustee has relied in accepting the Receivables in trust and in authenticating the Certificates issued on the Initial Closing Date:

     (a)     Organization and Good Standing.  The Servicer is a corporation duly
             ------------------------------
organized, validly existing and in good standing under the laws of its state of incorporation and has the corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

     (b)     Due Qualification.  The Servicer is duly qualified to do business
             -----------------
and is in good standing (or is exempt from such requirements) as a foreign corporation in any state where such qualification is necessary in order to service the Receivables as required by this Agreement and has obtained all necessary licenses and approvals as required under Federal and state law in order to service the Receivables as required by this Agreement, and if the Servicer shall be required by any Requirement of Law to so qualify or register or obtain such license or approval, then it shall do so except where the failure to obtain such license or approval does not materially affect the Servicer's ability to perform its obligations hereunder or the enforceability of the Receivables.


                                      3-3

     (c) Due Authorization.  The execution and delivery of this Agreement
         -----------------

and the consummation of the transactions provided for herein, have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer.

     (d) Binding Obligation.  This Agreement and the consummation of the
         ------------------
transactions provided for herein, constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

     (e) No Violation.  The execution and delivery of this Agreement by the
         ------------
Servicer, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to the Servicer, will not violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Servicer or any material indenture, contract, agreement, mortgage, deed of trust or other material instrument to which the Servicer is a party or by which it is bound.

     (f) No Proceedings.  There are no proceedings or investigations pending or,
         --------------
to the best knowledge of the Servicer, threatened against the Servicer before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Servicer of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or (v) seeking to affect adversely the tax attributes of the Trust.

     (g) Compliance with Requirements of Law.  The Servicer shall duly satisfy
         -----------------------------------
all obligations on its part to be fulfilled under or in connection with each Receivable, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable the failure to comply with which would have a material adverse effect on the Certificateholders or any Enhancement Provider.

     (h) Protection of Certificateholders' Rights.  The Servicer shall take no
         ----------------------------------------
action which, nor omit to take any action the omission of which, would impair the rights of Certificateholders in any Receivable or the rights of any Enhancement Provider, nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with Green Tree's usual and customary collection procedures.


                                      3-4

     (i) All Consents Required.  All approvals, authorizations, consents, orders
         ---------------------
or other actions of any Governmental Authority required in connection with the execution and delivery of this Agreement and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof, have been obtained; provided, however, that the Servicer makes no representation or
               --------  -------
warranty regarding State securities or "Blue Sky" laws in connection with the distribution of the Certificates.

     (j) Rescission or Cancellation.  The Servicer shall not permit any
         --------------------------
rescission or cancellation of any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in accordance with Green Tree's usual and customary collection policies or the normal operating procedures of the Servicer.

     (k) Negative Pledge.  Except for the conveyance hereunder to the Trustee,
         ---------------
the Servicer will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable sold and assigned to the Trust, whether now existing or hereafter created, or any interest therein, and the Servicer shall defend the rights, title and interest of the Trust in, to and under any Receivable sold and assigned to the Trust, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller or the Servicer.

     (l) Principal Place of Business.  The Servicer shall at all times maintain
         ---------------------------
its principal executive offices within the United States.

     Section 3.4  Reports and Records for the Trustee.
                  -----------------------------------

     (a) Daily Records.  Upon reasonable prior notice by the Trustee, the
         -------------
Servicer shall make available at an office of the Servicer (or other location designated by the Servicer if such records are not accessible by the Servicer at an office of the Servicer) selected by the Servicer for inspection by the Trustee or its agent (reasonably acceptable to the Servicer) on a Business Day during the Servicer's normal business hours a record setting forth (i) the Collections on the Receivables and (ii) the amount of Receivables for the Business Day preceding the date of the inspection. The Servicer shall, at all times, maintain its computer files with respect to the Receivables in such a manner so that the Receivables may be specifically identified and, upon reasonable prior request of the Trustee, shall make available to the Trustee, at an office of the Servicer (or other location designated by the Servicer if such computer files are not located at an office of the Servicer) selected by the Servicer, on any Business Day of the Servicer during the Servicer's normal business hours any computer programs necessary to make such identification.


                                      3-5

     (b)  Daily Report.
          ------------

          (i) On each Business Day the Servicer shall prepare a completed Daily Report.

          (ii) The Servicer shall deliver to the Trustee and the Paying Agent the Daily Report by 3:00 p.m. (New York City time) on each Business Day with respect to activity in the Receivables for the prior Business Day (or, in the case of a Daily Report delivered on the second Business Day following a Saturday, Sunday or other non-Business Day, the aggregate activity for the preceding Business Day and such preceding non-Business
     Days).

          (iii) Upon discovery of any error or receipt of notice of any error in any Daily Report, the Servicer, the Transferor and the Trustee shall arrange to confer and shall agree upon any adjustments necessary to correct any such errors. If any such error is material, the Servicer or the Trustee, as the case may be, shall retain all Collections which would otherwise be paid from the Trust (or such lesser amount as the Trustee and the Servicer shall agree to be necessary to cover any such error) in the Collection Account until such material error is corrected. Unless the Trustee has received written notice of any error or discrepancy, the Trustee may rely on each Daily Report delivered to it for all purposes hereunder.

     (c)  Settlement Statement.  On the second Business Day prior to each
          --------------------
Distribution Date, the Servicer shall, prior to 3:00 p.m. (New York City time) on such day, deliver to the Trustee and the Paying Agent the Settlement Statement for the related Monthly Period substantially in the form of Exhibit C hereto, including the following information (which, in the case of clauses
(iii), (iv) and (v) below, will be stated on the basis of an original principal amount of $1,000 per Certificate): (i) the aggregate amount of Collections received in the Collection Account for the Monthly Period preceding such Determination Date and the aggregate amount of Interest Collections and the aggregate amount of Principal Collections processed during such Monthly Period;
(ii) with respect to the preceding Monthly Period for each Series of Certificates, the aggregate amount of the applicable Investor Percentage of Principal Collections, and the aggregate amount of the applicable Investor Percentage of Interest Collections; (iii) for each Series and for each Class within any such Series, the total amount to be distributed to Investor Certificateholders on the next succeeding Distribution Date; (iv) for each Series and for each Class within any such Series, the amount of such distribution to Certificateholders allocable to principal; (v) for each Series and for each Class within any such Series, the amount of such distribution to Certificateholders allocable to interest; (vi) for each Series and each Class within a Series, the Investor Default Amount for the immediately preceding Monthly Period; (vii) for each Series and each Class within a Series, the amount of the Investor Charge-Offs and the amount of the reimbursements of Investor Charge-Offs for such Distribution Date; (viii) for each Series, the Servicing Fee for such Distribution Date; (ix) for each Series, the existing deficit controlled

                                      3-6
amortization amount, if applicable; (x) the Aggregate Principal Receivables in the Trust at the close of business on the last day of the Monthly Period preceding such Distribution Date; (xi) for each Series, the Invested Amount at the close of business on the last day of the Monthly Period immediately preceding such Distribution Date; (xii) the available amount of any Enhancement for each Class of each Series, if any; (xiii) whether a Pay Out Event or a Prospective Pay Out Event with respect to any Series shall have occurred during or with respect to the related Monthly Period; and (xiv) such other calculations as may be required by any Supplement. The Trustee shall be under no duty to recalculate, verify or recompute the information supplied to it under this
Section 3.4 or such other matters as are set forth in any Settlement Statement. The Servicer shall also provide a copy of the Settlement Statement in a prompt manner to each Rating Agency.

     Section 3.5  Annual Servicer's Certificate.  The Servicer will deliver, in
                  -----------------------------
accordance with Section 13.5, to the Trustee, any Enhancement Provider and each Rating Agency, on or before March 31 of each year, beginning in 1997, an Officer's Certificate substantially in the form of Exhibit D stating that (a) a review of the activities of the Servicer during the preceding fiscal year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to such officer's knowledge, based on such review, the Servicer has fully performed all its obligations under this Agreement throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

     Section 3.6  Annual Independent Accountants' Servicing Report.
                  ------------------------------------------------

     (a) On or before March 31 of each year, commencing March 31, 1997, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report with respect to the prior fiscal year to the Trustee, any Enhancement Provider and each Rating Agency, to the effect that such firm has applied certain procedures, agreed upon with the Servicer and the Trustee and substantially as set forth in Exhibit H which would reperform certain accounting procedures performed by the Servicer pursuant to certain documents and records relating to the servicing of the Receivables under this Agreement. In addition, each report shall set forth the agreed upon procedures performed and the results of such procedures.

     (b) On or before March 31 of each year, commencing March 31, 1997, the Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report to the Trustee, any Enhancement Provider and each Rating Agency to the effect that they have compared the mathematical calculations set forth in each of the monthly certificates forwarded by the Servicer pursuant to sub-section 3.4(c) during the period covered by such report with the computer reports

                                      3-7
which were the source of such amounts and that on the basis of such comparison, such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report.

     (c) A copy of each report provided pursuant to Section 3.5 or 3.6 may be obtained by any Investor Certificateholder by a request to the Trustee addressed to the Corporate Trust Office.

     Section 3.7  Tax Treatment.  The Transferor has structured this Agreement
                  -------------
and the Investor Certificates with the intention that the Investor Certificates will qualify under applicable federal, state, local and foreign tax law as indebtedness. Except to the extent expressly specified to the contrary in any Supplement, the Transferor, the Servicer, the Holder of the Exchangeable Transferor Certificate, each Investor Certificateholder, and each Certificate Owner agree to treat and to take no action inconsistent with the treatment of the Investor Certificates (or beneficial interest therein) as indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Investor Certificateholder, and the Holder of the Exchangeable Transferor Certificate, by acceptance of its Certificate and each Certificate Owner, by acquisition of a beneficial interest in a Certificate, agree to be bound by the provisions of this Section 3.7. Each Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section
3.7. Furthermore, subject to Section 11.11, the Trustee shall treat the Trust as a security device only, and shall not file tax returns or obtain an employer identification number on behalf of the Trust.

     In the event that any class of Investor Certificates (other than a class of Investor Certificates which is and at all times has been wholly owned by the Transferor) is deemed for federal income tax purposes to represent an equity interest in the Trust, the Trust shall be treated for federal income tax purposes as a partnership among the Holders of such Investor Certificates and the Transferor. In the event such a partnership is deemed to exist, the net income of the Trust for any month as determined for federal income tax purposes (and each item of income, gain, loss, deduction and credit, if any, entering into the computation thereof) shall be allocated among the Holders of such Investor Certificates as of the first Record Date following the end of such month in proportion to their ownership of the principal amount of such Investor Certificates on such date, in an amount of such income up to the sum of the interest accrued on such Certificates for such month, and the balance thereof shall be allocated to the Transferor. If the net income of the Trust for any month is insufficient for the full amount of such allocations to such Certificateholders, net income in succeeding months shall be allocated to such Certificateholders to make up for such shortfall before being allocated to the Transferor as provided above for such succeeding months. Net losses of the Trust, if any, for any month as determined for federal income tax purposes (and each item of income, gain, loss, deduction and credit, if any, entering into the computation


                                      3-8
shall be allocated to the Transferor to the extent that the Transferor is reasonably expected to bear the economic burden of such net loss, then net losses shall be allocated among such Certificateholders as of the first Record Date following the end of such month in proportion to their ownership of the principal amount of such Investor Certificates on such Record Date. Notwithstanding anything in this Agreement to the contrary, the Transferor shall be allocated at least 1% of each item of income, profit, gain or loss of the Trust. The Transferor is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the Transferor or the Certificateholders, or to comply with the provisions of the Code and the accompanying Treasury Regulations.

     Section 3.8  Notices to Green Tree.  In the event that Green Tree or any
                  ---------------------
Affiliate thereof is no longer acting as Servicer, any Successor Servicer appointed pursuant to Section 10.2 shall deliver or make available to Green Tree each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.4, 3.5 and 3.6.

                                      3-9

                                  ARTICLE IV

                  RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
                        AND APPLICATION OF COLLECTIONS

     Section 4.1  Rights of Certificateholders.  Each Series of Investor
                  ----------------------------
Certificates shall represent Undivided Interests in the Trust, including the benefits of any Enhancement issued with respect to such Series and the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be deposited in the Trust Accounts or to be paid to the Investor Certificateholders of such Series (the "Certificateholders' Interest"); provided, however, that the aggregate interest represented by such
            --------  -------
Certificates at any time in the Principal Receivables shall not exceed an amount equal to the Invested Amount of such Certificates. The Exchangeable Transferor Certificate shall represent the remaining undivided interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be paid to the Holder of the Exchangeable Transferor Certificate; provided, however, that the aggregate
                                     --------  -------
interest represented by such Exchangeable Transferor Certificate at any time in the Principal Receivables shall not exceed the Transferor Interest at such time and such Certificate shall not represent any interest in the Trust Accounts, except as provided in this Agreement, or the benefits of any Enhancement issued with respect to any Series.

     Section 4.2  Establishment of Accounts.
                  -------------------------

     (a) The Collection Account.  The Servicer, for the benefit of the
         ----------------------
Certificate-holders, shall establish in the name of the Trustee, on behalf of the Trust, a non-interest bearing segregated account (the "Collection Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders, and shall cause such Collection Account to be established and maintained, (i) in a segregated trust account with the corporate trust department of a depositary institution or trust company (which may include the Trustee) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia which has a long-term unsecured debt rating of at least Baa3 by Moody's and whose deposits are insured to the limits provided by law by the FDIC having corporate trust powers and acting as trustee for funds deposited therein (provided, however, that such account need not be maintained as a segregated
---------  -------
trust account with the corporate trust department of such institution if at all times the certificates of deposit short-term deposits or commercial paper or the long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor's of at least A-1+ and P-1 from Moody's of at least P-1 in the case of the certificates of deposit, short-term deposits or commercial paper, or a rating from Standard & Poor's of AAA and from Moody's of Aaa in the case of the long-term unsecured debt obligations, or (ii) with a depositary institution, which may include

                                      4-1
the Trustee, which is acceptable to the Rating Agency (in the case of (i) and (ii), a "Qualified Institution"). If, at any time, the institution holding the Collection Account ceases to be a Qualified Institution, the Transferor shall direct the Servicer to establish within ten Business Days a new Collection Account with a Qualified Institution, transfer any cash and/or any investments to such new Collection Account and from the date such new Collection Account is established, it shall be the "Collection Account." The Servicer shall give written notice to the Trustee of the location and account number of the Collection Account and shall notify the Trustee in writing prior to any subsequent change thereof. Pursuant to authority granted to it pursuant to subsection 3.1(b), the Servicer shall have the power revocable by the Trustee to withdraw funds from the Collection Account for the purposes of carrying out its duties hereunder.

     The Collection Account shall be under the sole dominion and control of the Trustee and the Trustee shall possess all right, title and interest in all funds from time to time on deposit in such account.

     (b) The Interest Funding and Principal Accounts.  The Trustee, for the
         -------------------------------------------
benefit of the Investor Certificateholders, shall establish and maintain with a Qualified Institution in the name of the Trust two segregated trust accounts for each Series (an "Interest Funding Account" and a "Principal Account," respectively), each bearing a designation clearly indicating that the funds therein are held for the bene-fit of the Investor Certificateholders of such Series. Except as provided in sub-section 4.2(e), each Interest Funding Account and each Principal Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. Pursuant to authority granted to it hereunder, the Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Interest Funding Account and any Principal Account for any purpose of carrying out the Servicer's or the Trustee's duties hereunder. The Trustee at all times shall maintain accurate records reflecting each transaction in each Principal Account and each Interest Funding Account and that funds held therein shall at all times be held in trust for the benefit of the Investor Certificateholders of such Series. If, at any time, the institution holding the Interest Funding Account ceases to be a Qualified Institution, the Servicer shall direct the Trustee to establish within ten Business Days a new Interest Funding Account meeting the conditions specified above with a Qualified Institution, transfer any cash and/or any investments to such new Interest Funding Account and from the date such new Interest Funding Account is established, it shall be the "Interest Funding Account." Similarly, if, at any time, the institution holding any Principal Account ceases to be a Qualified Institution, the Servicer shall direct the Trustee to establish within ten Business Days a new Principal Account meeting the conditions specified above with a Qualified Institution, transfer any cash and/or any investments to such new Principal Account and from the date such new Principal Account is established, it shall be a "Principal Account."

                                      4-2

     (c) Distribution Accounts.  The Trustee, for the benefit of the Investor
         ---------------------
Certificateholders of each Series, shall cause to be established and maintained in the name of the Trust, with an office or branch of a Qualified Institution a non-interest-bearing segregated demand deposit account for each Series (a "Distribution Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Investor Certificateholders of such Series. Each Distribution Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders of the related Series. Pursuant to the authority granted to the Paying Agent herein, the Paying Agent shall have the power, revocable by the Trustee, to make withdrawals and payments from the Distribution Account for the purpose of carrying out the Paying Agent's duties hereunder. If, at any time, the institution holding a Distribution Account ceases to be a Qualified Institution, the Servicer shall direct the Trustee to establish within ten Business Days a new Distribution Account meeting the conditions specified above with a Qualified Institution, transfer any cash and/or any investments to such new Distribution Account and from the date such new Distribution Account is established, it shall be a "Distribution Account."

     (d) The Excess Funding Account.  The Trustee, for the benefit of the
         --------------------------
Certificateholders, shall cause to be established in the name of the Trustee, on behalf of the Certificateholders, with a Qualified Institution, a segregated trust account (the "Excess Funding Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. Except as provided in subsection 4.3(f), the Excess Funding Account shall, except as otherwise provided herein, be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. Pursuant to the authority granted to the Servicer herein, the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments from the Excess Funding Account for the purpose of carrying out the Servicer's or Trustee's duties hereunder. If, at any time, the institution holding the Excess Funding Account ceases to be a Qualified Institution, the Servicer shall direct the Trustee to establish within ten Business Days a new Excess Funding Account meeting the conditions specified above with a Qualified Institution, transfer any cash and/or any investments to such new Excess Funding Account and from the date such new Excess Funding Account is established, it shall be the "Excess Funding Account."

     (e) Administration of the Principal Accounts and the Interest Funding
         -----------------------------------------------------------------
Accounts.  Funds on deposit in each Principal Account and each Interest Funding
--------
Account shall at all times be invested by the Servicer (or, at the written direction of the Transferor, by the Trustee) on behalf of the Transferor in Cash Equivalents. Any such investment shall mature and such funds shall be available for withdrawal on the Transfer Date following the Monthly Period in which such funds were processed for collection. No such investments shall be liquidated prior to maturity. At the end of each month, all interest and earnings (net of losses and investment expenses) on funds on deposit in each Principal Account and each Interest Funding Account (unless otherwise specified in the applicable Supplement) shall be part of Finance

                                      4-3

Charge Collections. Subject to the restrictions set forth above, the Servicer, or a Person designated in writing by the Servicer, of which the Trustee shall have received written notification, shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in any Principal Account and any Interest Funding Account. Any investment instructions to the Trustee shall be in writing, shall be given no later than 10:00 a.m. New York City time on a Business Day that such investment is proposed to be made and shall include a certification that the proposed investment is a Cash Equivalent that matures at or prior to the time required by this Agreement. For purposes of determining the availability of funds or the balances in any Interest Funding Account and any Principal Account for any reason under this Agreement all investment earnings on such funds shall be deemed not to be available or on deposit.

     Section 4.3  Collections and Allocations.
                  ---------------------------

     (a) Collections.  Dealers shall make payments on the Receivables to the
         -----------
Servicer who shall deposit all such payments in the Collection Account no later than the second Business Day following the Date of Processing thereof.

     The Servicer shall allocate such amounts to each Series of Investor Certificates and to the Holder of the Exchangeable Transferor Certificate in accordance with this Article IV and shall cause the Trustee to withdraw the required amounts from the Collection Account or pay such amounts to the Holder of the Exchangeable Transferor Certificate in accordance with this Article IV. The Servicer shall make such deposits or payments on the date indicated herein by wire transfer or as otherwise provided in the Supplement for any Series of Certificates with respect to such Series.

     Notwithstanding anything in this Agreement to the contrary, but subject to the terms of any Supplement, for so long as, and only so long as, Green Tree (or any successors to Green Tree pursuant to Section 8.2) or an Affiliate of Green Tree shall remain the Servicer hereunder, and (a)(i) Green Tree (or any successors to Green Tree pursuant to Section 8.2) or an Affiliate of Green Tree provides to the Trustee a letter of credit or other form of Enhancement rated at least A-1 by Standard & Poor's and P-1 by Moody's (as certified to the Trustee by the Servicer), and (ii) after notifying each Rating Agency of the proposed use of such letter of credit or other form of Enhancement the Transferor shall have received a notice from each Rating Agency that making payments monthly rather than daily would not result in a downgrading or withdrawal of any of such Rating Agency's then existing ratings of the Investor Certificates, or (b) Green Tree (or any successors to Green Tree pursuant to Section 8.2) shall have and maintain a short-term credit rating of at least A-1 by Standard & Poor's and P-1 by Moody's (as certified to the Trustee by the Servicer), the Servicer need not deposit Collections from the Collection Account into the Principal Account or the Interest Funding Account or any Series Account, or make payments to the Holder of the Exchangeable Transferor Certificate, prior to the close of business on the day any Collections are deposited in the Collection Account as

                                      4-4
otherwise provided in this Article IV, but may instead make such deposits, payments and withdrawals on each Transfer Date in an amount equal to the net amount of such deposits, payments and withdrawals which would have been made but for the provisions of this paragraph.

     Notwithstanding anything in this Agreement to the contrary, with respect to any Monthly Period, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Interest Funding Account, the Principal Account or any Series Account, as provided in any Supplement, (i) the Servicer will only be required to deposit Collections from the Collection Account into the Interest Funding Account, the Principal Account or any Series Account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to investor Certificateholders or to any Enhancement Provider pursuant to the terms of any Supplement or agreement relating to such Enhancement and
(ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

     Notwithstanding anything in this Agreement to the contrary, but subject to the terms of any Supplement, so long as (i) Green Tree (or any successor to Green Tree pursuant to Section 8.2) is the Servicer hereunder and (ii) each Series is in its Revolving Period, then, with respect to any Receivable arising under a Wholesale Financing Agreement for which Green Tree is providing the retail financing for the related Product, Green Tree need not deposit into the Collection Account the Principal Collections from such Receivable to the extent that such Principal Collections would, at the time when such deposit (but for this sentence) would be required to be made under this Agreement, be paid to the Transferor under this Agreement and then to Green Tree as the Seller under the Purchase Agreement; provided that amounts otherwise payable to Green Tree pursuant to this sentence shall instead be deposited in the Excess Funding Account to the extent, if any, necessary to prevent the Transferor Interest from being less than the Minimum Transferor Interest. The preceding sentence is for administrative convenience only, and the Principal Collections referred to therein shall be deemed to have been deposited into the Collection Account and thereafter distributed to the Transferor pursuant to this Agreement and applied by the Transferor to the purchase of Receivables pursuant to the Purchase Agreement. The Servicer shall maintain the records of the Trust as if such Principal Collections were deposited and applied as described in the preceding sentence.

     (b) Allocations for the Exchangeable Transferor Certificate.  Throughout
         -------------------------------------------------------
the existence of the Trust, unless otherwise stated in any Supplement, on each Business Day the Servicer shall allocate to the Holder of the Exchangeable Transferor Certificate an amount equal to the product of (A) the Transferor Percentage as of the end of the preceding Business Day and (B) the aggregate amount of Principal Collections and Interest Collections available in the Collection Account.

                                      4-5

The Servicer shall pay such amount to the Holder of the Exchangeable Transferor Certificate on each Business Day; provided, however, that amounts payable to the
                                  --------  -------
Holder of the Exchangeable Transferor Certificate pursuant to this clause
(b) shall instead be deposited in the Excess Funding Account to the extent necessary to prevent the Transferor Interest from being less than the Minimum Transferor Interest.

     (c) [Reserved]

     (d) Allocation for Series.  On each Business Day, (i) the amount of
         ---------------------
Interest Collections available in the Collection Account allocable to each Series shall be determined by multiplying the aggregate amount of such Interest Collections by the Floating Allocation Percentage for such Series, (ii) the amount of Principal Collections available in the Collection Account allocable to each Series shall be determined by multiplying the aggregate amount of such Principal Collections by (x) during the Revolving Period for a Series, the Floating Allocation Percentage for such Series and (y) during any Amortization Period for a Series, the Fixed/Floating Allocation Percentage for such Series, and (iii) the Defaulted Receivables allocable to each Series shall be determined by multiplying the aggregate amount of such Defaulted Receivables by the Floating Allocation Percentage for such Series. The Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, cause the Trustee to withdraw the required amounts from the Collection Account and cause the Trustee to deposit such amounts into the applicable Principal Account, the applicable Interest Funding Account, the Excess Funding Account, or any Series Account or pay such amounts to the Holder of the Exchangeable Transferor Certificate in accordance with the provisions of this
Article IV.

     (e) Unallocated Principal Collections; Excess Funding Account.  On each
         ---------------------------------------------------------
Business Day, Shared Principal Collections shall be allocated to each outstanding Series pro rata based on the Principal Shortfall, if any, for each
                   --- ----
such Series. The Servicer shall pay any remaining Shared Principal Collections on such Business Day to the Transferor; provided, that if the Transferor
                                        --------
Interest as determined on such Business Day does not exceed the Minimum Transferor Interest, then such remaining Shared Principal Collections shall be deposited in the Excess Funding Account to the extent necessary to increase the Transferor Interest above the Minimum Transferor Interest; provided, further,
                                                           --------  -------
that if an Early Amortization Period has commenced and is continuing with respect to more than one outstanding Series, such remaining Shared Principal Collections shall be allocated to such Series pro rata based on the Investor Percentage for Principal Receivables applicable for such Series.

     (f) Amounts in Excess Funding Account.  Amounts on deposit in the Excess
         ---------------------------------
Funding Account on any Business Day will be invested by the Servicer (or, at the direction of the Transferor, by the Trustee) on behalf of the Transferor in Cash Equivalents which shall mature and be available on or before the next Business Day

                                      4-6
on which amounts may be released from the Excess Funding Account. Earnings from such investments received shall be deposited in the Collection Account and treated as Finance Charge Collections. Any investment instructions to the Trustee shall be in writing and shall include a certification that the proposed investment is a Cash Equivalent that matures at or prior to the date required by this Agreement. If on any Business Day other than a Business Day on which a Prospective Pay Out Event has occurred and is continuing, the Transferor Interest is greater than the Minimum Transferor Interest, amounts on deposit in the Excess Funding Account may, at the option of the Transferor, be released to the Holder of the Exchangeable Transferor Certificate. On the first Business Day of the Amortization Period for any Series, funds on deposit in the Excess Funding Account will be deposited in the Principal Account for such Series to the extent of the lesser of (x) the Invested Amount of such Series and (y) the amount then on deposit in the Excess Funding Account.

                   [THE REMAINDER OF ARTICLE IV IS RESERVED
                   AND SHALL BE SPECIFIED IN ANY SUPPLEMENT
                          WITH RESPECT TO ANY SERIES]




                                      4-7

                                   ARTICLE V

                      [ARTICLE V IS RESERVED AND SHALL BE
                   SPECIFIED IN ANY SUPPLEMENT WITH RESPECT
                                TO ANY SERIES]









                                      5-1

                                  ARTICLE VI

                               THE CERTIFICATES

     Section 6.1  The Certificates.  Subject to Sections 6.10 and 6.13, the
                  ----------------
Investor Certificates of each Series and any Class thereof may be issued in bearer form (the "Bearer Certificates") with attached interest coupons and, if applicable, a special coupon (collectively, the "Coupons") or in fully registered form (the "Registered Certificates"), and shall be substantially in the form of the exhibits with respect thereto attached to the related Supplement. The Exchangeable Transferor Certificate shall be substantially in the form of Exhibit A. The Investor Certificates and the Exchangeable Transferor Certificate shall, upon issue pursuant hereto or to Section 6.9 or
Section 6.10, be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Sections 2.1 and 6.2. Any Investor Certificate shall be issuable in a minimum denomination of $1,000 Undivided Interest and integral multiples thereof, unless otherwise specified in any Supplement, and shall be issued upon original issuance in an original aggregate principal amount equal to the Initial Invested Amount. The Exchangeable Transferor Certificate shall be issued as a single certificate. Each Certificate shall be executed by manual or facsimile signature on behalf of the Transferor by its President or any Vice President. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor or the Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by or on behalf of the Trustee by the manual signature of a duly authorized signa-tory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been validly issued and duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication except Bearer Certificates which shall be dated the applicable Issuance Date as provided in the related Supplement.

     Section 6.2  Authentication of Certificates.  Contemporaneously with the
                  ------------------------------
initial assignment and transfer of the Receivables, whether now existing or here-after created and the other components to the Trust, the Trustee shall authenticate and deliver the initial Series of Investor Certificates, upon the written order of the Transferor. Upon the issuance of such Investor Certificates, such Investor Certificates shall be validly issued, fully paid and nonassessable. The Trustee shall authenticate and deliver the Exchangeable Transferor Certificate to the Transferor simultaneously with its delivery of the initial Series of Investor Certificates. Upon an Exchange as provided in
Section 6.9 and the satisfaction of certain other conditions specified therein, the Trustee shall authenticate and deliver the Investor Certificates of additional Series (with the designation provided in the related

                                      6-1

Supplement), upon the written order of the Transferor. Upon the written order of the Transferor, the Certificates of any Series shall be duly authenticated by or on behalf of the Trustee, in authorized denominations equal to (in the aggregate) the Initial Invested Amount of such Series of Investor Certificates. If specified in the related Supplement for any Series, the Trustee shall authenticate and deliver out-side the United States the Global Certificate that is issued upon original issuance thereof, upon the written order of the Transferor, to the Depositary. If specified in the related Supplement for any Series, the Trustee shall authenticate Book-Entry Certificates that are issued upon original issuance thereof, upon the written order of the Transferor, to a Clearing Agency or its nominee as provided in Section 6.10.

     Section 6.3  Registration of Transfer and Exchange of Certificates.
                  -----------------------------------------------------

     (a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the "Transfer Agent and Registrar") in accordance with the provisions of Section 11.16, a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Investor Certificates of each Series (unless otherwise provided in the related Supplement) and of transfers and exchanges of the Investor Certificates as herein provided. Whenever reference is made in this Agreement to the transfer or exchange of the Certificates by the Trustee, such reference shall be deemed to include the transfer or exchange on behalf of the Trustee by a Transfer Agent and Registrar. Norwest Bank Minnesota, National Association is hereby initially appointed Transfer Agent and Registrar for the purposes of registering the Investor Certificates and transfers and exchanges of the Investor Certificates as herein provided. If any form of Investor Certificate is issued as a Global Certificate, Norwest Bank Minnesota, National Association may, or if and so long as any Series of Investor Certificates are listed on a stock exchange and such exchange shall so require, Norwest Bank Minnesota, National Association shall appoint a co-transfer agent and co-registrar, which will also be a co-paying agent, in such city as the Transferor may specify. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context otherwise requires. Norwest Bank Minnesota, National Association shall be permitted to resign as Transfer Agent and Registrar upon 30 days' written notice to the Servicer. In the event that Norwest Bank Minnesota, National Association shall no longer be the Transfer Agent and Registrar, the Transferor shall appoint a successor Transfer Agent and Registrar. If any Series with respect to which Book Entry Certificates were originally issued is no longer issued as Book-Entry Certificates, then the Servicer may appoint a successor Transfer Agent and Registrar.

     Upon surrender for registration of transfer of any Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, the Transferor shall execute, subject to the provisions of subsection 6.3(c), and the Trustee shall (unless the Transfer Agent and Registrar is different than the Trustee, in which case the Transfer Agent and Registrar shall) authenticate and deliver, in


                                      6-2
the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of like aggregate Undivided Interests; provided, that the provisions of this paragraph shall not apply to Bearer
--------
Certificates.

     At the option of any Holder of Registered Certificates, Registered Certificates may be exchanged for other Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, upon surrender of the Registered Certificates to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose. At the option of a Bearer Certificateholder, subject to applicable laws and regulations (including without limitation, the Bearer Rules), Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, in the manner specified in the Supplement for such Series, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section 6.3 shall have attached thereto (or be accompanied by) all unmatured Coupons, provided that any Bearer Certificate so surrendered after the close of business on the Record Date preceding the relevant Distribution Date after the related Series Termination Date need not have attached the Coupons relating to such Distribution Date.

     Whenever any Investor Certificates of any Series are so surrendered for exchange, the Transferor shall execute, and the Trustee shall (unless the Transfer Agent and Registrar is different than the Trustee, in which case the Transfer Agent and Registrar shall) authenticate and deliver, the Investor Certificates of such Series which the Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Certificateholder thereof or his attorney-in-fact duly authorized in writing.

     The preceding provisions of this Section 6.3 notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Investor Certificate of any Series for the period from the Record Date preceding the due date for any payment to the Distribution Date with respect to the Investor Certificates of such Series.

     Unless otherwise provided in the related Supplement, no service charge shall be made for any registration of transfer or exchange of Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Investor Certificates (together with any Coupons attached to Bearer Certificates) surrendered for registration of transfer or exchange shall be canceled


                                      6-3
by the Transfer Agent and Registrar and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and dispose of any Global Certificate upon its exchange in full for Definitive Certificates, but shall not be required to destroy such Global Certificates. Such certificate shall also state that a certificate or certificates of each Foreign Clearing Agency to the effect referred to in Section 6.13 was received with respect to each portion of the Global Certificate exchanged for Definitive Certificates.

     The Transferor shall execute and deliver to the Trustee or the Transfer Agent and Registrar, as applicable, Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement and the Certificates.

     (b) Except as provided in Section 6.9 or 7.2 or in any Supplement, in no event shall the Exchangeable Transferor Certificate or any interest therein be transferred, sold, exchanged, pledged, participated or otherwise assigned hereunder, in whole or in part, unless the Transferor shall have consented in writing to such transfer and unless the Trustee shall have received (1) confirmation in writing from each Rating Agency that such transfer will not result in a lowering or withdrawal of its then-existing rating of any Series of Investor Certificates and (2) an Opinion of Counsel that such transfer does not
(i) adversely affect the conclusions reached in any of the federal income tax opinions issued in connection with the original issuance of any Series of Investor Certificates or (ii) result in a taxable event to the holders of any such Series.

     (c) Unless otherwise provided in the related Supplement, registration of transfer of Registered Certificates containing a legend relating to the restrictions on transfer of such Registered Certificates (which legend shall be set forth in the Supplement relating to such Investor Certificates) shall be effected only if the conditions set forth in such related Supplement are satisfied.

     Whenever a Registered Certificate containing the legend set forth in the related Supplement is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Servicer regarding such transfer. The Transfer Agent and Registrar and the Trustee shall be entitled to receive written instructions signed by an officer of the Trustee prior to registering any such transfer or authenticating new Registered Certificates, as the case may be. The Servicer hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any such written instructions furnished pursuant to this subsection 6.3(c).

     (d) The Transfer Agent and Registrar will maintain at its expense in the Borough of Manhattan, The City of New York, an office or offices or an agency or


                                      6-4
agencies where Investor Certificates of such Series may be surrendered for registration of transfer or exchange.

     (e) Prior to the Transfer of any portion of a Transferor Retained Class, the Trustee shall have received (i) an Officer's Certificate of the Transferor that on the date of the proposed Transfer, taking into account the certificates whose Transfer is proposed, more than 20% (by Invested Amount and by value) of the outstanding certificates issued by the Trust with respect to which no Opinion of Counsel was issued that the applicable class would be treated as debt for federal income tax purposes (including the Transferor Certificate and each Transferor Retained Class) shall be owned by the Transferor and (ii) an Opinion of Counsel to the effect that such proposed Transfer will not adversely affect the Federal, Minnesota or Delaware income tax characterization of any outstanding Series of Investor Certificates or the taxability (or tax characterization) of the Trust under Federal, Minnesota or Delaware income tax laws. The Transferor shall provide to Moody's notice of any such Transfer and a copy of the Opinion of Counsel described in clause (ii) above.

     (f) Notwithstanding anything in this Agreement to the contrary, if the Trust issues any Class of Investor Certificates with respect to which an Opinion of Counsel is not received stating that such Investor Certificates will be treated as debt for federal income tax purposes, the following provisions shall apply to such Certificates:

          (i) Such Certificates shall be issued only in transactions which are not required to be registered under the Securities Act of 1933; and

          (ii) The Transferor may prevent any transfer, participation or other disposition of any interest in any such Certificate if the Transferor, in its sole and absolute discretion, determines that such transfer, participation or other disposition, if effected, would cause the Trust to be treated as a publicly traded partnership under Section 7704 of the Internal Revenue Code of 1986, as amended, or the Treasury Regulations issued thereunder.

     Section 6.4  Mutilated, Destroyed, Lost or Stolen Certificates.  If (a) any
                  -------------------------------------------------
mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons, if any, appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to hold each of them and the Trust harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall (unless the Transfer Agent and Registrar is different from the Trustee, in which case the Transfer Agent and Registrar shall) authenticate and deliver (in compliance with applicable law), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate Undivided Interest. In connection with the issuance of any new


                                      6-5

Certificate under this Section 6.4, the Trustee or the Transfer Agent and Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 6.5  Persons Deemed Owners.  Prior to due presentation of a
                  ---------------------
Certificate for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Article V (as described in any Supplement) and Article XI; and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary; provided,
                                                                      --------
however, that in determining whether the holders of Investor Certificates
-------
evidencing the requisite Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Investor Certificates owned by the Transferor, the Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Investor Certificates which a Responsible Officer in the Corporate Trust Office of the Trustee knows to be so owned shall be so disregarded. Investor Certificates so owned that have been pledged in good faith shall not be disregarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Investor Certificates and that the pledgee is not the Transferor, the Servicer or an Affiliate thereof.

     In the case of a Bearer Certificate, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the holder of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to Article V (as described in any Supplement) and Article XII and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Certificates so owned that have been pledged in good faith shall not be disregarded and may be regarded as out-standing, if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Investor Certificates and that the pledgee is not the Transferor, the Servicer or an Affiliate thereof.

     Section 6.6  Appointment of Paying Agent.
                  ---------------------------

     (a) The Paying Agent shall make distributions to Investor Certificate-holders from the appropriate account or accounts maintained for the benefit of


                                      6-6

Certificateholders as specified in this Agreement or the related Supplement for any Series pursuant to Articles IV and V hereof. Any Paying Agent shall have the revocable power to withdraw funds from such appropriate account or accounts for the purpose of making distributions referred to above. The Trustee (or the Servicer if the Trustee is the Paying Agent) may revoke such power and remove the Paying Agent, if the Trustee (or the Servicer if the Trustee is the Paying Agent) determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or for other good cause. The Paying Agent, unless the Supplement with respect to any Series states otherwise, shall initially be Norwest Bank Minnesota, National Association. Norwest Bank Minnesota, National Association shall be permitted to resign as Paying Agent upon 30 days' written notice to the Servicer. Upon the resignation of the Paying Agent, if the Paying Agent was not the Trustee, the Trustee shall be the successor Paying Agent unless and until another successor has been appointed as Paying Agent. In the event that the Trustee shall no longer be the Paying Agent, the Transferor shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

     If specified in the related Supplement for any Series, so long as the Investor Certificates of such Series are outstanding and the Paying Agent is not located in New York City, the Transferor shall maintain a co-paying agent in New York City (for Registered Certificates only) or any other city designated in such Supplement.

     (b) The Trustee shall cause each Paying Agent (other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto and waive all rights of set off the Paying Agent may have against any sums held by it until such sums shall be paid to such Certificateholders and shall agree, and if the Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Internal Revenue Code regarding the with-holding by the Trustee of payments in respect of federal income taxes due from Certificate Owners.

     Section 6.7  Access to List of Certificateholders' Names and Addresses.
                  ---------------------------------------------------------
The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor from the Servicer or the Paying Agent, respectively, in writing, a list in such form as the Servicer or the Paying Agent may reasonably require, of the names and addresses of the Investor Certificateholders as of the most recent Record Date for payment of distributions to Investor Certificateholders. Unless otherwise provided in the related Supplement, holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Invested Amount of the Investor Certificates of any Series (the "Applicants") may apply in writing to the Trustee, and if such application states that the Applicants


                                      6-7
desire to communicate with other Investor Certificateholders of any Series with respect to their rights under this Agreement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee and shall give the Servicer notice that such request has been made, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request. Every Certificateholder, by receiving and holding a Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was obtained.

     Section 6.8  Authenticating Agent.
                  --------------------

     (a) The Trustee may appoint one or more authenticating agents (each, an "Authenticating Agent") with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. The Trustee will appoint any Transfer Agent and Registrar to be an Authentication Agent. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Transferor. The Trustee hereby initially appoints itself as its Authenticating Agent.

     (b) Any institution succeeding to the corporate agency business of an Authenticating Agent shall continue to be an Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.

     (c) An Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an Authenticating Agent by giving notice of termination to such Authenticating Agent and to the Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an Authenticating Agent shall cease to be acceptable to the Trustee or the Transferor, the Trustee promptly may appoint a successor Authenticating Agent. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor


                                      6-8

Authenticating Agent shall be appointed unless acceptable to the Trustee and the Transferor.

     (d) The Servicer agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.8.

     (e) The provisions of Sections 11.1, 11.2 and 11.3 shall be applicable to any Authenticating Agent.

     (f) Pursuant to an appointment made under this Section 6.8, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

                    Trustee's Certificate of Authentication

     This is one of the certificates described in the Pooling and Servicing Agreement.


                                    -------------------------------------------
                                    as Authenticating Agent for the Trustee,

                                    By:
                                       ----------------------------------------
                                       Authorized Signatory

Dated:

     Section 6.9  Tender of Exchangeable Transferor Certificate.
                  ---------------------------------------------

     (a) Upon any Exchange, the Transferor shall deliver to the Trustee for authentication under Section 6.2, one or more new Series of Investor Certificates. Any such Series of Investor Certificates shall be substantially in the form specified in the related Supplement and shall bear, upon its face, the designation for such Series to which it belongs, as selected by the Transferor. Except as specified in any Supplement for a related Series, all Investor Certificates of any Series shall rank pari passu and be equally and
                                               ---- -----
ratably entitled as provided herein to the benefits hereof (except that the Enhancement provided for any Series shall not be available for any other Series) without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and the related Supplement.

     (b) The Holder of the Exchangeable Transferor Certificate may (i) tender the Exchangeable Transferor Certificate to the Trustee in exchange for (A) one or more newly issued Series of Investor Certificates, or (B) a reissued Exchangeable Transferor Certificate, (ii) request the Trustee to issue to it one or more Classes of


                                      6-9
any newly issued Series of Investor Certificates which upon payment by the purchaser thereof of the Initial Invested Amount of such Certificates to a Defeasance Account, will represent an interest in the Trust equal to such Initial Invested Amount (an "Unfunded Certificate") or (iii) take a combination of the actions specified in clauses (i) and (ii) provided that the sum of the amount of Transferor Interest which is tendered under clause (i) and the amount to be paid to the Defeasance Account under clause (ii) equals the Initial Invested Amount of the Investor Certificates delivered to the Holder of the Exchangeable Transferor Certificate (any such event under clauses (i), (ii) or
(iii), a "Transferor Exchange"). In addition, to the extent permitted for any Series of Investor Certificates as specified in the related Supplement, the Investor Certificateholders of such Series may tender their Investor Certificates and the Holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate to the Trustee pursuant to the terms and conditions set forth in such Supplement in exchange for (i) one or more newly issued Series of Investor Certificates and (ii) a reissued Exchangeable Transferor Certificate (an "Investor Exchange"). Notwithstanding anything to the contrary herein, the Transferor shall not be permitted to deposit money into any Defeasance Account. The Transferor Exchange and Investor Exchange are referred to collectively herein as an "Exchange." The Holder of the Exchangeable Transferor Certificate may perform an Exchange by notifying the Trustee, in writing, at least five Business Days in advance (an "Exchange Notice") of the date upon which the Exchange is to occur (an "Exchange Date"). Any Exchange Notice shall state the designation of any Series to be issued on the Exchange Date and, with respect to each such Class or Series: (a) its Initial Invested Amount (or the method for calculating such Initial Invested Amount), which at any time may not be greater than the current principal amount of the Exchangeable Transferor Certificate at such time (or in the case of an Investor Exchange, the sum of the Invested Amount of any Class or Series of Investor Certificates to be exchanged plus the current principal amount of the Exchangeable Transferor Certificate) taking into account any Receivables transferred to the Trust simultaneous with such Exchange, (b) its Certificate Rate (or the method for allocating interest payments or other cash flows to such Series), if any, and (c) the Enhancement Provider, if any, with respect to such Series. On the Exchange Date, the Trustee shall authenticate and deliver any such Class or Classes of Series of Investor Certificates only upon delivery to it of the following: (a) a Supplement satisfying the criteria set forth in subsection 6.9(c) and in form reason-ably satisfactory to the Trustee executed by the Transferor and the Servicer and specifying the Principal Terms of such Series, (b) the applicable Enhancement, if any, (c) the agreement, if any, pursuant to which the Enhancement Provider agrees to provide the Enhancement, if any, (d) an Opinion of Counsel to the effect that (i) any Class of the newly issued Series of Investor Certificates sold to third parties will be characterized as either indebtedness or partnership interests for Federal and applicable state income tax purposes or (ii) that the issuance of the newly issued Series of Investor Certificates will not adversely affect the Federal or Minnesota income tax characterization of any outstanding Series of Investor Certificates or the taxability of the Trust under Federal or Minnesota income tax laws, (e) written confirmation from each Rating Agency that the Exchange will not result in such


                                     6-10

Rating Agency's reducing or withdrawing its rating on any then outstanding Series as to which it is a Rating Agency, (f) an Officer's Certificate of the Transferor, that on the Exchange Date (i) after giving effect to such Exchange, the Transferor Interest would be at least equal to the Minimum Transferor Interest, (ii) the Retained Interest would be at least equal to the Minimum Retained Interest, and (iii) taking into account the certificates of the newly issued Series, more than 20% (by Invested Amount and by value) of the outstanding certificates issued by the Trust with respect to which no Opinion of Counsel was issued that the applicable class would be treated as debt for federal income tax purposes (including the Transferor Certificate and each Transferor Retained Class) shall, by their terms, be prohibited from being Transferred, (g) the existing Exchangeable Transferor Certificate or applicable Investor Certificates, as the case may be and (h) such other documents, certificates and Opinions of Counsel as may be required by the applicable Supplement. Upon satisfaction of such conditions, the Trustee shall cancel the existing Exchangeable Transferor Certificate or applicable Investor Certificates, as the case may be, and issue, as provided above, such Series of Investor Certificates and a new Exchangeable Transferor Certificate, dated the Exchange Date. There is no limit to the number of Exchanges that may be performed under this Agreement.

     (c) In conjunction with an Exchange, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to any newly issued Series of Investor Certificates, which may include without limitation:
(i) its name or designation, (ii) the Initial Invested Amount or the method of calculating the Initial Invested Amount, (iii) the Certificate Rate (or formula for the determination thereof), (iv) the Closing Date, (v) the rating agency or agencies rating such Series, (vi) the name of the Clearing Agency, if any, (vii) the rights of the Holder of the Exchangeable Transferor Certificate that have been transferred to the Holders of such Series pursuant to such Exchange (including any rights to allocations of Collections of Principal Receivables),
(viii) the interest payment date or dates and the date or dates from which interest shall accrue, (ix) the method of allocating Principal Collections for such Series and the method by which the principal amount of Investor Certificates of such Series shall amortize or accrue and the method for allocating Defaulted Receivables, (x) the names of any accounts to be used by such Series and the terms governing the operation of any such account, (xi) the Series Servicing Fee Percentage, (xii) the Minimum Transferor Interest, (xiii) the Series Termination Date, (xiv) the terms of any Enhancement with respect to such Series, (xv) the Enhancement Provider, if applicable, (xvi) the base rate applicable to such Series, (xvii) the terms on which the Certificates of such Series may be repurchased or remarketed to other investors, (xviii) any deposit into any account provided for such Series, (xix) the number of Classes of such Series and, if more than one Class, the rights and priorities of each such Class, (xx) whether any fees will be included in the funds available to be paid for such Series, (xxi) the subordination of such Series to any other Series,
(xxii) the Pool Factor, (xxiii) the Minimum Aggregate Principal Receivables,
(xxiv) whether such Series will be a part of a group or subject to being paired with any other Series, (xxv) whether such Series will be pre-funded, and (xxvi) any other relevant terms of such Series (including whether or not such Series


                                     6-11
will be pledged as collateral for an issuance of any other securities, including commercial paper) (all such terms, the"Principal Terms" of such Series). The terms of such Supplement may modify or amend the terms of this Agreement, solely as applied to such new Series. If on the date of the issuance of such Series there is issued and outstanding one or more Series of Investor Certificates and no Series of Investor Certificates is currently rated by a Rating Agency, then as a condition to such Exchange a nationally recognized investment banking firm or commercial bank shall also deliver to the Trustee an officer's certificate stating, in substance, that the Exchange will not have an adverse effect on the timing or distribution of payments to such other Series of Investor Certificates then issued and outstanding.

     (d) The Transferor may surrender the Exchangeable Transferor Certificate to the Trustee in exchange for a newly issued Exchangeable Transferor Certificate and a second certificate (a "Supplemental Certificate"), the terms of which shall be defined in a supplement to this Agreement (which supplement shall be subject to Section 13.01 hereof to the extent that it amends any of the terms of this Agreement), to be delivered to or upon the order of the Transferor (or a Person designated by the Transferor, in the case of the transfer or exchange thereof, as provided below), upon satisfaction of the following conditions: (i) following such exchange, the Transferor Interest (less any interest therein represented by any Supplemental Certificates) in the Principal Receivables in the Trust equals or exceeds the greater of the Minimum Transferor Interest and the Minimum Retained Interest following such exchange, (ii) following such exchange the sum of (a) the Transferor Interest (less any interest therein represented by any Supplemental Certificates) in the Principal Receivables and
(b) the interest in Principal Receivables represented by the Transferor Retained Certificates equals or exceeds, on the day following such exchange, 20% of the sum of (x) the Transferor Interest (including any interest therein represented by any Supplemental Certificate) and (y) the interest in Principal Receivables represented by the Transferor Retained Certificates on such date, and (iii) the Trustee received prior to such exchange (A) a letter from the Rating Agency stating that the then current ratings on the Investor Certificates of each rated class of each Series then outstanding will not be reduced or withdrawn because of the issuance of such Supplemental Certificate and (B) an Opinion of Counsel to the effect that (i) such Supplemental Certificate will be characterized as either indebtedness or a partnership interest for Federal and applicable state income tax purposes or (ii) that such Supplemental Certificate will not adversely affect the Federal, Minnesota or Delaware income tax characterization of any outstanding Series of Investor Certificates or the taxability of the Trust under Federal, Minnesota or Delaware income tax laws, transferred or exchanged only upon satisfaction of the conditions set forth in clause (iii) above.

     Section 6.10  Book-Entry Certificates.  Unless otherwise provided in any
                   -----------------------
related Supplement, the Investor Certificates, upon original issuance, shall be issued in the form of typewritten Certificates representing the Book-Entry Certificates, to be delivered to the depositary specified in such Supplement (the "Depositary") which shall be the Clearing Agency or Foreign Clearing Agency, by or on behalf of such


                                     6-12

Series. The Investor Certificates of each Series shall, unless otherwise provided in the related Supplement, initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency or Foreign Clearing Agency. No Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the related Series of Investor Certificates, except as provided in Section 6.12. Unless and until definitive, fully registered Investor Certificates of any Series ("Definitive Certificates") have been issued to Certificate Owners pursuant to Section 6.12:

          (i) the provisions of this Section 6.10 shall be in full force and effect with respect to each such Series;

          (ii) the Transferor, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Investor Certificates of each such Series) as the authorized representatives of the Certificate Owners;

          (iii) to the extent that the provisions of this Section 6.10 conflict with any other provisions of this Agreement, the provisions of this Section
     6.10 shall control with respect to each such Series; and

          (iv) the rights of Certificate Owners of Investor Certificates of each such Series shall be exercised only through the Clearing Agency or Foreign Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency or Foreign Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depositary Agreement applicable to a Series, unless and until Definitive Certificates of such Series are issued pursuant to Section 6.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Certificates to such Clearing Agency Participants.

     Section 6.11  Notices to Clearing Agency.  Whenever notice or other
                   --------------------------
communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.12, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Investor Certificates to the Clearing Agency or Foreign Clearing Agency.

     Section 6.12  Definitive Certificates.  If (i) (A) the Transferor advises
                   -----------------------
the Trustee in writing that the Clearing Agency or Foreign Clearing Agency is no longer willing or able to discharge properly its responsibilities under the applicable Depositary Agreement, and (B) the Transferor or the Trustee is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing


                                     6-13
that it elects to terminate the book-entry system through the Clearing Agency or Foreign Clearing Agency with respect to any Series of Certificates or (iii) after the occurrence of a Servicer Default, Certificate Owners of a Series representing beneficial interests aggregating not less than 50% of the Invested Amount of such Series advise the Trustee and the applicable Clearing Agency or Foreign Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency or Foreign Clearing Agency is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Series requesting the same. Upon surrender to the Trustee of the Investor Certificates of such Series by the applicable Clearing Agency or Foreign Clearing Agency for registration, accompanied by registration instructions from the applicable Clearing Agency or Foreign Clearing Agency, the Trustee shall issue the Definitive Certificates of such Series. Neither the Transferor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of such Series, all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates of such Series as Certificateholders of such Series hereunder.

     Section 6.13  Global Certificate; Euro-Certificate Exchange Date.  If
                   --------------------------------------------------
specified in the related Supplement for any Series, the Investor Certificates may be initially issued in the form of a single temporary Global Certificate (the "Global Certificate") in bearer form, without interest coupons, in the denomination of the Initial Invested Amount of such Series and substantially in the form attached to the related Supplement. Unless otherwise specified in the related Supplement, the provisions of this Section 6.13 shall apply to such Global Certificate. The Global Certificate will be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged in the manner described in the related Supplement for Registered Certificates or Bearer Certificates in definitive form.

     Section 6.14  Meetings of Certificateholders.
                   ------------------------------

     To the extent provided by the Supplement for any Series issued in whole or in part in Bearer Certificates, the Servicer or the Trustee may at any time call a meeting of the Certificateholders of such Series, to be held at such time and at such place as the Servicer or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of, any covenant or condition set forth in this Agreement with respect to such Series or in the Certificates of such Series, subject to
Section 13.1 of this Agreement.


                                     6-14

                                  ARTICLE VII

                   OTHER MATTERS RELATING TO THE TRANSFEROR

     Section 7.1  Liability of the Transferor.  The Transferor shall be liable
                  ---------------------------
in accordance herewith solely to the extent of the obligations specifically undertaken by the Transferor.

     Section 7.2  Merger or Consolidation of or Assumption of the Obligations of
                  --------------------------------------------------------------
the Transferor.
--------------

     (a) The Transferor shall not consolidate with or merge into any other business entity or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

         (i) the business entity formed by such consolidation or into which the Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of the Transferor substantially as an entirety shall be, if the Transferor is not the surviving entity, organized and existing under the laws of the United States of America or any State or the District of Columbia and such Person shall assume, without the execution or filing of any paper or any further act on the part of the parties hereto, the performance of every covenant and obligation of the Transferor, as applicable hereunder and shall benefit from all the rights granted to the Transferor, as applicable hereunder. To the extent that any right, covenant or obligation of the Transferor, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity. In furtherance hereof, in applying this Section 7.2 to a successor entity,
     Section 9.2 hereof shall be applied by reference to events of voluntary or involuntary liquidation, receivership or conservatorship applicable to such successor entity as shall be set forth in the officer's certificate described in subsection 7.2(a)(ii);

          (ii) the Transferor shall have delivered to the Trustee an Officer's Certificate signed by a Vice President (or any more senior officer) of the Transferor stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 7.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding and that the entity surviving such consolidation, conveyance or transfer is organized and existing under the laws of the United States of America or any State or the District of Columbia and, subject to customary limitations and qualifications, such entity will not be substantively consolidated with Green Tree or the Servicer;


                                      7-1

          (iii) the Transferor shall have delivered prior notice to the Rating Agency of such consolidation, merger, conveyance or transfer, and Standard & Poor's shall have provided written confirmation that such consolidation, merger, conveyance or transfer will not result in Standard & Poor's reducing or withdrawing its rating on any then outstanding Series as to which it is a Rating Agency;

          (iv) the successor entity shall be a special purpose bankruptcy remote entity; and

          (v) if the Transferor is not the surviving entity, the surviving entity shall file new UCC-1 financing statements with respect to the interest of the Trust in the Receivables.

     (b) The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder except for mergers, consolidations, assumptions or transfers in accordance with the provisions of the foregoing paragraph.

     Section 7.3  Limitation on Liability.  The directors, officers, employees
                  -----------------------
or agents of the Transferor shall not be under any liability to the Trust, the Trustee, the Certificateholders, any Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided, however, that this
                                                 --------  -------
provision shall not protect the officers, directors, employees, or agents of the Transferor against any liability which would otherwise be imposed upon them by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of their obligations and duties hereunder. Except as provided in Sections 7.1 and 7.4 with respect to the Trust and the Trustee and its officers, directors, employees and agents, the Transferor shall not be under any liability to the Trust, the Trustee, its officers, directors, employees and agents, the Certificateholders, any Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in its capacity as Transferor pursuant to this Agreement or any Supplement whether arising from express or implied duties under this Agreement or any Supplement or otherwise; provided, however, that this
                                               --------  -------
provision shall not protect the Transferor against any liability which would otherwise be imposed upon it by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of its obligations and duties hereunder. The Transferor and any director, officer, employee or agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters
----- -----
arising hereunder.


                                      7-2

     Section 7.4  Liabilities.  Notwithstanding Section 7.3, by entering into
                  -----------
this Agreement, the Transferor agrees to be liable, directly to the injured party, for the entire amount of any losses, claims, damages, penalties or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Investor Certificates as a result of the performance of the Receivables, market fluctuations, a shortfall or failure by the Enhancement Provider to make payment under any Enhancement or other similar market or investment risks associated with owner-ship of the Investor Certificates) arising out of or based on the arrangement created by this Agreement and the actions of the Servicer taken pursuant hereto as though this Agreement created a partnership under the Minnesota Uniform Partnership Act, in which the Transferor is a general partner. The Transferor agrees to pay, indemnify and hold harmless each Investor Certificateholder against and from any and all such loses claims, damages and liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Investor Certificates as a result of the performance of the Receivables, market fluctuations, a shortfall or failure by an Enhancement Provider to make payment under an Enhancement or other similar market or investment risks) except to the extent that they arise from any action by such Investor Certificateholder. Subject to Sections 8.3 and 8.4, in the event of a Service Transfer, the Successor Servicer will indemnify and hold harm-less the Transferor for any losses claims damages and liabilities of the Transferor as described in this Section 7.4 arising from the actions or omissions of such Successor Servicer.


                                      7-3

                                 ARTICLE VIII

                            OTHER MATTERS RELATING
                                TO THE SERVICER

     Section 8.1  Liability of the Servicer.  The Servicer shall be liable in
                  -------------------------
accordance herewith only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

     Section 8.2  Merger or Consolidation of or Assumption of the Obligations of
                  --------------------------------------------------------------
the Servicer.  Subject to subsection 3.1(a), the Servicer shall not consolidate
------------
with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          (i) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Servicer is not the surviving entity, such Person shall assume, without the execution or filing of any paper or any further act on the part of any of the parties hereto, the performance of every covenant and obligation of the Servicer hereunder (to the extent that any right, covenant or obligation of the Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity); and

          (ii) the Servicer shall have delivered to the Trustee an Officer's Certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 8.2 and that all conditions precedent herein provided for relating to such transaction have been com-plied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to the Servicer and that the entity surviving such consolidation, conveyance or transfer is organized and existing under the laws of the United States of America or any State or the District of Columbia; and

          (iii) the Servicer shall have delivered prior notice to the Rating Agency of such consolidation, merger, conveyance or transfer.

     Section 8.3  Limitation on Liability of the Servicer and Others.  The
                  --------------------------------------------------
directors, officers, employees or agents of the Servicer shall not be under any liability to the Trust, the Trustee, the Certificateholders, any Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any


                                      8-1

Supplement and the issuance of the Certificates; provided, however, that this
                                                 --------  -------
provision shall not protect the directors, officers, employees and agents of the Servicer against any liability which would otherwise be imposed upon them by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of their obligations and duties hereunder. Except as provided in Sections 8.1 and 8.4 with respect to the Trustee, its officers, directors, employees and agents, the Servicer shall not be under any liability to the Trust, the Trustee, its officers, directors, employees and agents, the Certificate-holders, any Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement or any Supplement; provided, however, that this provision shall not protect the Servicer against
--------  -------
any liability which would otherwise be imposed upon it by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties hereunder or under any Supplement. The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by Person respecting any
     ----- -----
matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

     Section 8.4  Servicer Indemnification of the Transferor, the Trust and the
                  -------------------------------------------------------------
Trustee.  Subject to the limitations on liability set forth in Section 8.3, the
-------
Servicer shall indemnify and hold harmless the Transferor, the Trustee and the Trust (each, an "Indemnified Party") from and against any loss, liability, reasonable expense, damage or injury, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to activities of the Trust or the Trustee for which the Servicer is responsible pursuant to this Agreement; provided, however, that the Servicer shall not
                            --------  -------
indemnify or hold harmless an Indemnified Party if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, gross negligence, or willful misconduct by such Indemnified Party (or any of such Indemnified Party's officers, directors, employees or agents) or the Investor Certificateholders; provided, further, that the Servicer shall not indemnify or
                    --------  -------
hold harmless the Trust, the Investor Certificateholders or the Certificate Owners for any losses, liabilities, expenses, damages or injuries suffered or sustained by any of them with respect to any action taken by the Trustee at the request of the Investor Certificateholders; provided, further, that the Servicer
                                            --------  -------
shall not indemnify or hold harmless the Trust, the Investor Certificateholders or the Certificate Owners as to any losses, liabilities, expenses, damages or injuries suffered or sustained by any of them in their capacities as investors, including without limitation losses incurred as a result of Defaulted Receivables; provided, further, that the Servicer shall not indemnify or hold
             --------  -------
harmless the Transferor, the Trust, the Investor Certificateholders or the Certificate Owners for any losses, liabilities, expenses, damages or injuries suffered


                                      8-2
or sustained by the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest, penalties or additions with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Investor Certificateholders or the Certificate Owners in connection herewith to any taxing authority; and, provided, further, that in no event will the
                              --------  -------
Servicer be liable, directly or indirectly, for or in respect of any indebtedness or obligation evidenced or created by any Certificate, recourse as to which shall be limited solely to the assets of the Trust allocated for the payment thereof as provided on this Agreement and any applicable Supplement. Any such indemnification shall not be payable from the assets of the Trust, but the Servicer shall be subrogated to the rights of the Trust with respect to the foregoing matters if and to the extent that the Servicer shall have indemnified the Trust with respect thereto. The Servicer shall indemnify and hold harmless the Trustee and its officers, directors, employees or agents from and against any loss, liability, reasonable expense, damage or injury suffered or sustained by reason of the acceptance of this Trust by the Trustee, the issuance by the Trust of the Certificates or any of the other matters contemplated herein or in any Supplement; provided, however, that the Servicer shall not indemnify the
                --------  -------
Trustee or its officers, directors, employees or agents for any loss, liability, expense, damage or injury caused by the fraud, negligence or willful misconduct of any of them. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof and shall survive the resignation or removal of the Servicer, the resignation or removal of the Trustee and/or the termination of the Trust and shall survive the termination of the Agreement.

     Section 8.5  The Servicer Not to Resign.  Subject to subsection 3.1(a), the
                  --------------------------
Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with
Section 10.2 hereof. If the Trustee is unable within 120 days of the date of delivery to it of such Opinion of Counsel to appoint a Successor Servicer, the Trustee shall serve as Successor Servicer hereunder (but shall have continued authority to appoint another Person as Successor Servicer).

     Section 8.6  Access to Certain Documentation and Information Regarding the
                  -------------------------------------------------------------
Receivables.  The Servicer shall provide to the Trustee and its agents (who
-----------
shall be reasonably acceptable to the Servicer) access to the documentation regarding the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of the Investor Certificateholders, or by applicable statutes


                                      8-3
or regulations, to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours,
(iii) subject to the Servicer's normal security and confidentiality procedures and (iv) at offices designated by the Servicer. Nothing in this Section 8.6 shall derogate from the obligation of the Transferor, the Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Dealers, and the failure of the Servicer to provide access as provided in this Section 8.6 as a result of such obligations shall not constitute a breach of this Section 8.6.

     Section 8.7  Delegation of Duties.  In the ordinary course of business, the
                  --------------------
Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Servicer's usual and customary collection procedures. Any such delegations shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.5 hereof and the Servicer will remain jointly and severally liable with such Person for any amounts which would otherwise be payable pursuant to this Article VIII as if the Servicer had performed such duty; provided, however, that in the case of any
                                  --------  -------
significant delegation to a Person other than an Affiliate of Green Tree (i) written notice shall be given to the Trustee and to each Rating Agency of such delegation, (ii) the Transferor shall not have received written notice from Moody's that such delegation would result in the lowering or withdrawal of its then existing rating of any Series or Class of Investor Certificates and (iii) the Transferor shall not have received written notice from Standard & Poor's that such delegation would result in the lowering or withdrawal of its then existing rating of any Series or Class of Investor Certificates.

     Section 8.8  Waiver of Servicing Fee.  The Servicer may in its discretion
                  -----------------------
elect to waive all Servicing Fees payable to it with respect to any Monthly Period.


                                      8-4

                                  ARTICLE IX

                                PAY OUT EVENTS

     Section 9.1  Pay Out Events.  If any one of the following events shall
                  --------------
     occur:

          (a) a failure by the Transferor to convey Receivables in Additional Accounts to the Trust within five Business Days after the day on which it is required to convey such Receivables pursuant to this Agreement;

          (b) the Transferor or Green Tree shall file a petition commencing a voluntary case under any chapter of the Federal bankruptcy laws; or the Transferor or the Servicer (or Green Tree, as aforesaid) shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable Federal law, or shall consent to the filing of any such petition, answer, or consent; or the Transferor or the Servicer (or Green Tree, as aforesaid), shall appoint, or consent to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or the Transferor or the Servicer (or Green Tree, as aforesaid), shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

          (c) any order for relief against the Transferor or Green Tree shall have been entered by a court having jurisdiction in the premises under any chapter of the Federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of the Transferor or the Servicer (or Green Tree, as aforesaid), under any other similar applicable Federal law, and such decree or order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator, or other similar official in bankruptcy or insolvency of the Transferor or the Servicer (or Green Tree, as aforesaid), or of any substantial part of its property or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days;

          (d) failure on the part of the Transferor or the Servicer (or Green Tree, as applicable), (i) to make any payment or deposit required by the terms of this Agreement or the Purchase Agreement on or before the date occurring five Business Days after the date such payment or deposit is required to be made herein, or (ii) with respect to any Series, to deliver a Distribution Date

                                      9-1

     Statement within ten Business Days after notice from the Trustee of such failure to deliver such Distribution Date Statement, or (iii) duly to observe or perform in any material respect the covenant of the Transferor set forth in Section 2.5(a) with respect to a Receivable, which failure, in the case of this clause (iii), has a material adverse effect on the interests of the Holders of the Investor Certificates and continues unremedied for a period of 60 days after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee or any Enhancement Provider; provided, however, that a Pay Out Event shall not be deemed to have occurred if the Transferor shall have repurchased the related Receivables or, if applicable, all of the Receivables during such period in accordance with the provisions of this Agreement; or (iv) duly to observe or perform in any material respect any other covenants or agreements of the Transferor or the Servicer or Green Tree, as the case may be, set forth in this Agreement or the Purchase Agreement, which failure in the case of this clause (iv) has a material adverse effect on the interests of the Holders of the Investor Certificates and continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee or to the Transferor and the Trustee by any Enhancement Provider;

          (e) any representation or warranty made by Green Tree in the Purchase Agreement or the Transferor in this Agreement or any information contained in a computer file or microfiche or written list required to be delivered by the Transferor pursuant to Section 2.1, 2.6, 2.7 or 2.8, (i) shall prove to have been incorrect in any material respect when made or when delivered, and shall continue to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee and (ii) as a result of such incorrectness the interests of the Holders of the Investor Certificates are materially and adversely affected; provided, however, that a Pay Out Event shall not be deemed to have
     --------  -------
     occurred under this paragraph if the Transferor has repurchased the related Receivable or all such Receivables, if applicable, during such period in accordance with the provisions of this Agreement;

          (f) the Trust or the Transferor shall become an "investment company" within the meaning of the Investment Company Act; or

          (g)  any Servicer Default occurs;

then, subject to applicable law, in the case of any event described in clause
(d), (e) and (g) above, an amortization event (a "Trust Pay Out Event") shall occur only if, after any applicable grace period, the Certificateholders evidencing undivided interests aggregating more than 50% of the Invested Amount, by written notice to the Transferor and Servicer, declare that a Trust Pay Out Event has occurred with

                                      9-2
respect to the Certificates as of the date of such notice. In the case of any event described in clause (a), (b), (c) or (f) above, a Trust Pay Out Event with respect to all Series then outstanding, will be deemed to have occurred without any notice or other action on the part of the Trustee, any Agent, the Certificateholders or any other Beneficiary, immediately upon the occurrence of such event.

     The Trustee must notify each Rating Agency promptly upon becoming aware that any event described in clauses (c) through (g) above has occurred.

     Section 9.2  Additional Rights Upon the Occurrence of Certain Events.
                  -------------------------------------------------------

     (a) If the Transferor shall consent to the appointment of a bankruptcy trustee or receiver or liquidator for the winding-up or liquidation of its affairs, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or receiver or liquidator for the winding-up or liquidation of its affairs shall have been entered against the Transferor (an "Insolvency Event"), on the day of such Insolvency Event (the "Appointment Day") the following actions shall be taken and processes begun:

     (i) If an Insolvency Event shall have occurred, the Transferor shall immediately cease to transfer Receivables to the Trust and shall promptly give written notice to the Trustee of such Insolvency Event. Notwithstanding any cessation of the transfer to the Trust of additional Receivables, Receivables transferred to the Trust prior to the occurrence of such Insolvency Event and Receivables transferred to the Trust prior to the occurrence of such Insolvency Event and Collections with respect thereto shall continue to be a part of the Trust and will be a part of the Trust and will be allocated and paid in accordance with Article IV.

     (ii) If an Insolvency Event shall have occurred, this Agreement and the Trust shall be deemed to have terminated, subject to the liquidation, winding-up and dissolution procedures described below; provided, however, that within 15
                                            -------- --------
days of the date of written notice to the Trustee, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event has occurred, that the Trust has terminated, and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables pursuant to this Agreement in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids (a "Disposition"), and (ii) send written notice to the Investor Certificateholders describing the provisions of this Section 9.2 and requesting each Investor Certificateholder to advise the Trustee in writing that it elects one of the following options: (A) the Investor Certificateholder wishes the Trustee to instruct the Servicer not to effectuate a Disposition, or
(B) the Investor Certificateholder refuses to advise the Trustee as to the specific action the Trustee shall instruct the Servicer to take, or (C) the Investor Certificateholder wishes the Servicer to effect a Disposition. If after 90 days from the day notice pursuant to clause (i) above is first published (the "Publication Date"), the Trustee shall not have received the written

                                      9-3
instruction described in clause (A) above from Holders of Investor Certificates representing Undivided Interests aggregating in excess of 50% of the related Invested Amount of each Series (or, in the case of a Series having more than one Class, each Class of such Series) and the holders of any Supplemental Certificates or any other interest in the Exchangeable Transferor Certificate other than the Transferor as provided in Section 6.3(b) for each Series, (a "Holders' Majority"), the Trustee shall instruct the Servicer to effectuate a Disposition, and the Servicer shall proceed to consummate a Disposition. If, however, with respect to the portion of the Receivables allocable to any outstanding Series, a Holders' Majority instruct the Trustee not to effectuate a Disposition of the portion of the Receivables allocable to such Series, the Trust shall be reconstituted and continue with respect to such Series pursuant to the terms of this Agreement and the applicable Supplement (as amended in connection with such reconstitution). The portion of the Receivables allocable to any Series shall be equal to the sum of (1) the product of (A) the Transferor Percentage, (B) the aggregate outstanding Principal Receivables and (C) a fraction, the numerator of which is the related Investor Percentage of Interest Collections and the denominator of which is the sum of all Investor Percentages with respect to Interest Collections for all Series outstanding and (2) the Invested Amount of such Series. The Transferor or any of its Affiliates shall be permitted to bid for the Receivables. In addition, the Transferor or any of its Affiliates shall have the right to match any bid by a third person and be granted the right to purchase the Receivables at such matched bid price. The Trustee may obtain a prior determination from any such bankruptcy trustee, receiver or liquidator that the terms and manner of any proposed Distribution are commercially reasonable. The provisions of Sections 9.1 and 9.2 shall not be deemed to be mutually exclusive.

     (b) The proceeds from the Disposition pursuant to subsection (a) above shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with the provisions of Article IV; provided, however,
                                                           --------  -------
that the proceeds from a Disposition with respect to any Series shall be applied solely to make payments to such Series; provided, further, that the Trustee
                                        --------  -------
shall determine conclusively in its sole discretion the amount of such proceeds that are allocable to Interest Collections and the amount of such proceeds that are allocable to Collections of Principal Receivables. Unless the Trustee receives written instructions from Investor Certificateholders of one or more Series to continue the Trust with respect to such Series as provided in subsection 9.2(a) above, on the day following the last Distribution Date in the Monthly Period during which such proceeds are distributed to the Investor Certificateholders of each Series, the Trust shall terminate.

     (c) The Trustee may appoint an agent or agents to assist with its responsibilities pursuant to this Article IX with respect to competitive bids.

                                      9-4

                                   ARTICLE X

                               SERVICER DEFAULTS

     Section 10.1  Servicer Defaults.  If any one of the following events (a
                   -----------------
"Servicer Default") shall occur and be continuing:

          (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to
     Article IV or to instruct the Trustee to make any required drawing, withdrawal, or payment under any Enhancement on or before the date occurring five Business Days after the date such payment, transfer, deposit, withdrawal or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement;

          (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer set forth in this Agreement, which has a material adverse effect on the Investor Certificateholders of any Series and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Invested Amount of any Series materially adversely affected thereby and continues to materially adversely affect such Investor Certificateholders for such period;

          (c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Investor Certificateholders of any Series and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Invested Amount of any Series materially adversely affected thereby and continues to materially adversely affect such Investor Certificateholders for such period; or

          (d) the Servicer shall consent to the appointment of a bankruptcy trustee or receiver or liquidator in any bankruptcy proceeding or any other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or receiver or liquidator in any bankruptcy proceeding or any other insolvency, readjustment of debt,

                                     10-1
     marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, so long as such Servicer Default shall not have been remedied, either the Trustee, or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Invested Amount, by notice then given in writing to the Servicer (and to the Trustee if given by the Investor Certificate-holders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement. After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.2, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights and obligations. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, the Excess Funding Account, the Interest Funding Account or the Principal Account, and any Series Account, or which shall thereafter be received with respect to the Receivables. The Servicer shall promptly transfer its electronic records or electronic copies thereof relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.1 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests. The Servicer shall, on the date of any servicing transfer, transfer all of its rights and obligations under the Enhancement with respect to any Series to the Successor Servicer. In connection with any service transfer, all reasonable costs and expenses (including

                                     10-2
attorneys' fees) incurred in connection with transferring the records, correspondence and other documents with respect to the Receivables and the other Trust Property to the Successor Servicer and amending this Agreement to reflect such succession as Successor Servicer pursuant to this Section 10.1 and Section
10.2 shall be paid by the Servicer (unless the Trustee is acting as the Servicer on a temporary basis, in which case the original Servicer shall be responsible therefor) upon presentation of reasonable documentation of such costs and expenses.

     Notwithstanding the foregoing, a delay in or failure of performance referred to in subsection 10.1(a), 10.1(b) or 10.1(c) for no more than the period of time specified in the applicable subsection, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages, bank closings, communications outages, computer failure or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Trustee, any Enhancement Provider, the Transferor and the Holders of Investor Certificates with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts so to perform its obligations.

     Section 10.2  Trustee to Act; Appointment of Successor.
                   ----------------------------------------

     (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.1, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or as otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Trustee, until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall notify each Rating Agency of such removal of the Servicer. The Trustee shall, as promptly as possible after the giving of a Termination Notice, appoint a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. If such Successor Servicer is unable to accept such appointment, the Trustee may obtain bids from any potential successor servicer. If the Trustee is unable to obtain any bids from any potential successor servicer and the Servicer delivers an Officer's Certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as Successor Servicer, then the Trustee shall offer the Transferor the right to accept reassignment of all of the Receivables for an amount equal to the Aggregate Invested Amount on the date of such purchase plus all interest accrued but unpaid on all of the outstanding Investor Certificates at the applicable Certificate Rate through the date of such purchase; provided, however, that no such purchase by the Transferor shall
               --------  -------
occur unless the

                                     10-3

Transferor shall deliver an Opinion of Counsel reasonably acceptable to the Trustee that such purchase would not constitute a fraudulent conveyance of the Transferor. The proceeds of such sale shall be deposited in the Distribution Account or any Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders of each outstanding Series pursuant to Section 12.3 of the Agreement. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer (but shall have continued authority to appoint another Person as Successor Servicer). The Trustee may delegate any of its servicing obligations to an affiliate or agent of the Trustee in accordance with Article III hereof. Any such delegations shall not relieve the Trustee of its liability and responsibility with respect to such duties. Notwithstanding the above, the Trustee shall, if it is legally unable to act, petition a court of competent jurisdiction to appoint any established financial institution having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital requirements, having a net worth of not less than $50,000,000 and whose regular business includes the servicing of receivables similar to the Receivables as the Successor Servicer hereunder.

     (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of each Enhancement.

     (c) In connection with such appointment and assumption, the Trustee shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided, however, that no such compensation
                                --------  -------
shall be in excess of the Servicing Fee permitted to the Servicer pursuant to
Section 3.2. The Transferor agrees that if the Servicer is terminated hereunder, it will agree to deposit a portion of the Transferor Interest Collections that it is entitled to receive pursuant to Article IV to pay its ratable share of the compensation of the Successor Servicer.

     (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.1 and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the

                                     10-4
termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request. To the extent that compliance with this Section 10.2 shall require the Successor Servicer to disclose to the Transferor information of any kind which the Successor Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

     Section 10.3  Notification to Certificateholders.  Upon the Servicer
                   ----------------------------------
becoming aware of any Servicer Default, the Servicer shall give prompt written notice thereof to the Trustee, the Rating Agencies and any Enhancement Provider and, upon receipt of such written notice, the Trustee shall give notice to the Investor Certificateholders at their respective addresses appearing in the Certificate Register. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to Investor Certificateholders at their respective addresses appearing in the Certificate Register.

     Section 10.4  Waiver of Past Defaults.  The Holders of Investor
                   -----------------------
Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Invested Amount of each Series materially adversely affected by any default by the Servicer or Transferor may, on behalf of all Certificateholders of such Series, waive any default by the Servicer or Transferor in the performance of its obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments of interest or principal relating to such Series pursuant to Article IV, which default does not result from the failure of the Paying Agent to perform its obligations to make any required deposits or payments of interest and principal in accordance with Article IV. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                     10-5

     IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                    GREEN TREE FLOORPLAN FUNDING CORP.,
                                    Transferor


                                    By: /s/ John W. Brink
                                       --------------------
                                       Name:  John W. Brink
                                       Title: Vice President and Treasurer


                                    GREEN TREE FINANCIAL
                                    CORPORATION, Servicer


                                    By: /s/ John W. Brink
                                       --------------------
                                       Name:  John W. Brink
                                       Title: Executive Vice President and
                                              Chief Financial Officer


                                    NORWEST BANK MINNESOTA,
                                    NATIONAL ASSOCIATION, Trustee


                                    By: /s/ Bonnie Seideman
                                       ----------------------
                                       Name:  Bonnie Seideman
                                       Title: Assistant Vice President

                                  ARTICLE XI

                                  THE TRUSTEE

     Section 11.1  Duties of Trustee.
                   -----------------

     (a) The Trustee, prior to the occurrence of any Servicer Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or duties shall be read into this Agreement against the Trustee. If a Responsible Officer has received written notice that a Servicer Default has occurred (and such Servicer Default has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs; provided, however, that if the Trustee shall assume
                           --------  -------
the duties of the Servicer pursuant to Section 8.5 or 10.2, the Trustee in performing such duties shall use the degree of skill and attention customarily exercised by a servicer with respect to comparable receivables that it services for itself or others.

     (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement. The Trustee shall retain all such items for at least one year after receipt and shall make such items available for inspection by any Investor Certificateholder at the Corporate Trust Office, such inspection to be made during regular business hours and upon reasonable prior notice to the Trustee.

     (c) Subject to subsection 11.1(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:
                                                        --------  -------

           (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

           (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such


                                     11-1

     Series, or exercising any trust or power conferred upon the Trustee with respect to such Series, under this Agreement; and

           (iii) the Trustee shall not be charged with knowledge of any failure by the Servicer referred to in clauses (a) and (b) of Section 10.1 or of any breach by the Servicer contemplated by clause (c) of Section 10.1 or any Pay Out Event unless a Responsible Officer of the Trustee obtains actual knowledge of such failure, breach or Pay Out Event or the Trustee receives written notice of such failure, breach or Pay Out Event from the Servicer or any Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Invested Amount of any Series adversely affected thereby.

     (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance if, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

     (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

     (f) Except as provided in this Agreement, the Trustee shall have no power to vary the corpus of the Trust.

     (g) If a Responsible Officer of the Trustee has received written notice that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon its obtaining knowledge thereof by a Responsible Officer of the Trustee to perform such obligation, duty or agreement in the manner so required.

     (h) If the Transferor has agreed to transfer any of its wholesale receivables (other than the Receivables) to another Person, upon the written request of the Transferor, the Trustee on behalf of the Trust will enter into such intercreditor agreements with the transferee of such receivables as are customary and necessary to identify separately the rights, if any, of the Trust and such other Person in the Transferor's wholesale receivables; provided,
                                                                 --------
however, that the Trust shall not be required to enter into any intercreditor
-------
agreement that could adversely affect the


                                     11-2
interests of the Certificateholders or the Trustee and, upon the request of the Trustee, the Transferor will deliver an Opinion of Counsel on any matters relating to such intercreditor agreement, reasonably requested by the Trustee.

     Section 11.2  Certain Matters Affecting the Trustee.  Except as otherwise
                   -------------------------------------
provided in Section 11.1:

           (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accordance with, the initial report, the Daily Report, the Settlement Statement, the Annual Servicer's Certificate, the monthly payment instructions and notification to the Trustee, the monthly Certificateholder's statement, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

           (b) the Trustee may consult with counsel, and the advice or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

           (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Enhancement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or any Enhancement Provider, pursuant to the provisions of this Agreement, unless such Certificateholders or Enhancement Provider shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of any Servicer Default (which has not been cured or waived) of which a Responsible Officer of the Trustee has knowledge, to exercise such of the rights and powers vested in it by this Agreement and any Enhancement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

           (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

           (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in the initial report, the Daily Report, the Settlement Statement, the Annual Servicer's Certificate, the monthly


                                     11-3
     payment instructions and notification to the Trustee, the monthly Certificateholder's statement, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series which could be adversely affected if the Trustee does not perform such acts;

           (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder;

           (g) except as may be required by subsection 11.1(a), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables for the purpose of establishing the presence or absence of defects, the compliance by the Transferor with its representations and warranties or for any other purpose;

           (h) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate; and

           (i) the right of the Trustee to perform any discretionary act enumerated in this Agreement or any Supplement shall not be construed as a duty, and the Trustee shall not be answerable for performance of any such act.

     Section 11.3  Trustee Not Liable for Recitals in Certificates.  The Trustee
                   -----------------------------------------------
assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferor in respect of the Receivables or deposited in or withdrawn from the Collection Account, the Excess Funding Account, the Principal Account or the Interest Funding Account, or any Series Account or other accounts now or hereafter established to effectuate the transactions contemplated herein and in accordance with the terms hereof. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or Lien granted to it hereunder (unless the Trustee shall have


                                     11-4
become the Successor Servicer) or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Supplement.

     Section 11.4  Trustee May Own Certificates.  The Trustee in its individual
                   ----------------------------
or any other capacity may become the owner or pledgee of Investor Certificates and may deal with the Transferor, the Servicer or any Enhancement Provider with the same rights as it would have if it were not the Trustee. The Trustee in its capacity as Trustee shall exercise its duties and responsibilities hereunder independent of and without reference to its investment, if any, in Investor Certificates.

     Section 11.5  The Servicer to Pay Trustee's Fees and Expenses.  The
                   -----------------------------------------------
Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by the Trustee in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, subject to Section 8.4, the Servicer will pay or reimburse the Trustee (without reimbursement from any Trust Account, any Series Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable fees and expenses of its agents and counsel) except any such expense, disbursement or advance as may arise from its own negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.2, the provisions of this Section 11.5 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer (which shall be covered out of the Servicing Fee).

     The obligations of the Servicer under this Section 11.5 shall survive the termination of the Trust and the resignation or removal of the Trustee.

     Section 11.6  Eligibility Requirements for Trustee.  The Trustee hereunder
                   ------------------------------------
shall at all times (a) be a corporation organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a long-term unsecured debt rating of at least Baa3 by Moody's, having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and (b) not be a Related Person. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this
Section 11.6, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be


                                     11-5
eligible in accordance with the provisions of this Section 11.6, the Trustee shall resign immediately in the manner and with the effect specified in
Section 11.7.

     Section 11.7  Resignation or Removal of Trustee.
                   ---------------------------------

     (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Transferor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.6 hereof and shall fail to resign after written request therefor by the Transferor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Transferor may, but shall not be required to, remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     (c) If (i) the Trustee shall fail to perform any of its obligations hereunder, (ii) a Certificateholder shall deliver written notice of such failure to the Trustee, and (iii) the Trustee shall not have corrected such failure for 60 days thereafter, then the Holders of Investor Certificates representing more than 50% of the Invested Amount shall have the right to remove the Trustee and (with the consent of the Transferor, which shall not be unreasonably withheld) promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.7 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.8 hereof and any liability of the Trustee arising hereunder shall survive such appointment of a successor trustee. Notice of any resignation or removal of the Trustee and appointment of a successor trustee shall be provided to Moody's and Standard & Poor's by the Servicer in a prompt manner.

     Section 11.8  Successor Trustee.
                   -----------------

     (a) Any successor trustee appointed as provided in Section 11.7 hereof shall execute, acknowledge and deliver to the Transferor and to its predecessor


                                     11-6

Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

     (b)   No successor trustee shall accept appointment as provided in this
Section 11.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.6 hereof.

     (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.8, such successor trustee shall mail notice of such succession hereunder to all Certificateholders at their addresses as shown in the Certificate Register.

     Section 11.9   Merger or Consolidation of Trustee.  Any Person into which
                    ----------------------------------
the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee here-under, provided such corporation shall be eligible under the provisions of Section 11.6 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 11.10  Appointment of Co-Trustee or Separate Trustee.
                    ---------------------------------------------

     (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
11.6 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.8 hereof.


                                     11-7

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

           (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

           (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

           (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

     (d) Any separate trustee or co-trustee may at any time constitute the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 11.11  Tax Returns.  Consistent with Section 3.7, the Trustee shall
                    -----------
not file any Federal tax returns on behalf of the Trust; provided, however, that
                                                         --------  -------
if a class of Certificates is issued that will be characterized as a partnership interest for federal income tax purposes, partnership information returns shall be prepared and signed


                                     11-8
by the Transferor, and the Transferor shall be the "tax matters partner" of such partnership pursuant to the Code. In the event the Trust shall be required to file tax returns, the Servicer shall at its expense prepare or cause to be prepared any tax returns required to be filed by the Trust and, to the extent possible, shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed. The Trustee is hereby authorized to sign any such return on behalf of the Trust. The Servicer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Certificateholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Certificateholders. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust and shall, upon request, execute such return. In no event shall the Trustee be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty or addition with respect thereto or arising from a failure to comply therewith).

     Section 11.12  Trustee May Enforce Claims Without Possession of
                    ------------------------------------------------
Certificates.  All rights of action and claims under this Agreement or any
------------
Series of Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of any Series of Certificateholders in respect of which such judgment has been obtained.

     Section 11.13  Suits for Enforcement.  If a Servicer Default of which a
                    ---------------------
Responsible Officer of the Trustee has knowledge shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Section 10.1, proceed to protect and enforce its rights and the rights of any Series of Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or any Series of Certificateholders.

     Section 11.14  Rights of Certificateholders to Direct Trustee.  Holders of
                    ----------------------------------------------
Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Invested Amount (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the aggregate Invested Amount of the Investor Certificates of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method, and place of conducting any proceeding for any


                                     11-9
remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that Holders of Investor Certificates
             --------  -------
aggregating more than 50% of the aggregate Invested Amount of any Class may direct the Trustee to exercise its rights under Section 8.6; provided, further,
                                                             --------  -------
that, subject to Section 11.1, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificate-holders not parties to such direction; and provided, further, that nothing in this
                                   --------  -------
Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of such Holders of Investor Certificates.

     Section 11.15  Representations and Warranties of Trustee.  The Trustee
                    -----------------------------------------
represents and warrants that:

           (i) the Trustee is a corporation organized, existing and authorized to engage in the business of banking under the laws of the State of its incorporation;

           (ii) the Trustee is an entity that satisfies the eligibility requirements of Section 11.6;

           (iii) the Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

           (iv) this Agreement has been duly executed and delivered by the Trustee.

     Section 11.16  Maintenance of Office or Agency.  The Trustee will maintain
                    -------------------------------
at its expense an office or offices, or agency or agencies, where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially appoints its Corporate Trust Office as its office for such purposes. The Trustee will give prompt written notice to the Servicer and to Certificateholders (or in the case of Holders of Bearer Certificates, in the manner provided for in the related Supplement) of any change in the location of the Certificate Register or any such office or agency.


                                     11-10

                                  ARTICLE XII

                                  TERMINATION

     Section 12.1  Termination of Trust.
                   --------------------

     (a) The respective obligations and responsibilities of the Transferor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificateholders as hereafter set forth) shall terminate, except with respect to the duties described in Section 8.4 and 11.5 and subsection 12.3(b), on the Trust Termination Date; provided, however, that
                                                       --------  -------
the Trust shall not terminate on the date specified in clause (i) of the definition of "Trust Termination Date" if each of the Servicer and the Holder of the Exchangeable Transferor Certificate notify the Trustee in writing, not later than five Business Days preceding such date, that they desire that the Trust not terminate on such date, which notice (such notice, a "Trust Extension") shall specify the date on which the Trust shall terminate (such date, the "Extended Trust Termination Date"); provided, however, that the Extended Trust Termination
                          --------  -------
Date shall be no later than December 20, 2025. The Servicer and the Holder of the Exchangeable Transferor Certificate may, on any date following the Trust Extension, so long as no Series of Certificates is outstanding, deliver a notice in writing to the Trustee changing the Extended Trust Termination Date.

     (b) In the event that (i) the Trust has not terminated by the Distribution Date occurring in the second month preceding the Trust Termination Date, and (ii) the Invested Amount of any Series, exclusive of any Transferor Retained Class (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal on any Series of Certificates to be made on the related Distribution Date during such month pursuant to Article IV), would be greater than zero, the Servicer shall sell within 30 days after such Transfer Date an amount of Receivables up to the remaining Invested Amount if it can do so in a commercially reasonable manner. The Servicer shall notify each Enhancement Provider of the proposed sale of the Receivables and shall provide each Enhancement Provider an opportunity to bid on the Receivables. The Transferor shall have the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee in its sole discretion. The proceeds of any such sale shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with Article IV; provided, however, that the Trustee
                                         --------  -------
shall determine conclusively in its sole discretion the amount of such proceeds which are allocable to Interest Collections and the amount of such proceeds which are allocable to Principal Collections. During such thirty-day period, the Servicer shall continue to collect payments on the Receivables and allocate and deposit such payments in accordance with the provisions of Article IV.

     (c) All principal or interest with respect to any Series of Investor Certificates shall be due and payable no later than the Series Termination Date with

                                     12-1
respect to such Series. Unless otherwise provided in a Supplement, in the event that the Invested Amount of any Series of Certificates is greater than zero, exclusive of any Class held by the Transferor, on its Series Termination Date (the "Affected Series"), after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal to be made on such Series on such date, and the Trustee will sell or cause to be sold, and the Trustee will pay the proceeds to all Certificateholders of such Series pro rata in final payment of all principal of and accrued interest on such Series of Certificates or, if any Class of such Series is subordinated, in order of their respective seniorities, an amount of Principal Receivables (or interests therein) up to 110% of the Invested Amount of such Series at the close of business on such date (but the amount of such Principal Receivables not to be more than an amount of Receivables equal to the sum of (1) the product of (A) the Transferor Percentage, (B) the aggregate outstanding Principal Receivables and (C) a fraction the numerator of which is the Invested Amount of such Series on such date and the denominator of which is the sum of the Invested Amounts of all Series on such Date and (2) the Invested Amount of such Series).
Receivables on which the Dealer has not made the full monthly payment for the prior months shall be deemed to be in default for purposes of this Section 12.1(c) to the extent that the cash allocated to any Class of Transferor Retained Certificates of such Series pursuant to a sale under Section 12.1(c) is less than the amount that would have been allocated to the Exchangeable Transferor Certificate and the Transferor Retained Certificates had the proceeds from such sale been allocated pursuant to Section 4.3. The Servicer shall notify each Enhancement Provider of the proposed sale of such Receivables and shall provide each Enhancement Provider an opportunity to bid on such Receivables. The Transferor shall be permitted to purchase such Receivables in such case and shall have a right of first refusal with respect thereto to the extent of a bona fide offer by an unrelated third party or to the extent the Receivables represent Defaulted Receivables. Any proceeds of such sale in excess of such principal and interest paid shall be paid to the Holder of the Exchangeable Transferor Certificate. Upon such Series Termination Date with respect to the applicable Series of Certificates, final payment of all amounts allocable to any Investor Certificates of such Series shall be made in the manner provided in Section 12.3.

     Section 12.2  Optional Termination.  (a) If so provided in any Supplement,
                   --------------------
the Transferor may, but shall not be obligated to, cause a final distribution to be made in respect of the related Series of Certificates on a Distribution Date (with any prior notice as required by the Depository Trust Company) specified in such Supplement by depositing into the Distribution Account or the applicable Series Account, not later than the Transfer Date preceding such Distribution Date, for application in accordance with Section 12.3, the amount specified in such Supplement; [provided, however, that if the short-term deposits or long-
                  --------  -------
term unsecured debt obligations of the Transferor are not rated at the time of such purchase of Receivables at least Baa3, respectively, by Moody's, no such event shall occur unless the Transferor shall deliver to the Trustee, with a copy to [Moody's], an Opinion of Counsel that such deposit into the Distribution Account or any Series Account as provided in the

                                     12-2
related Supplement would not constitute a fraudulent conveyance of the Transferor].

     (b) The amount deposited pursuant to subsection 12.2(a) shall be paid to the Investor Certificateholders of the related Series pursuant to Section 12.3 on the related Distribution Date following the date of such deposit. All Certificates of a Series with respect to which a final distribution has been made pursuant to sub-section 12.2(a) shall be delivered by the Holder to, and be canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor.

     Section 12.3  Final Payment with Respect to any Series.
                   ----------------------------------------

     (a) Written notice of any termination, specifying the Distribution Date upon which the Investor Certificateholders of any Series may surrender their Certificates for payment of the final distribution with respect to such Series and cancellation, shall be given (subject to at least four Business Days' prior notice from the Servicer to the Trustee) by the Trustee to Investor Certificateholders of such Series mailed not later than the fifth day of the month of such final distribution (or in the manner provided by the Supplement relating to such Series) specifying (i) the Distribution Date (which shall be the Distribution Date in the month (x) in which the deposit is made pursuant to subsection 2.4(e), 9 2(a), 10.2(a), or 12.2(a) of the Agreement or such other section as may be specified in the related Supplement, or (y) in which the related Series Termination Date occurs) upon which final payment of such Investor Certificates will be made upon presentation and surrender of such Investor Certificates at the office or offices therein designated (which, in the case of Bearer Certificates, shall be outside the United States), (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificates at the office or offices therein specified. The Servicer's notice to the Trustee in accordance with the preceding sentence shall be accompanied by an Officer's Certificate setting forth the information specified in Article V of this Agreement covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution. The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to such Investor Certificateholders.

     (b) Notwithstanding the termination of the Trust pursuant to subsection 12.1(a) or the occurrence of the Series Termination Date with respect to any Series, all funds then on deposit in the Excess Funding Account, the Interest Funding Account, the Principal Account, the Distribution Account or any Series Account applicable to the related series shall continue to be held in trust for the benefit of the Certificateholders of the related Series and the Paying Agent or the Trustee shall pay such funds to the Certificateholders of the related Series upon surrender of their Certificates (which surrenders and payments, in the case of Bearer

                                     12-3

Certificates, shall be made only outside the United States). In the event that all of the Investor Certificateholders of any Series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice (or, in the case of Bearer Certificates, publication notice) to the remaining Investor Certificateholders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one and one half years after the second notice with respect to a Series, all the Investor Certificates of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders of such Series concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Distribution Account or any Series Account held for the benefit of such Investor Certificateholders. The Trustee and the Paying Agent shall pay to the Transferor upon request any monies held by them for the payment of principal or interest which remains unclaimed for two years. After payment to the Transferor, Investor Certificateholders entitled to the money must look to the Transferor for payment as general creditors unless an applicable abandoned property law designates another Person.

     (c) All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation shall be canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor.

     Section 12.4  Termination Rights of Holder of Exchangeable Transferor
                   -------------------------------------------------------
Certificate.  Upon the termination of the Trust pursuant to Section 12.1, and
-----------
after payment of all amounts due hereunder on or prior to such termination and the surrender of the Exchangeable Transferor Certificate, the Trustee shall execute a written reconveyance substantially in the form of Exhibit J pursuant to which it shall reconvey to the Holder of the Exchangeable Transferor Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all moneys due or to become due with respect thereto (including all amounts theretofore posted as Imputed Yield Receivables) allocable to the Trust pursuant to any Supplement, except for amounts held by the Trustee pursuant to subsection 12.3(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case prepared by the Transferor and without recourse, representation or warranty (other than a warranty that such property is conveyed free and clear of any Lien of any Person claiming by or through the Trustee) as shall be reasonably requested by the Holder of the Exchangeable Transferor Certificate to vest in such Holder all right, title and interest which the Trust had in the Receivables and other Trust Property.

                                     12-4

                                 ARTICLE XIII

                           MISCELLANEOUS PROVISIONS

     Section 13.1  Amendment.
                   ---------

     (a) This Agreement (including any Supplement) may be amended from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that such action shall not, as evidenced by an Opinion of
--------  -------
Counsel, adversely affect in any material respect the interests of any of the Investor Certifi-cateholders and such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series or class thereof; provided,
                                                                       --------
further, that such amendment shall not reduce in any manner the amount of, or
-------
delay the timing of, distributions which are required to be made on any Investor Certificate of such Series without the consent of the related Investor Certificateholder, change the definition of or the manner of calculating the interest of any Investor Certificateholder of such Series without the consent of the related Investor Certificateholder or reduce the percentage pursuant to subsection 13.1(b) required to consent to any such amendment, in each case without the consent of all such Investor Certificateholders. Additionally, this Agreement may be amended from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the Certificateholders, to add to or change any of the provisions of this Agreement to provide that Bearer Certificates may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of (or premium, if any) or any interest on Bearer Certificates to comply with the Bearer Rules, to permit Bearer Certificates to be issued in exchange for Registered Certificates (if then permitted by the Bearer Rules), to permit Bearer Certificates to be issued in exchange for Bearer Certificates of other authorized denominations or to permit the issuance of Certificates in uncertificated form.

     This Agreement and any supplement may also be amended from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the Certificateholders, for the purpose of changing the definition of Eligible Account if (i) the Transferor delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of any of the Investor Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series issued by the Trust.

     (b) This Agreement and any Supplement may also be amended from time to time by the Servicer, the Transferor and the Trustee with the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Invested Amount of each and every Series adversely affected,

                                     13-1
for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Investor Certificateholders of any Series then issued and outstanding; provided, however, that no such amendment under this subsection
                 --------  -------
shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificate of such Series without the consent of all of the related Investor Certificateholders;
(ii) change the definition of or the manner of calculating the interest of any Investor Certificateholder of such Series without the consent of the related Investor Certificateholder or (iii) reduce the aforesaid percentage required to consent to any such amendment, in each case without the consent of all such Investor Certificateholders.

     (c) Notwithstanding anything in this Section 13.1 to the contrary, the Supplement with respect to any Series may be amended on the items and in accordance with the procedures provided in such Supplement.

     (d) Promptly after the execution of any such amendment (other than an amendment pursuant to paragraph (a)), the Trustee shall furnish notification of the substance of such amendment to each Investor Certificateholder of each Series adversely affected and 60 Business Days prior to the proposed effective date for such amendment the Servicer shall furnish notification of the substance of such amendment to each Rating Agency providing a rating for such Series.

     (e) It shall not be necessary to obtain the consent of Investor Certificateholders under this Section 13.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     (f) Any Supplement executed and delivered pursuant to Section 6.9, executed in accordance with the provisions hereof, shall not be considered amendments to this Agreement for the purpose of subsections 13.1(a) and (b).

     (g) In connection with any amendment, the Trustee may request an Opinion of Counsel from the Transferor or Servicer to the effect that the amendment complies with all requirements of this Agreement. The Trustee may, but shall not be obligated to, enter into any amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

     Section 13.2  Protection of Right, Title and Interest to Trust.
                   ------------------------------------------------

     (a) The Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Certificateholders and the Trustee's right, title and interest to the Trust to be promptly recorded, registered and filed, and at all

                                     13-2
times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Certificateholders or the Trustee, as the case may be, hereunder to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 13.2(a).

     (b) Within 30 days after the Transferor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above materially misleading within the meaning of Section 9-402(7) of the UCC as in effect in the Relevant UCC State, the Transferor shall give the Trustee written notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

     (c) Each of the Transferor and the Servicer will give the Trustee prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. Each of the Transferor and the Servicer will at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

     (d) The Servicer will deliver to the Trustee on or before March 31 of each year, beginning with March 31, 1997, an Opinion of Counsel, substantially in the form of Exhibit E-1.

     Section 13.3  Limitation on Rights of Certificateholders.
                   ------------------------------------------

     (a) The death or incapacity of any Investor Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) No Investor Certificateholder shall have any right to vote (except with respect to the Investor Certificateholders as provided in Section 13.1 hereof) or in
                                     13-3
any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as members of an association; nor shall any Investor Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Certificateholder previously shall have given written notice to the Trustee, and unless the Holders of Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series which may be adversely affected but for the institution of such suit, action or proceeding, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notices request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being under-stood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificate-holders shall have the right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Certificateholders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 13.3, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 13.4  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN
                   -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 13.5  Notices.  All demands, notices and communications hereunder
                   -------
shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile to, sent by courier at or mailed by registered mail, return receipt requested, to (a) in the case of the Transferor to 500 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639,
Attention: Chief Financial Officer, with a copy to the Servicer as provided below, (b) in the case of the Servicer, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639, Attention: Chief Financial Officer, (c) in the case of the Trustee, to the Corporate Trust Office, (d) in the case of the Enhancement Provider for a particular Series, the

                                     13-4
address, if any, specified in the Supplement relating to such Series and (e) in the case of the Rating Agency for a particular Series, the address, if any, specified in the Supplement relating to such Series; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Unless otherwise provided with respect to any Series in the related Supplement any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register, or with respect to any notice required or permitted to be made to the Holders of Bearer Certificates, by publication in the manner provided in the related Supplement. If and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such Exchange shall so require, any Notice to Investor Certificateholders shall be published in an authorized newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     Section 13.6  Severability of Provisions.  If any one or more of the
                   --------------------------
covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Certificateholders thereof.

     Section 13.7  Assignment.  Notwithstanding anything to the contrary
                   ----------
contained herein, except as provided in Section 8.2, this Agreement may not be assigned by the Servicer without the prior consent of Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Invested Amount of each Series on a Series by Series basis. Upon such assignment, the Trustee shall provide prior notice to Moody's and Standard and Poor's in a prompt manner.

     Section 13.8  Certificates Non-Assessable and Fully Paid.  Except to the
                   ------------------------------------------
extent otherwise expressly provided in Section 7.4 with respect to the Transferor, it in the intention of the parties to this Agreement that the Investor Certificateholders shall not be personally liable for obligations of the Trust, that the Undivided Interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon authentication thereof by the Trustee pursuant to Sections 2.1 and 6.2 are and shall be deemed fully paid.

     Section 13.9  Further Assurances.  The Transferor and the Servicer agree to
                   ------------------
do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any

                                     13-5
financing statements or continuation statements relating to the Receivables and the other Trust Property for filing under the provisions of the UCC of any applicable jurisdiction.

     Section 13.10  No Waiver; Cumulative Remedies.  No failure to exercise and
                    ------------------------------
no delay in exercising, on the part of the Trustee, any Enhancement Provider or the Investor Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

     Section 13.11  Counterparts.  This Agreement may be executed in two or more
                    ------------
counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     Section 13.12  Third-Party Beneficiaries.  This Agreement will inure to the
                    -------------------------
benefit of and be binding upon the parties hereto, the Certificateholders and, to the extent provided in the related Supplement, to the Enhancement Provider named therein, and their respective successors and permitted assigns. Except as otherwise provided in this Article XIII, no other Person will have any right or obligation hereunder.

     Section 13.13  Actions by Certificateholders.
                    -----------------------------

     (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Investor Certificateholders, such action, notice or instruction may be taken or given by any Investor Certificate-holder, unless such provision requires a specific percentage of Investor Certificateholders.

     (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificateholder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

     (c) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or any Supplement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or

                                     13-6
instruments are delivered to the Trustee and, when required, to the Transferor or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement or any Supplement and conclusive in favor of the Trustee, the Transferor and the Servicer, if made in the manner provided in this Section.

     (d) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

     Section 13.14  Rule 144A Information.  For so long as any of the Investor
                    ---------------------
Certificates of any Series or any Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each of the Transferor, the Servicer, the Trustee and the Enhancement Provider for such Series agree to cooperate with each other to provide to any Investor Certificateholders of such Series or Class and to any prospective purchaser of Certificates designated by such an Investor Certificate-holder upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

     Section 13.15  Merger and Integration.  Except as specifically stated
                    ----------------------
otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

     Section 13.16  Headings.  The headings herein are for purposes of reference
                    --------
only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     Section 13.17  No Petition.  The Trustee, the Transferor and each
                    -----------
Certificateholder, by its acceptance of a Certificate, hereby covenant and agree that they will not at any time institute against the Transferor or the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law.

                                     13-7

     IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                       GREEN TREE FLOORPLAN FUNDING CORP.,
Transferor


                                       By:   /s/ John W. Brink
                                          --------------------
                                         Name:  John W. Brink
                                         Title: Vice President and Treasurer


                                       GREEN TREE FINANCIAL
                                       CORPORATION, Servicer


                                       By:   /s/ John W. Brink
                                          --------------------
                                         Name:  John W. Brink
                                         Title: Executive Vice President and
                                                Chief Financial Officer


                                       NORWEST BANK MINNESOTA,
                                       NATIONAL ASSOCIATION, Trustee


                                       By:   /s/ Bonnie Seideman
                                          ----------------------
                                         Name:  Bonnie Seideman
                                         Title:  Assistant Vice President

                                                                       EXHIBIT A
                                                                       ---------

                  FORM OF EXCHANGEABLE TRANSFEROR CERTIFICATE
                  -------------------------------------------

 No. 1                                                                 One Unit

                 GREEN TREE FLOORPLAN RECEIVABLES MASTER TRUST
                    FLOORPLAN RECEIVABLE TRUST CERTIFICATE

THIS CERTIFICATE WAS ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY BE SOLD ONLY PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE ACT OR AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE ACT. IN ADDITION, THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. A COPY OF THE POOLING AND SERVICING AGREEMENT WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE BY THE TRUSTEE UPON WRITTEN REQUEST.

             This Certificate represents an Undivided Interest in
             ----------------------------------------------------
               the Green Tree Floorplan Receivables Master Trust
               -------------------------------------------------

Evidencing an undivided interest in a trust, the corpus of which consists of receivables generated from time to time in the ordinary course of business from a portfolio of revolving financing arrangements (the "Accounts") of Green Tree Financial Corporation ("Green Tree" or the "Servicer") and other assets and interests constituting the Trust under the Agreement described below.

                (Not an interest in or a recourse obligation of Green Tree Financial Corporation, Green Tree Floorplan Funding Corp.
                     or any affiliate of either of them.)

     This certifies that __________________ ("_______", the "Holder" or the "Transferor," as the context requires) is the registered owner of a fractional undivided interest in the Green Tree Floorplan Receivables Master Trust (the "Trust") issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 1995; such term to include any amendment or Supplement thereto) among Green Tree Floorplan Funding Corp., as Transferor, Green Tree, as Servicer, and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee"), as supplemented by each supplement thereto existing from time to time (the "Agreement"). The corpus of the Trust consists of all of the Transferor's right, title and interest in, to and under the Trust Property (as defined in the Agreement).

     Although a summary of certain provisions of the Agreement is set forth below, this Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder by virtue of the acceptance hereof assents and by which the Holder is bound.

     This Certificate has not been registered or qualified under the Securities Act of 1933, as amended, or any state securities law. No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 6.3, 6.9 or 7.2 of the Agreement.

     This Certificate is the Exchangeable Transferor Certificate (the "Certificate"), which represents an undivided interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in the Pooling and Servicing Agreement to be paid to the Holder of the Exchangeable Transferor Certificate. The aggregate interest represented by this Certificate at any time in the Principal Receivables in the Trust shall not exceed the Transferor Interest at such time. In addition to this Certificate, Series of Investor Certificates will be issued to investors pursuant to the Pooling and Servicing Agreement, each of which will represent an Undivided Interest in the Trust. This Certificate shall not represent any interest in any Enhancement, except to the extent provided in the Pooling and Servicing Agreement. The Transferor Interest on any date of determination will mean the Transferor's right to the assets of the Trust not allocated to the Series 1995-1 Certificateholders' Interest or the interest of the holders of certificates of any future Series to the Agreement and any applicable Supplement.

     This Certificate does not represent a recourse obligation of, or any interest in, the Transferor or the Servicer. This Certificate is limited in right of payment to certain Collections respecting the Receivables, all as more specifically set forth hereinabove and in the Agreement.

     Upon the termination of the Trust pursuant to Section 12.1 of the Agreement, the Trustee shall assign and convey to the Holder of the Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, and all proceeds relating thereto. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Holder of the Certificate to vest in such Holder all right, title and interest which the Trustee had in the Receivables.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

     IN WITNESS WHEREOF, the Transferor has caused this Certificate to be duly executed.

                                            GREEN TREE FLOORPLAN
                                            FUNDING CORP.


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

Date:



                         CERTIFICATE OF AUTHENTICATION

     This is the Exchangeable Transferor Certificate referred to in the within-mentioned Agreement.

                                            NORWEST BANK MINNESOTA,
                                            NATIONAL ASSOCIATION, Trustee


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                                                      EXHIBIT B
                                                                      ---------

                             FORM OF DAILY REPORT
                             --------------------

                (The numbers included in the following form are
                       for informational purposes only)

                      GREEN TREE FLOORPLAN FUNDING CORP.

                           -------------------------

                 GREEN TREE FLOORPLAN RECEIVABLES MASTER TRUST

                           -------------------------

     The undersigned, a duly authorized representative of Green Tree Financial Corporation (the "Servicer"), as Servicer pursuant to the Pooling and Servicing Agreement dated as of December 1, 1995 (the "Pooling and Servicing Agreement") by and among Green Tree Floorplan Funding Corp. (the "Transferor"), the Servicer and Norwest Bank Minnesota, National Association, as Trustee, does hereby certify as follows:

                                (See Attached)

                                                                       EXHIBIT C
                                                                       ---------

                            FORM OF MONTHLY REPORT
                            ----------------------

                (The numbers included in the following form are
                       for informational purposes only)

                      GREEN TREE FLOORPLAN FUNDING CORP.

                           -------------------------

                 GREEN TREE FLOORPLAN RECEIVABLES MASTER TRUST

                           -------------------------

                                (See Attached)

                                                                      EXHIBIT D
                                                                      ---------

                     FORM OF ANNUAL SERVICER'S CERTIFICATE
                     -------------------------------------

                      GREEN TREE FLOORPLAN FUNDING CORP.

                           ------------------------

                 GREEN TREE FLOORPLAN RECEIVABLES MASTER TRUST

                           ------------------------

     The undersigned, a duly authorized representative of Green Tree Financial Corporation ("Green Tree"), as Servicer pursuant to the Pooling and Servicing Agreement dated as of December 1, 1995 (the "Pooling and Servicing Agreement") by and among Green Tree Floorplan Funding Corp. (the "Transferor"), Green Tree, as Servicer and Norwest Bank Minnesota, National Association, as trustee (the "Trustee") does hereby certify that:

          1.   Green Tree is Servicer under the Pooling and Servicing Agreement.

          2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

          3. This Certificate is delivered pursuant to Section 3.5 of the Pooling and Servicing Agreement.

          4. A review of the activities of the Servicer during (the period from the Closing Date until) (the twelve fiscal month period ended) __________, 19__ was conducted under our supervision.

          5. Based on such review, the Servicer has, to the best of our knowledge, fully performed all its obligations under the Pooling and Servicing Agreement throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

          6. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Pooling and Servicing Agreement, including any Supplement, known to us to have been made during such period which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default:

                        [If applicable, insert "None."]

     IN WITNESS WHEREOF, the undersigned has duly executed this certificate this ___ day of __________, ____.

                                            GREEN TREE FINANCIAL
                                            CORPORATION, as Servicer



                                            -----------------------------------
                                            Name:
                                            Title:

                                                                     EXHIBIT E-1
                                                                     -----------

                       FORM OF ANNUAL OPINION OF COUNSEL
                       ---------------------------------

     The opinion set forth below, which is to be delivered pursuant to subsection 13.2(d)(ii) of the Pooling and Servicing Agreement, may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel delivered on the Initial Closing Date with respect to similar matters.

     No filing or other action, other than such filing or action described in such opinion, is necessary from the date of such opinion through __________ of the following year to continue the perfected status of the interest of the Trust in the collateral described in the financing statements referred to in such opinion.

                                     E-1-1

                                                                     EXHIBIT E-2
                                                                     -----------


                          FORM OF OPINION OF COUNSEL
                          --------------------------

                         Provisions to be Included in
                     Opinion of Counsel Delivered Pursuant
                              to Section 13.1(g)

          (a) The Amendment to the [Pooling and Servicing Agreement] [Supplement], attached hereto as Schedule 1 (the "Amendment"), has been duly authorized, executed and delivered by the Seller and constitutes the legal, valid and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally from time to time in effect. The enforceability of the Seller's obligations is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b) The Amendment has been entered into in accordance with the terms and provisions of Section 13.1 of the Pooling and Servicing Agreement.

          (c) The Amendment will not adversely affect in any material respect the interests of the Investor Certificateholders. [Include this clause (iii) only in the case of amendments effected pursuant to Section 13.01(a) of the Pooling and Servicing Agreement.]

                                     E-2-1

                                                                     EXHIBIT E-3
                                                                     -----------


                          FORM OF OPINION OF COUNSEL
                          --------------------------

                         Provisions to be Included in
                     Opinion of Counsel Delivered Pursuant
                         to Sections 2.6 and 13.2(d)*

          The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel to Green Tree Floorplan Funding Corp. (the "Seller") delivered on any Closing Date. Capitalized terms used but not defined herein are used as defined in the Pooling and Servicing Agreement, dated as of December 1, 1995 (as amended and supplemented, the "Agreement"), among the Seller, as seller, Green Tree Financial Corporation, as servicer, and Norwest Bank Minnesota, National Association, as trustee.

          [(a) The Assignment has been duly authorized, executed and delivered by the Seller, and constitutes the valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms.]

          (b) Assuming the Receivables [in the Additional Accounts] are created under, and are evidenced solely by, Wholesale Financing Agreements and Asset-Based Financing Agreements, such Receivables will constitute "chattel paper," "accounts" or "general intangibles" as defined under Section 9-105 of the UCC. We note that the Seller has given us an Officer's Certificate to the effect that the Receivables are created under Wholesale Financing Agreements and Asset-Based Financing Agreements.

          (c) If the transfer of the Receivables [in the Additional Accounts] and all [of the related] Collateral Security to the Trust pursuant to the Pooling and Servicing Agreement constitutes a true sale of such Receivables and Collateral Security to the Trust:

               (i) with respect to such Receivables and Collateral Security in existence on the date hereof, such sale transfers all of the right, title and interest of the Seller in and to such Receivables and Collateral Security to the Trust, free and clear of any liens now existing or hereafter created, but subject to the rights of the holder of the Exchangeable Transferor Certificate and except for Liens permitted under
     Section 2.5(a) of the Agreement;



____________
* Include bracketed language only in the case of additions of Accounts effected pursuant to Section 2.6 of the Pooling and Servicing Agreement.

                                     E-3-1

            (ii) with respect to such Receivables and Collateral Security which come into existence after the date hereof, upon the creation of such Receivables and Collateral Security and the subsequent transfer of such Receivables and Collateral Security to the Trust in accordance with the Pooling and Servicing Agreement and receipt by the Seller of the consideration therefor required pursuant to the Pooling and Servicing Agreement, such sale will transfer all of the right, title and interest of the Seller in and to such Receivables and Collateral Security to the Trust free and clear of any liens but subject to the rights of the holder of the Exchangeable Transferor Certificate and except for Liens permitted under
     Section 2.5(a) of the Agreement;

and, in either case, no further action will thereafter be required under Minnesota law to protect the Trust's ownership interest in the Receivables against creditors of, or subsequent purchasers from, the Seller.

       (d) If the transfer of the Receivables and Collateral Security to the Trust pursuant to the Pooling and Servicing Agreement does not constitute a true sale of the Receivables and the Collateral Security to the Trust, then the Pooling and Servicing Agreement as amended and supplemented by the Assignment creates a valid security interest in favor of the Trustee, for the benefit of the Certificateholders, in the Seller's right, title and interest in and to the Receivables and the Collateral Security and the proceeds thereof securing the obligations of the Seller thereunder. Financing statements on Form UCC-1 having been filed in the Offices of the Secretaries of State of the State of Minnesota and [other applicable states] [and counties] and accordingly, such security interest constitutes a perfected security interest in such Receivables and the proceeds thereof subject to no prior liens (but subject to the Liens permitted by Section 2.5(a) of the Agreement), enforceable as such against creditors of, and subsequent purchasers from, the Seller, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equity principles.

                                     E-3-2

                                                                       EXHIBIT F
                                                                       ---------


            FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS
            -------------------------------------------------------
                (As required by Section 2.6 of the Receivables
                     Purchase Agreement referred to below)


          REASSIGNMENT NO. ____ OF RECEIVABLES, dated as of __________, ____, by and between GREEN TREE FLOORPLAN FUNDING CORP., as buyer (the "Buyer"), and GREEN TREE FINANCIAL CORPORATION, as seller (the "Seller"), pursuant to the Receivables Purchase Agreement referred to below.

                                  WITNESSETH

     WHEREAS the Seller and the Buyer are parties to the Receivables Purchase Agreement dated as of December 1, 1995 (as amended or supplemented, the "Receivable Purchase Agreement");

     WHEREAS, pursuant to the Receivables Purchase Agreement, the Seller wishes to remove all Receivables from certain Accounts, the Collateral Security thereof and the related Floorplan Rights (the "Removed Accounts") and to cause the Buyer to reconvey the Receivables of such Removed Accounts and such Collateral Security and Floorplan Rights, whether now existing or hereafter created, and all amounts currently held by the Buyer or thereafter received by the Trust in respect of such Removed Accounts, from the Buyer to the Seller (as each such term is defined in the Receivables Purchase Agreement); and

     WHEREAS the Buyer is willing to accept such removal and to reconvey the Receivables in the Removed Accounts, such Collateral Security and any related amounts held or received by the Trust subject to the terms and conditions hereof.

     NOW, THEREFORE, the Seller and the Buyer hereby agree as follows:

     1.   Defined Terms.  All terms defined in the Agreement and used herein
          -------------
shall have such defined meanings when used herein, unless otherwise defined herein.

     "Removal Date" shall mean, with respect to the Removed Accounts designated
      ------------
hereby, __________________.

     2.   Notice of Removed Accounts.  The Seller shall deliver to the Buyer,
          --------------------------
the Trustee, any Enhancement Providers and the Rating Agencies a computer file or microfiche or written list containing a true and complete list of the Removed

Accounts specifying for each such Account, as of the Removal Commencement Date, its account number, the aggregate amount of Receivables outstanding in such Accounts and the Designated Balance. Such list shall be marked as Schedule 1 to this Reassignment and shall be incorporated into and made a part of this Reassignment as of the Removal Date and shall amend Schedule 1 to the Receivables Purchase Agreement.

     3.   Conveyance of Receivables and Accounts.
          --------------------------------------

     (a) The Buyer does hereby transfer, assign, set over and otherwise convey to the Seller, without recourse, representation or warranty on and after the Removal Date, all right, title and interest of the Trust in, to and under all Receivables now existing at the close of business on the Removal Date and thereafter created from time to time until the termination of the Trust in Removed Accounts designated hereby, all Collateral Security thereof, the related Floorplan Rights, all monies due or to become due and all amounts received with respect thereto (Interest Receivables), all proceeds (as defined in Section 9-306 of the UCC as in effect in the State of Minnesota and Recoveries) thereof relating thereto.

     (b) If requested by the Seller, in connection with such transfer, the Buyer agrees to execute and deliver to the Seller, on or prior to the date of this Reassignment, a termination statement with respect to the Receivables existing at the close of business on the Removal Date and thereafter created from time to time and Collateral Security thereof in the Removed Accounts reassigned hereby (which may be a single termination statement with respect to all such Receivables and Collateral Security) evidencing the release by the Trust of its lien on the Receivables in the Removed Accounts and the Collateral Security, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such lien.

     4.   Acceptance by Buyer.  The Buyer hereby acknowledges that, prior to or
          -------------------
simultaneously with the execution and delivery of this Reassignment, the Seller delivered to the Buyer the computer file or such microfiche or written list described in section 2(b) of this Reassignment.

     5.   Representations and Warranties of the Seller.  The Seller hereby
          --------------------------------------------
represents and warrants to the Buyer as of the date of this Reassignment and as of the Removal Date:

     (a)  Legal, Valid and Binding Obligation.  This Reassignment constitutes a
          -----------------------------------
legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

     (b) No Pay Out Event.  The removal of the Accounts hereby removed shall
         ----------------
not, in the reasonable belief of the Seller, cause a Pay Out Event to occur or cause the Pool Balance to be less than the Minimum Aggregate Principal Receivables;

     (c) Selection Procedures.  No selection procedures believed by the Seller
         --------------------
to be adverse to the interests of the Beneficiaries were utilized in selecting the Accounts to be removed; and

     (d) True and Complete List.  The list of Removed Accounts described in
         ----------------------
Section 2(b) of this Assignment is, as of the Removal Commencement Date, true and complete in all material respects.

provided, however, that in the event that the removal on such Removal Date
--------  -------
relates solely to Ineligible Accounts, the Seller shall be deemed to make only the representations and warranties contained in paragraph 5(a) above.

     6.  Condition Precedent.  In addition to the conditions precedent set
         -------------------
forth in Section 2.6 of the Receivables Purchase Agreement, the obligation of the Buyer to execute and deliver this Reassignment is subject to the Seller having delivered on or prior to the Removal Date to the Trustee and the Buyer, any Agent, and any Enhancement Providers an Officers' Certificate certifying that (i) as of the Removal Date, all requirements set forth in Section 2.6 of the Agreement for removing such Accounts and reconveying the Receivables of such Removed Accounts, the Collateral Security and the related Floorplan Rights, whether existing at the close of business on the Removal Date or thereafter created from time to time until the termination of the Trust, have been satisfied, and (ii) each of the representations and warranties made by the Seller in Section 5 hereof is true and correct as of the date of this Reassignment and as of the Removal Date. The Buyer may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

     7.  Ratification of Agreement.  As supplemented by this Reassignment the
         -------------------------
Receivables Purchase Agreement is in all respects ratified and confirmed and the Receivables Purchase Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

     8.  Counterparts.  This Reassignment may be executed in two or more
         ------------
counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

     9.   GOVERNING LAW.  THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE
          -------------
WITH THE LAWS OF THE STATE OF MINNESOTA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the undersigned have caused this Reassignment to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                    GREEN TREE FLOORPLAN
                                    FUNDING CORP.,   Buyer

                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------


                                    GREEN TREE FINANCIAL
                                    CORPORATION, Seller


                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

                                                                       EXHIBIT G
                                                                       ---------


           FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS
           --------------------------------------------------------

                          (As required by Section 2.4
                    of the Receivables Purchase Agreement)

     ASSIGNMENT No. _____ OF RECEIVABLES IN ADDITIONAL ACCOUNTS dated as of __________, ____, between Green Tree Floorplan Funding Corp., as buyer (the "Buyer"), and Green Tree Financial Corporation, as seller (the "Seller"), pursuant to the Receivables Purchase Agreement referred to below.

                             W I T N E S S E T H:
                             -------------------

     WHEREAS the Seller and the Buyer are parties to a Receivables Purchase Agreement dated as of December 1, 1995 (as amended or supplemented, the "Receivables Purchase Agreement");

     WHEREAS, pursuant to the Receivables Purchase Agreement, the Seller wishes to designate Additional Accounts to be included as Accounts and to convey the Receivables and related Collateral Security of such Additional Accounts, whether now existing or hereafter created, to the Buyer as part of the corpus of the Trust (as each such term is defined in the Receivables Purchase Agreement); and

     WHEREAS the Buyer is willing to accept such designation and conveyance subject to the terms and conditions hereof;

     NOW, THEREFORE, the Seller and the Buyer hereby agree as follows:

     1.   Defined Terms.  All capitalized terms used herein shall have the
          -------------
meanings ascribed to them in the Receivables Purchase Agreement unless otherwise defined herein.

     "Addition Date" shall mean, with respect to the Additional Accounts
      -------------
designated hereby, __________, 19__.

     2.   Designation of Additional Accounts.  The Seller hereby delivers
          ----------------------------------
herewith a computer file or microfiche or written list containing a true and complete list of all such Additional Accounts specifying for each such Account, as of the Additional Cut-off Date, its account number, the aggregate amount of Receivables outstanding in such Account and the aggregate amount of Principal Receivables in such Account. Such file or list shall, as of the date of this Assignment, supplement Schedule 1 to the Receivables Purchase Agreement.

     3.   Conveyance of Receivables.
          -------------------------

     (a) The Seller does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided in the Receivables Purchase Agreement), to the Buyer, on the Addition Date all of its right, title and interest in, to and under the Receivables in such Additional Accounts, all Collateral Security and the related Floorplan Rights with respect thereto, owned by the Seller and existing at the close of business on the Additional Cut-off Date and thereafter created from time to time, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Minnesota and Recoveries) thereof. The foregoing sale, transfer, assignment, set-over and conveyance does not constitute and is not intended to result in the creation or an assumption by the Buyer of any obligation of the Servicer, the Seller or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation under any Financing Agreement or Floorplan Agreement, including any other obligation to any Dealer or Manufacturer.

     (b) In connection with such sale, the Seller agrees to record and file, at its own expense, a financing statement on form UCC-1 (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created for the sale of chattel paper, accounts and general intangibles (as defined in Section 9-105 or 9-106 of the UCC as in effect in any state where the Seller's or the Servicer's chief executive offices or books and records relating to the Receivables are located) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables and the Collateral Security to the Buyer, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Buyer on or prior to the Addition Date to the extent, if any, that the UCC-1 financing statements filed pursuant to Section 2.1 of the Receivables Purchase Agreement are not sufficient for such purpose. In addition, the Seller shall cause to be timely filed in the appropriate filing office any UCC-1 financing statement and continuation statement necessary to perfect any sale of Receivables to the Seller. The Buyer shall be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such sale. The parties hereto intend that the sales of Receivables effected by this Agreement be sales.

     (c) In connection with such sale, the Seller further agrees, at its own expense, on or prior to the Addition Date, to indicate in its books and records, which may include its computer files, that the Receivables created in connection with the Additional Accounts designated hereby have been sold and the Collateral Security assigned to the Buyer pursuant to this Assignment and sold to the Trust pursuant to the Pooling and Servicing Agreement for the benefit of the Certificateholders and the other Beneficiaries.

     4.   Acceptance by Buyer.  Subject to the satisfaction of the conditions
          -------------------
set forth in Section 6 of this Assignment, the Buyer hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to the Buyer pursuant to Section 3(a) of this Assignment. The Buyer further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, the Seller delivered to the Buyer the computer file or microfiche or written list relating to the Additional Accounts described in Section 2 of this Assignment.

     5.   Representations and Warranties of the Seller.  The Seller hereby
          --------------------------------------------
represents and warrants to the Buyer, on behalf of the Trust, as of the date of this Assignment and as of the Addition Date that:

     (a)  Legal, Valid and Binding Obligation.  This Assignment constitutes a
          -----------------------------------
legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

     (b)  Organization and Good Standing.  The Seller is a corporation duly
          ------------------------------
organized and validly existing and in good standing under the law of the State of Delaware and has, in all material respects, full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Assignment;

     (c)  Due Qualification.  The Seller is duly qualified to do business and,
          -----------------
where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder;

     (d)  Eligible Accounts.  Each Additional Account designated hereby is an
          -----------------
Eligible Account;

     (e)  Selection Procedures.  No selection procedures believed by the Seller
          --------------------
to be adverse to the interests of the Beneficiaries were utilized in selecting the Additional Accounts designated hereby;

     (f)  Insolvency.  As of the Notice Date and the Addition Date, the Seller
          ----------
is not insolvent nor, after giving effect to the conveyance set forth in Section 3 of this Assignment, will it have been made insolvent, nor is it aware of any pending insolvency;

     (g) Valid Transfer.  This Assignment constitutes a valid sale, transfer and
         --------------
assignment to the Buyer of all right, title and interest of the Seller in the Receivables and the Collateral Security and the proceeds thereof and upon the filing of the financing statements described in Section 3 of this Assignment with the Secretary of State of the State of Minnesota and other applicable states and counties and, in the case of the Receivables and the Collateral Security hereafter created and the proceeds thereof, upon the creation thereof, the Buyer shall have a first priority perfected ownership interest in such property, except for Liens permitted under Section 2.6(a) of the Receivables Purchase Agreement;

     (h) Due Authorization.  The execution and delivery of this Assignment and
         -----------------
the consummation of the transactions provided for or contemplated by this Assignment have been duly authorized by the Seller by all necessary corporation action on the part of the Seller;

     (i) No Conflict.  The execution and delivery of this Assignment, the
         -----------
performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it or its properties are bound;

     (j) No Violation.  The execution and delivery of this Assignment by the
         ------------
Seller, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof will not conflict with or violate any material Requirements of Law applicable to the Seller;

     (k) No Proceedings.  There are no proceedings or, to the best knowledge of
         --------------
the Seller, investigations pending or threatened against the Seller before any Governmental Authority (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Assignment, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment or (v) seeking to affect adversely the income tax attributes of the Trust under the United States federal or any State income, single business or franchise tax systems;

     (l) Record of Accounts.  As of the Addition Date, Schedule 1 to this
         ------------------
Assignment is an accurate and complete listing in all material respects of all the Additional Accounts as of the Additional Cut-off Date and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Additional Cut-off Date;

     (m)  No Liens.  Each Receivable and all Collateral Security existing on the
          --------
Addition Date has been conveyed to the Buyer free and clear of any Lien;

     (n)  All Consents Required.  With respect to each Receivable and all
          ---------------------
Collateral Security existing on the Addition Date, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of such Receivable or Collateral Security to the Buyer, the execution and delivery of this Assignment and the performance of the transactions contemplated hereby have been duly obtained, effected or given and are in full force and effect; and

     (o)  Eligible Receivables.  On the Additional Cut-off Date each Receivable
          --------------------
conveyed to the Buyer as of such date is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is conveyed to the Buyer in accordance with Section 2.8 of the Receivables Purchase Agreement.

     6.   Conditions Precedent.  The acceptance of the Trustee set forth in
          --------------------
Section 4 of this Assignment is subject to the satisfaction, on or prior to the Addition Date, of the following conditions precedent:

     (a)  Representations and Warranties.  Each of the representations and
          ------------------------------
warranties made by the Seller in Section 5 of this Assignment shall be true and correct as of the date of this Assignment and as of the Addition Date;

     (b)  Agreement.  Each of the conditions set forth in Section 2.4(b) of the
          ---------
Receivables Purchase Agreement applicable to the designation of the Additional Accounts to be designated hereby shall have been satisfied; and

     (c)  Addition Information.  The Seller shall have delivered to the Buyer
          --------------------
such information as was reasonably requested by the Buyer to satisfy itself as to the accuracy of the representation and warranty set forth in Section 5(d) of this Assignment.

     7.   Ratification of Agreement.  As supplemented by this Assignment, the
          -------------------------
Receivables Purchase Agreement is in all respects ratified and confirmed and the Receivables Purchase Agreement as so supplemented by this Assignment shall be read, taken and construed as one and the same instrument.

     8.   Counterparts.  This Assignment may be executed in two or more
          ------------
counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

     9. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the Seller and the Buyer have caused this Assignment to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                                    GREEN TREE FLOORPLAN
                                    FUNDING CORP.,  Buyer


                                    By:___________________________

                                    Name:_________________________

                                    Title:________________________


                                    GREEN TREE FINANCIAL
                                    CORPORATION,  Seller


                                    By:____________________________

                                    Name:__________________________

                                    Title:_________________________

                                                                       EXHIBIT H
                                                                       ---------

                        FORM OF AGREED UPON PROCEDURES
                        ------------------------------

The Servicer and Trustee will engage a first of nationally recognized independent public accountants (who may also render other services to the Servicer or any of its subsidiaries) to perform certain agreed-upon procedures substantially similar to the following:

1) The accountants will obtain the Master Trust schedules showing the daily amount of eligible accounts receivable activity (hereinafter referred to as the "Daily Report") for five days within the period and compare amounts set forth on the Daily Report representing sales, returns, cash collections, exchanges, allowances and bad debt charge offs with the corresponding amounts set forth in the Servicer's accounts receivable reports and verify the mathematical accuracy of the Daily Report.

2) For five days within the period, the accountants will compare the cash collections appearing on the Servicer's accounts receivable reports to an entry on the relevant Daily Report. The accountants will compare the cash transfers indicated on the Daily Reports to entries on the relevant Master Trust bank statements.

3) The accountants will compare the aggregate Dealer balances in the "current" and "90 days and over" categories as reflected on the monthly Settlement Statement to the corresponding amounts set ford in the Servicer's accounts receivable aging reports as of three month-ends within the period.

4) For five weekly periods, the accountants will compare beginning and ending total receivables balances on the Servicer's accounts receivable reports with the corresponding balances on the corresponding Daily Report and will verify the mathematical accuracy of the calculation of beginning and ending principal receivable balances and beginning and ending imputed yield receivable balances.

5) For five days within the period, the accountants will recompute the daily allocation of Principal, Finance Charge and Imputed Yield collections to each series based upon information appearing on the Daily Reports.

6) For monthly Settlement Statement during the period, the accountants will compare the information appearing therein to the information appearing in the corresponding Daily Reports.

7)   The public accountants will inquire as to changes in the Discount Factor.

                                                                       EXHIBIT I
                                                                       ---------

                      FORM OF RECONVEYANCE OF RECEIVABLES
                      -----------------------------------

     RECONVEYANCE OF RECEIVABLES, dated as of __________, 19__ by and between GREEN TREE FLOORPLAN FUNDING CORP., a corporation organized and existing under the laws of the State of Delaware (the "Transferor"), and Norwest Bank Minnesota, National Association, a national banking association (the "Trustee") pursuant to the Pooling and Servicing Agreement referred to below.

                             W I T N E S S E T H:

     WHEREAS, the Transferor and the Trustee are parties to the Pooling and Servicing Agreement dated as of December 1, 1995 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement") by and among the Transferor, Green Tree Financial Corporation as Servicer, and the Trustee;

     WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferor wishes to cause the Trustee to reconvey all of the Receivables and proceeds thereof, whether now existing or hereafter created, from the Trust to the Transferor pursuant to the terms of Section 12.4 of the Pooling and Servicing Agreement upon termination of the Trust pursuant to subsection 12.1(a) of the Pooling and Servicing Agreement (as each such term is defined in the Pooling and Servicing Agreement);

     WHEREAS, the Trustee is willing to reconvey the Receivables subject to the terms and conditions hereof;

     NOW THEREFORE, the Transferor and the Trustee hereby agree as follows:


     1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

     "Reconveyance Date" shall mean __________, 19__.

     2. Return of Lists of Receivables. The Trustee shall deliver to the Transferor or the bailee of the Transferor, not later than three Business Days after the Reconveyance Date, each and every computer file or microfiche list of Receivables delivered to the Trustee pursuant to the terms of the Pooling and Servicing Agreement.

     3. Conveyance of Receivables. (a) The Trustee does hereby reconvey to the Transferor, without recourse, representation or warranty, on and after the Reconveyance Date, all right, title and interest of the Trust in and to each and every

Receivable now existing and hereafter created, all monies due or to become due with respect thereto (including all Imputed Yield Receivables), all proceeds (as defined in Section 9-306 of the UCC as in effect in the Relevant UCC State) of such Receivables, except for amounts, if any, held by the Trustee pursuant to subsection 12.3(b) of the Pooling and Servicing Agreement.

     (b) In connection with such transfer, the Trustee agrees to execute and deliver to the Transferor on or prior to the date of this Reconveyance, such UCC termination statements as the Transferor may reasonably request, evidencing the release by the Trust of its lien on the Receivables.

     4. Counterparts. This Reconveyance may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     5. Governing Law. THIS RECONVEYANCE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

     IN WITNESS WHEREOF, the undersigned have caused this Reconveyance of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                    GREEN TREE FLOORPLAN
                                    FUNDING CORP.


                                    By:_________________________________

                                    Name:_______________________________

                                    Title:______________________________


                                    NORWEST BANK MINNESOTA,
                                    NATIONAL ASSOCIATION

                                    By:_________________________________

                                    Name:_______________________________

                                    Title:______________________________

                                                                      SCHEDULE 1
                                                                      ----------

                               LIST OF ACCOUNTS
                               ----------------